FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-02

Free Writing Prospectus
Structural and Collateral Term Sheet
$1,087,504,578
(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

$937,972,000
(Approximate Aggregate Principal Balance of Offered Certificates)

WFRBS Commercial Mortgage Trust 2014-C24
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

Wells Fargo Bank, National Association
Rialto Mortgage Finance, LLC
Liberty Island Group I LLC
The Royal Bank of Scotland
C-III Commercial Mortgage LLC
Basis Real Estate Capital II, LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2014-C24

October 20, 2014

WELLS FARGO SECURITIES	RBS
Co-Lead Manager and Co-Bookrunner	Co-Lead Manager and Co-Bookrunner
Deutsche Bank Securities Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities.  These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.  None of Wells Fargo Securities, LLC (“WFS”), RBS Securities Inc. (“RBSSI”), Deutsche Bank Securities Inc. or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.  In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Institutional Securities, LLC, a member of FINRA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC carries and provides clearing services for Wells Fargo Institutional Securities, LLC customer accounts. Wells Fargo Securities, LLC, Wells Fargo Institutional Securities, LLC, and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

RBS is a trade name for the investment banking business of RBSSI.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates.  Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates.  RBSSI is a member of SIPC, FINRA and the NYSE.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C24	Certificate Structure

I.	Certificate Structure
	Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
	Offered Certificates
	A-1	AAAsf/AAA(sf)/Aaa(sf)	$34,202,000	30.000%	(7)	2.86	12/14 – 9/19	44.1%	14.4%
	A-2	AAAsf/AAA(sf)/Aaa(sf)	$55,254,000	30.000%	(7)	4.95	9/19 – 11/19	44.1%	14.4%
	A-3	AAAsf/AAA(sf)/Aaa(sf)	$86,298,000	30.000%	(7)	6.91	10/21 – 10/21	44.1%	14.4%
	A-4	AAAsf/AAA(sf)/Aaa(sf)	$240,000,000	30.000%	(7)	9.81	7/24 – 9/24	44.1%	14.4%
	A-5	AAAsf/AAA(sf)/Aaa(sf)	$286,297,000	30.000%	(7)	9.89	9/24 – 10/24	44.1%	14.4%
	A-SB	AAAsf/AAA(sf)/Aaa(sf)	$59,202,000	30.000%	(7)	7.33	11/19 – 7/24	44.1%	14.4%
	A-S(8)	AAAsf/AAA(sf)/Aa1(sf)	$99,234,000	20.875%	(7)	9.91	10/24 – 10/24	49.9%	12.7%
	X-A	AAAsf/AAA(sf)/NR	$860,487,000(9)	N/A	Variable(10)	N/A	N/A	N/A	N/A
	X-B	NR/AAA(sf)/NR	$149,532,000(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
	B(8)	AA-sf/AA-(sf)/Aa3(sf)	$44,860,000	16.750%	(7)	9.93	10/24 – 11/24	52.4%	12.1%
	C(8)	A-sf/A-(sf)/A3(sf)	$32,625,000	13.750%	(7)	9.99	11/24 – 11/24	54.3%	11.7%
	PEX(8)	A-sf/A-(sf)/A1(sf)	$176,719,000	13.750%	(7)	9.93	10/24 – 11/24	54.3%	11.7%
	Non-Offered Certificates
	X-C	BBsf/BB(sf)/NR	$21,750,000(13)	N/A	Variable(14)	N/A	N/A	N/A	N/A
	X-D	Bsf/B(sf)/NR	$12,235,000(15)	N/A	Variable(16)	N/A	N/A	N/A	N/A
	X-E	NR/NR/NR	$43,500,577(17)	N/A	Variable(18)	N/A	N/A	N/A	N/A
	D	BBB-sf/BBB-(sf)/NR	$72,047,000	7.125%	(7)	9.99	11/24 – 11/24	58.5%	10.9%
	E	BBsf/BB(sf)/NR	$21,750,000	5.125%	(7)	9.99	11/24 – 11/24	59.8%	10.6%
	F	Bsf/B(sf)/NR	$12,235,000	4.000%	(7)	9.99	11/24 – 11/24	60.5%	10.5%
	G	NR/NR/NR	$43,500,577	0.000%	(7)	9.99	11/24 – 11/24	63.0%	10.1%
	Non-Offered Private Loan-Specific Certificates
	SJ-A	NR/NR/Aa3	$34,400,000	N/A	(19)	9.83	9/24 – 9/24	N/A	N/A
	X-SJ	NR/NR/Aa3	$34,400,000(20)	N/A	Variable(21)	N/A	N/A	N/A	N/A
	SJ-B	NR/NR/A3	$28,400,000	N/A	(19)	9.83	9/24 – 9/24	N/A	N/A
	SJ-C	NR/NR/Baa3	$30,400,000	N/A	(19)	9.83	9/24 – 9/24	N/A	N/A
	SJ-D	NR/NR/Ba3	$53,300,000	N/A	(19)	9.83	9/24 – 9/24	N/A	N/A
Notes:
(1)
The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”) which the depositor hired to rate the offered certificates.  One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the offered certificates.  We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates.  The ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and Class X-B certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Certificates Have Substantial Limitations” and “Ratings” in the free writing prospectus, dated October 20, 2014 (the “Free Writing Prospectus”). Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(2)
The principal balances and notional amounts set forth in the table are approximate.  The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans (and, in the case of the loan specific certificates, the trust subordinate companion loan), which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in the Free Writing Prospectus.

(3)
The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates in the aggregate.  The percentage indicated under the column “Approx. Initial Credit Support” with respect to the Class C Certificates and the Class PEX Certificates represents the approximate credit support for the Class C regular interest, which will have an initial outstanding principal balance on the closing date of $32,625,000. The Class SJ-A, X-SJ, SJ-B, SJ-C and SJ-D certificates will not provide credit support to any other class of certificates except to the extent of the subordination of the trust subordinate companion loan (in which the Class SJ-A, X-SJ, SJ-B, SJ-C and SJ-D certificates each represent an interest) to the St. Johns Town Center mortgage loan included in the mortgage pool.  The approximate initial credit support percentage for each class of pooled certificates does not include the subordination provided by the trust subordinate companion loan.

(4)
Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described in Annex B to the Free Writing Prospectus.

(5)
The Certificate Principal to Value Ratio for each Class of Certificates (other than (x) the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, (y) the Exchangeable Certificates and (z) the Private Loan-Specific Certificates) is calculated by dividing the aggregate principal balance of such class of certificates and all classes of certificates (other than the Exchangeable Certificates), if any, that are senior to such class, by the aggregate appraised value of approximately $1,726,135,271 (calculated as described in the Free Writing Prospectus) of the mortgaged properties securing the mortgage loans (excluding, with respect to each loan combination, a pro rata portion of the related appraised value allocated to the related pari passu companion loans based on their cut-off date principal balance). The Certificate Principal to Value Ratios for each of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates are calculated by dividing the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates by such aggregate appraised value (excluding, with respect to each loan combination, a pro rata portion of the related appraised value allocated to the related pari passu companion loans based on their cut-off date principal balance).  The Certificate Principal to Value Ratio for each of the Class A-S, B and C Certificates is calculated by dividing the aggregate principal balance of the Class A-S regular interest, the Class B regular interest or the Class C regular interest, as applicable, and all other classes of certificates (other than the Exchangeable Certificates) and the regular interests that are senior to such class, by such aggregate appraised value (excluding, with respect to each loan combination, a pro rata portion of the related appraised value allocated to the related pari passu companion loans based on their cut-off date principal balance).  The Certificate Principal to Value Ratio of the Class PEX Certificates is equal to the Certificate Principal to Value Ratio of the Class C Certificates.  In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C24	Certificate Structure

(6)
The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than (x) the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, (y) the Exchangeable Certificates and (z) the Private Loan-Specific Certificates) is calculated by dividing the underwritten net operating income (which excludes, with respect to each loan combination, a pro rata portion of the related underwritten net operating income allocated to the related pari passu companion loans based on their cut-off date principal balance) for the mortgage pool of approximately $109,695,163 (calculated as described in the Free Writing Prospectus) by the aggregate certificate principal balance of such class of certificates and all classes of certificates (other than the Exchangeable Certificates), if any, that are senior to such class of certificates.  The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates is calculated by dividing such mortgage pool underwritten net operating income (which excludes, with respect to each loan combination, a pro rata portion of the related underwritten net operating income allocated to the related pari passu companion loans based on their cut-off date principal balance) by the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates.  The Certificate Principal U/W NOI Debt Yield for each of the Class A-S, B and C Certificates is calculated by dividing the underwritten net operating income (which excludes, with respect to each loan combination, a pro rata portion of the related underwritten net operating income allocated to the related pari passu companion loans based on their cut-off date principal balance) for the mortgage pool of approximately $109,695,163 (calculated as described in the Free Writing Prospectus) by the aggregate principal balance of the Class A-S regular interest, the Class B regular interest or the Class C regular interest, as applicable, and all other classes of certificates (other than the Exchangeable Certificates) and the regular interests that are senior to such class.  The Certificate Principal U/W NOI Debt Yield of the Class PEX Certificates is equal to the Certificate Principal U/W NOI Debt Yield for the Class C Certificates.  In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(7)
The pass-through rates for the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, D, E, F and G Certificates in each case will be one of the following:  (i) a fixed rate per annum, (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis. The Class PEX Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PEX Components. The pass-through rate for the Class A-S Certificates, the Class A-S regular interest and the Class PEX Component A-S will, at all times, be the same.  The pass-through rate for the Class B Certificates, the Class B regular interest and the Class PEX Component B will, at all times, be the same.  The pass-through rate for the Class C Certificates, the Class C regular interest and the Class PEX Component C will, at all times, be the same.

(8)
The Class A-S, B, C and PEX Certificates are “Exchangeable Certificates”.  On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, B and C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $99,234,000, $44,860,000 and $32,625,000, respectively.  The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C and PEX Certificates.  The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests.  Each class of the Class A-S, B and C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the regular interest with the same alphabetical class designation.  The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, B and C regular interests and which portions of those regular interests are referred to in this Term Sheet as the Class PEX Component A-S, Class PEX Component B and Class PEX Component C (collectively, the “Class PEX Components”).  Following any exchange of Class A-S, B and C Certificates for Class PEX Certificates or any exchange of Class PEX Certificates for Class A-S, B and C Certificates as described in the Free Writing Prospectus, the percentage interest of the outstanding certificate principal balances of the Class A-S, B and C regular interest that is represented by the Class A-S, B, C and PEX Certificates will be increased or decreased accordingly.  The initial certificate principal balance of each of the Class A-S, B and C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange.  The initial certificate principal balance of the Class PEX Certificates is equal to the aggregate of the initial certificate principal balance of the Class A-S, B and C Certificates and represents the maximum certificate principal balance of the Class PEX Certificates that could be issued in an exchange.  The certificate principal balances of the Class A-S, B and C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PEX Certificates issued on the closing date.  Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus.  The maximum certificate principal balance of the Class PEX Certificates is set forth in the table but is not included in the certificate principal balance of the certificates set forth on the cover page of this Term Sheet or on the top of the cover page of the Free Writing Prospectus.

(9)
The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S regular interest outstanding from time to time (without regard to any exchange of Class A-S, B and C Certificates for Class PEX Certificates).  The Class X-A Certificates will not be entitled to distributions of principal.

(10)
The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S regular interest for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)
The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate principal balance of the Class B and C regular interests and the Class D Certificates outstanding from time to time.  The Class X-B Certificates will not be entitled to distributions of principal.

(12)
The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and C regular interests and the Class D Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)
The Class X-C Certificates are notional amount certificates. The Notional Amount of the Class X-C Certificates will be equal to the principal balance of the Class E Certificates outstanding from time to time.  The Class X-C Certificates will not be entitled to distributions of principal.

(14)
The pass-through rate for the Class X-C Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(15)
The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the principal balance of the Class F Certificates outstanding from time to time.  The Class X-D Certificates will not be entitled to distributions of principal.

(16)
The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(17)
The Class X-E Certificates are notional amount certificates. The Notional Amount of the Class X-E Certificates will be equal to the principal balance of the Class G Certificates outstanding from time to time. The Class X-E Certificates will not be entitled to distributions of principal.

(18)
The pass-through rate for the Class X-E Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(19)
The pass-through rates for the Class SJ-A, SJ-B, SJ-C and SJ-D Certificates in each case will be one of the following:  (i) a fixed rate per annum, (ii) the net mortgage interest rate on the trust subordinate companion loan for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the net mortgage interest rate on the trust subordinate companion loan for the related distribution date or (iv) a variable rate per annum equal to the net mortgage interest rate on the trust subordinate companion loan for the related distribution date minus a specified percentage. For purposes of the calculation of the net mortgage interest rate on the trust subordinate companion loan for each distribution date, the mortgage interest rate will be adjusted as necessary to a 30/360 basis.

(20)
The Class X-SJ Certificates are notional amount certificates.  The Notional Amount of the Class X-SJ Certificates will be equal to the principal balance of the Class SJ-A Certificates outstanding from time to time.  The Class X-SJ Certificates will not be entitled to distributions of principal.

(21)
The pass-through rate for the Class X-SJ Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the net mortgage interest rate on the trust subordinate companion loan for the related distribution date (adjusted as necessary to a 30/360 basis), over (b) the pass-through rate on the Class SJ-A Certificates for the related distribution date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C24	Issue Characteristics

II.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Wells Fargo Bank, National Association(1)	31	42	$565,556,884	52.0%
Rialto Mortgage Finance, LLC	23	24	204,821,515	18.8
Liberty Island Group I LLC	11	15	120,345,376	11.1
The Royal Bank of Scotland(2)	8	14	105,175,067	9.7
C-III Commercial Mortgage LLC	10	11	54,734,992	5.0
Basis Real Estate Capital II, LLC	3	3	36,870,744	3.4
Total	86	109	$1,087,504,578	100.0%

(1)
With respect to the St. Johns Town Center loan combination, Wells Fargo Bank, National Association will also sell the related trust subordinate companion loan to the depositor, which will be an asset of the issuing entity, but will not be included in the mortgage pool.

(2)	The mortgage loan seller referred to herein as The Royal Bank of Scotland is comprised of two affiliated companies: The Royal Bank of Scotland plc and RBS Financial Products Inc. With respect to the mortgage loans being sold to the trust by The Royal Bank of Scotland: (a) three (3) of the mortgage loans, having a cut-off date principal balance of $55,189,141 and representing approximately 5.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated by and are being sold to the trust only by The Royal Bank of Scotland plc and (b) five (5) of the mortgage loans, having an aggregate cut-off date principal balance of $49,985,926 and representing approximately 4.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated by and are being sold to the trust only by RBS Financial Products Inc.

Loan Pool:

Cut-off Date Balance:	$1,087,504,578
Number of Mortgage Loans:	86
Average Cut-off Date Balance per Mortgage Loan:	$12,645,402
Number of Mortgaged Properties:	109
Average Cut-off Date Balance per Mortgaged Property(1):	$9,977,106
Weighted Average Mortgage Interest Rate:	4.424%
Ten Largest Mortgage Loans as % of Cut-off Date Pool Balance:	46.2%
Weighted Average Original Term to Maturity or ARD (months):	114
Weighted Average Remaining Term to Maturity or ARD (months):	113
Weighted Average Original Amortization Term (months)(2):	354
Weighted Average Remaining Amortization Term (months)(2):	354
Weighted Average Seasoning (months):	1

(1)
Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.88x
Weighted Average U/W Net Operating Income Debt Yield(1):	10.7%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	62.9%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	56.6%
% of Mortgage Loans with Additional Subordinate Debt:	10.3%
% of Mortgage Loans with Single Tenants(2):	3.9%
(1)	In the case of each of the St. Johns Town Center mortgage loan, the Gateway Center Phase II mortgage loan and the Crossings at Corona mortgage loan, with respect to each of which the related mortgaged property also secures one or more pari passu companion loan(s) and, in the case of the St. Johns Town Center mortgage loan, a related trust subordinate companion loan, the debt service coverage ratio, the loan-to-value ratio and debt yield information is generally presented in a manner that takes account of that mortgage loan and its related pari passu companion loan(s) but does not take into account the trust subordinate companion loan. See Annex A-1 to the Free Writing Prospectus. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of any mortgage loan.
(2)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C24	Issue Characteristics

Loan Structural Features:

Amortization: Based on the Cut-off Date Pool Balance, 70.1% of the mortgage pool (74 mortgage loans) has scheduled amortization, as follows:

23.2% (40 mortgage loans) requires amortization during the entire loan term;

46.9% (34 mortgage loans) provides for an interest-only period followed by an amortization period.

Interest-Only: Based on the Cut-off Date Pool Balance, 29.9% of the mortgage pool (12 mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans is 49.6% and 2.77x, respectively.

Hard Lockboxes: Based on the Cut-off Date Pool Balance, 49.5% of the mortgage pool (21 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	71.8% of the pool
Insurance:	38.2% of the pool
Capital Replacements:	70.0% of the pool
TI/LC:	57.0% of the pool(1)
(1)  The percentage of Cut-off Date Balance for loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, retail, industrial and mixed use properties.

Call Protection/Defeasance: Based on the Cut-off Date Pool Balance, the mortgage pool has the following call protection and defeasance features:

92.5% of the mortgage pool (79 mortgage loans) features a lockout period, then defeasance only until an open period;

7.5% of the mortgage pool (7 mortgage loans) features a lockout period, then the greater of yield maintenance or a prepayment premium until an open period;

Please refer to Annex A-1 to the Free Writing Prospectus for further description of individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C24	Issue Characteristics

III.   Issue Characteristics

Securities Offered:
$937,972,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of twelve classes (Classes A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, PEX, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC.

Mortgage Loan Sellers:
Wells Fargo Bank, National Association (“WFB”); Rialto Mortgage Finance, LLC (“RMF”); Liberty Island Group I LLC (“LIG I”); The Royal Bank of Scotland (“RBS”); C-III Commercial Mortgage LLC (“CIIICM”); and Basis Real Estate Capital II, LLC (“Basis”).

Co-lead Bookrunning Managers:	Wells Fargo Securities, LLC and RBS Securities Inc.

Co-Manager:	Deutsche Bank Securities Inc.

Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Rialto Capital Advisors, LLC

Additional Primary Servicer:	Prudential Asset Resources, Inc.

Certificate Administrator:	Wells Fargo Bank, National Association

Trustee:	Wilmington Trust, National Association

Trust Advisor:	Pentalpha Surveillance LLC

Initial Majority Subordinate Certificateholder:	Rialto CMBS IV, LLC or another affiliate of Rialto Capital Advisors, LLC

Cut-off Date:
The Cut-off Date with respect to each mortgage loan and the trust subordinate companion loan is the due date for the monthly debt service payment that is due in November 2014 (or, in the case of any mortgage loan that has its first due date in December 2014, the date that would have been its due date in November 2014 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Closing Date:	On or about November 18, 2014.

Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in December 2014.

Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in December 2014.

Rated Final Distribution Date:	The Rated Final Distribution Date for the Offered Certificates and the Non-Offered Certificates is the Distribution Date in November 2047.

Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

Minimum Denominations:
$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

Clean-up Call:	1%

Delivery:	DTC, Euroclear and Clearstream Banking

ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

Bond Analytics Information:
The Certificate Administrator will be authorized to make distribution date settlements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc and CMBS.com, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C24	Characteristics of the Mortgage Pool

IV.          Characteristics of the Mortgage Pool(1)
A. Ten Largest Mortgage Loans
Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Property Type	Number of SF, Rooms or Units	Cut-off Date Balance Per SF, Room or Unit ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
WFB	St. Johns Town Center	Jacksonville	FL	1 / 1	$103,500,000	9.5%	Retail	981,157	$207	26.8%	26.8%	3.81x	15.4%
WFB	Two Westlake Park	Houston	TX	1 / 1	91,000,000	8.4	Office	450,154	202	73.4	69.6	1.37	9.0
WFB	Gateway Center Phase II	Brooklyn	NY	1 / 1	75,000,000	6.9	Retail	602,164	498	66.5	66.5	1.75	7.8
WFB	Crossings at Corona	Corona	CA	1 / 1	70,000,000	6.4	Retail	834,075	174	65.3	56.9	1.27	8.2
RBS	Hilton Biltmore Park	Asheville	NC	1 / 1	31,700,000	2.9	Hospitality	165	192,121	71.6	59.7	1.55	10.8
WFB	CTO NNN Portfolio	Various	Various	1 / 6	30,000,000	2.8	Retail	266,764	112	63.3	63.3	2.28	10.3
Basis	260 Peachtree Street	Atlanta	GA	1 / 1	26,370,744	2.4	Office	295,125	89	68.0	55.6	1.42	10.4
RMF	Bend River Promenade	Bend	OR	1 / 1	26,100,000	2.4	Retail	252,147	104	75.0	68.7	1.38	9.0
RMF	Crystal Lake Apartments	Miami Gardens	FL	1 / 1	25,500,000	2.3	Multifamily	490	52,041	73.0	67.2	1.36	9.0
WFB	WPC Self Storage Portfolio V	Various	Various	1 / 6	23,000,000	2.1	Self Storage	407,626	56	64.5	58.9	1.48	9.2
Top Three Total/Weighted Average				3 / 3	$269,500,000	24.8%				53.6%	52.3%	2.41x	11.1%
Top Five Total/Weighted Average				5 / 5	$371,200,000	34.1%				57.3%	53.8%	2.12x	10.5%
Top Ten Total/Weighted Average				10 / 20	$502,170,744	46.2%				60.3%	56.2%	1.99x	10.3%
Non-Top Ten Total/Weighted Average				76 / 89	$585,333,834	53.8%				65.1%	57.0%	1.79x	11.0%
(1)
With respect to the St. Johns Town Center mortgage loan, the Gateway Center Phase II mortgage loan and the Crossings at Corona mortgage loan, each of which has one or more pari passu companion loans, and, in the case of the St. Johns Town Center mortgage loan, also has a related trust subordinate companion loan, Cut-off Date Balance per square foot, loan-to-value ratios, debt service coverage ratio and debt yield calculations include the related pari passu companion loans (unless otherwise stated) but do not include the related trust subordinate companion loan.  With respect to each Mortgage Loan, debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of any mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C24	Characteristics of the Mortgage Pool

B. Summary of Pari Passu Split Loan Structures

Property Name	Mortgage Loan Seller	Related Notes in Loan Group (Original Balance)	Holder of Note	Whether Note is Lead Servicing for the Entire Loan Combination	Current Master Servicer Under Related Securitization Servicing Agreement	Current Special Servicer Under Related Securitization Servicing Agreement
St. Johns Town Center(1)	WFB	$103,500,000	WFRBS 2014-C24	Yes(2)	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	WFB	$100,000,000	(3)	No	TBD	TBD
Gateway Center Phase II	WFB	$75,000,000	WFRBS 2014-C24	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	GACC	$120,000,000	(4)	(4)	TBD	TBD
	GACC	$105,000,000	(5)	No	TBD	TBD
Crossings at Corona	WFB	$70,000,000	WFRBS 2014-C24	No	Wells Fargo Bank, National Association	TBD
	WFB	$75,000,000	WFRBS 2014-C23	Yes	Wells Fargo Bank, National Association	CWCapital Asset Management, LLC
(1)	St. Johns Town Center also includes a trust subordinate companion loan. See “C. Mortgage Loans with Additional Secured and Mezzanine Financing” below.
(2)
The St. Johns Town Center note included in the trust fund and the related trust subordinate companion loan note, which is an asset of the trust fund but not part of the mortgage pool, together constitute the lead servicing note for the St. Johns Center loan combination.

(3)
The related pari passu companion loan Notes A-4, A-5 and A-6 are currently held by the mortgage loan seller for the mortgage loan included in WFRBS 2014-C24 and are expected to be contributed to a future securitization. No assurance can be provided that Notes A-4, A-5 and A-6 will not be split further.

(4)
The related pari passu companion loan Note A-1 is currently held by German American Capital Corporation and is expected to be contributed to COMM 2014-CCRE20.  The Gateway Center Phase II loan combination is expected to be primary serviced under the COMM 2014-CCRE20 pooling and servicing agreement, subject to the terms of the Gateway Center Phase II intercreditor agreement.

(5)
The related pari passu companion loan Note A-3 is currently held by German American Capital Corporation and is expected to be contributed to a future securitization. No assurance can be provided that Note A-3 will not be split further.

C. Mortgage Loans with Additional Secured and Mezzanine Financing
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut- off Date U/W NOI Debt Yield (%)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)	Total Debt Cut-off Date LTV Ratio (%)
1	WFB	St. Johns Town Center(2)	$103,500,000	9.5%	$146,500,000	$0	3.819%	3.81x	2.22x	15.4%	8.9%	26.8%	46.1%
39	RMF	Chicago Garage Portfolio	8,300,000	0.8	0	2,700,000	6.922	1.54	0.88	9.8	7.4	63.4	84.0
Total/Weighted Average			$111,800,000	10.3%	$146,500,000	$2,700,000	3.914%	3.64x	2.12x	15.0%	8.8%	29.5%	48.9%
(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.
(2)	St. Johns Town Center includes a trust subordinate companion loan which is an asset of the issuing entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C24	Characteristics of the Mortgage Pool

D.           Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Previous Securitization
1	WFB	St. Johns Town Center	Jacksonville	FL	Retail	$103,500,000	9.5%	CSFB 2005-C5 (Phase I)
4	WFB	Crossings at Corona	Corona	CA	Retail	70,000,000	6.4	COMM 2004-LB4A & WBCMT 2005-C21
7	Basis	260 Peachtree Street	Atlanta	GA	Office	26,370,744	2.4	BACM 2006-2
8	RMF	Bend River Promenade	Bend	OR	Retail	26,100,000	2.4	BSCMS 2007-PWR17
11	RMF	WallyPark-Philadelphia	Tinicum Township	PA	Other	22,100,000	2.0	BSCMS 2006-PWR12
12	RMF	Greenwich Center	Greenwich Township	NJ	Retail	20,000,000	1.8	JPMCC 2012-C6
14	WFB	Topanga & Victory Office	Woodland Hills	CA	Office	19,300,000	1.8	WBCMT 2005-C18
19	LIG I	Cross Pointe	Centerville	OH	Retail	16,471,738	1.5	JPMCC 2004-CBX
24.01	LIG I	Intown Lofts	Atlanta	GA	Mixed Use	5,411,700	0.5	MLMT 2005-CKI1
33	CIIICM	Paradise Park	Pharr	TX	Manufactured Housing Community	9,000,000	0.8	LBUBS 2006-C6
34	RMF	Paraiso Apartments	Hayward	CA	Multifamily	8,800,000	0.8	GNR 2004-67
37	RMF	PGA Commons Parcel 3 East	Palm Beach Gardens	FL	Mixed Use	8,400,000	0.8	LBUBS 2004-C7
40	CIIICM	Summer Trace Apartments	Shreveport	LA	Multifamily	7,491,161	0.7	COMM 2005-C6
46	WFB	Palms To Pines Shopping Center	Palm Desert	CA	Retail	6,300,000	0.6	CSMC 2006-C3
47	WFB	Aliso Viejo Town Center	Aliso Viejo	CA	Mixed Use	6,292,305	0.6	JPMCC 2005-CB11
54	WFB	Peters Town Center	McMurray	PA	Mixed Use	5,500,000	0.5	GSMS 2005-GG4
62	RMF	Palms Plaza	Tampa	FL	Retail	4,339,413	0.4	LBUBS 2006-C1
63	WFB	110 Miller Avenue	Ann Arbor	MI	Office	4,289,707	0.4	BSCMS 2005-PWR7
64	CIIICM	Interstate Secure Storage & Stor-N-Lok	Colorado Springs	CO	Self Storage	4,260,000	0.4	JPMCC 2004-CBX
66	CIIICM	Liberty Gray Plaza	Jacksonville	FL	Industrial	4,125,000	0.4	LBUBS 2007-C7
74	RMF	Dogwood Apartments	Chillicothe	OH	Multifamily	3,092,994	0.3	CSFB 2005-C2
	Total					$381,144,763	35.0%
(1)
The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database.  While the above mortgage loans may have been securitized multiple times in prior transactions, mortgage loans are only listed in the above chart if the mortgage loan in this securitization paid off a mortgage loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C24	Characteristics of the Mortgage Pool

E.           Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-2 Certificate Principal Balance (%)(2)	SF/ Rooms/ Pads/ Units	Loan per SF / Room/ Pad/Unit ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
17	WFB	Central Business Park - Spokane	WA	Industrial	$17,800,000	1.6%	$16,881,419	30.6%	508,156	$35	1.49x	9.3%	71.2%	67.5%	23	59
31	LIG I	American Leather	TX	Industrial	9,100,000	0.8	8,314,946	15.0	250,000	36	2.22	14.9	46.9	42.9	0	60
32	WFB	Kmart - Metairie	LA	Retail	9,000,000	0.8	7,829,511	14.2	107,806	83	1.42	9.6	54.5	47.5	0	60
52	Basis	Hampton Inn - Tampa	FL	Hospitality	5,600,000	0.5	5,156,569	9.3	80	70,000	1.67	12.0	70.0	64.5	0	60
57	RMF	Tri-State Plaza	OH	Retail	5,070,000	0.5	4,547,996	8.2	108,727	47	1.40	12.9	65.0	58.3	0	60
65	WFB	McPherson Place	TX	Retail	4,194,949	0.4	3,840,874	7.0	10,000	419	1.41	9.1	74.9	68.6	0	59
78	WFB	Mini U Storage Crowley	TX	Self Storage	2,600,000	0.2	2,466,762	4.5	59,045	44	1.87	11.4	56.5	53.6	22	58
83	WFB	Harmony MHC	OH	Manufactured Housing Community	1,900,000	0.2	1,900,000	3.4	125	15,200	3.62	14.6	48.1	48.1	59	59
86	CIIICM	Annex Mini Storage	LA	Self Storage	1,552,500	0.1	1,441,037	2.6	61,860	25	1.38	10.0	75.0	69.6	0	60
Total/Weighted Average					$56,817,449	5.2%	$52,379,115	94.8%			1.69x	11.1%	62.9%	58.1%	10	59

(1)
The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Mortgage Loan Balance at Maturity divided by the initial Class A-2 Certificate Principal Balance.

Class A-3(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-3 Certificate Principal Balance (%)(2)	SF/ Rooms/ Pads/ Units	Loan per SF /Room/ Pad/Unit ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
2	WFB	Two Westlake Park	TX	Office	$91,000,000	8.4%	$86,298,005	100.0%	450,154	$202	1.37x	9.0%	73.4%	69.6%	47	83
Total/Weighted Average					$91,000,000	8.4%	$86,298,005	100.0%			1.37x	9.0%	73.4%	69.6%	47	83

(1)	The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.
(2)	Reflects the percentage equal to the Mortgage Loan Balance at Maturity divided by the initial Class A-3 Certificate Principal Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C24	Characteristics of the Mortgage Pool

F.           Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance ($)	% of Cut- off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	26	$442,073,147	40.7%	57.4%	52.8%	2.15	x	10.8%	10.2%	4.277%
Anchored	10	260,526,778	24.0	67.5	61.6	1.56		9.0	8.4	4.433
Regional Mall	1	103,500,000	9.5	26.8	26.8	3.81		15.4	14.8	3.819
Single Tenant	10	53,802,007	4.9	62.7	57.0	1.96		10.4	10.0	4.282
Unanchored	4	20,049,413	1.8	65.5	59.1	1.85		11.0	10.1	4.554
Shadow Anchored	1	4,194,949	0.4	74.9	68.6	1.41		9.1	8.6	4.460
Office	8	171,981,843	15.8	68.8	62.6	1.64		10.3	9.2	4.350
Suburban	5	116,821,958	10.7	72.5	67.2	1.45		9.6	8.5	4.242
CBD	1	26,370,744	2.4	68.0	55.6	1.42		10.4	9.0	4.820
Medical	1	19,300,000	1.8	47.0	47.0	3.17		14.4	13.5	4.200
Flex	1	9,489,141	0.9	69.3	56.4	1.55		10.4	9.7	4.685
Multifamily	16	131,568,218	12.1	70.8	62.0	1.50		9.7	9.1	4.682
Garden	15	130,066,118	12.0	70.8	62.0	1.51		9.7	9.1	4.684
Low-Rise	1	1,502,100	0.1	68.3	59.8	1.31		8.6	8.0	4.520
Self Storage	31	94,603,930	8.7	64.7	56.9	1.63		9.8	9.5	4.550
Self Storage	31	94,603,930	8.7	64.7	56.9	1.63		9.8	9.5	4.550
Hospitality	8	94,294,325	8.7	65.0	54.7	1.76		12.9	11.2	4.733
Full Service	2	50,700,000	4.7	67.0	57.9	1.65		12.2	10.5	4.842
Limited Service	6	43,594,325	4.0	62.6	50.8	1.89		13.7	12.0	4.607
Mixed Use	8	56,069,019	5.2	63.3	57.2	1.77		10.4	9.5	4.507
Office/Retail	3	23,792,305	2.2	56.2	53.5	2.25		12.0	10.7	4.492
Multifamily/Retail	3	13,555,114	1.2	66.2	57.0	1.36		8.8	8.4	4.535
Multifamily/Retail/Office	1	10,321,600	0.9	68.8	60.2	1.40		9.3	8.5	4.500
Retail/Office	1	8,400,000	0.8	71.8	64.3	1.56		10.0	9.5	4.515
Industrial	5	42,952,596	3.9	65.8	60.1	1.66		11.0	9.9	4.339
Warehouse	4	38,827,596	3.6	64.8	60.0	1.68		10.9	9.9	4.295
Flex	1	4,125,000	0.4	75.0	61.2	1.45		11.4	9.1	4.750
Manufactured Housing Community	4	23,561,500	2.2	71.6	61.1	1.76		10.6	10.4	4.671
Manufactured Housing Community	4	23,561,500	2.2	71.6	61.1	1.76		10.6	10.4	4.671
Other	3	30,400,000	2.8	52.8	50.7	2.68		12.3	12.1	4.293
Surface Parking Facility	1	22,100,000	2.0	48.8	48.8	3.11		13.2	13.1	4.170
Parking Garage	2	8,300,000	0.8	63.4	55.6	1.54		9.8	9.5	4.620
Total/Weighted Average	109	$1,087,504,578	100.0%	62.9%	56.6%	1.88	x	10.7%	9.9%	4.424%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to the St. Johns Town Center mortgage loan, the Gateway Center Phase II mortgage loan and the Crossings at Corona mortgage loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loans, but, with respect to the St. Johns Town Center mortgage loan, do not include the related trust subordinate companion loan (unless otherwise stated). Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property) that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C24	Characteristics of the Mortgage Pool

G.           Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut- off Date Balance (%)	Weighted Average Cut- off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Florida	22	$252,202,858	23.2%	51.8%	46.5%	2.44	x	12.1%	11.5%	4.355%
California	19	215,539,731	19.8	61.7	55.9	1.85		10.4	9.7	4.352
Southern	13	178,954,521	16.5	60.9	55.5	1.88		10.3	9.6	4.313
Northern	6	36,585,210	3.4	65.8	57.9	1.68		10.9	10.2	4.541
Texas	17	183,424,564	16.9	69.1	63.5	1.55		10.4	9.3	4.458
New York	3	80,781,807	7.4	66.3	65.5	1.73		7.9	7.7	4.306
North Carolina	2	38,300,000	3.5	70.2	60.3	1.68		10.7	9.6	4.551
Georgia	4	37,940,744	3.5	68.1	56.9	1.39		9.9	8.7	4.729
Other(3)	42	279,314,874	25.7	67.1	58.7	1.76		10.7	10.0	4.496
Total/Weighted Average	109	$1,087,504,578	100.0%	62.9%	56.6%	1.88	x	10.7%	9.9%	4.424%
(1)	The Mortgaged Properties are located in 27 states.
(2)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate).  With respect to the St. Johns Town Center mortgage loan, the Gateway Center Phase II mortgage loan and the Crossings at Corona mortgage loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loans but, with respect to the St. Johns Town Center mortgage loan, do not include the related trust subordinate companion loan (unless otherwise stated). Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

(3)	Includes 21 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C24	Characteristics of the Mortgage Pool

H.           Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
	Number of
Range of Cut-off Date	Mortgage	Aggregate Cut-	% of Cut-off
Balances ($)	Loans	off Date Balance	Date Balance
1,552,500 - 2,000,000	4	$6,897,398	0.6%
2,000,001 - 3,000,000	8	19,408,807	1.8
3,000,001 - 4,000,000	8	28,299,227	2.6
4,000,001 - 5,000,000	8	35,653,433	3.3
5,000,001 - 6,000,000	10	55,330,040	5.1
6,000,001 - 7,000,000	5	32,044,556	2.9
7,000,001 - 8,000,000	4	29,463,000	2.7
8,000,001 - 9,000,000	8	69,046,044	6.3
9,000,001 - 10,000,000	5	48,314,141	4.4
10,000,001 - 15,000,000	5	59,127,950	5.4
15,000,001 - 20,000,000	10	179,649,238	16.5
20,000,001 - 30,000,000	6	153,070,744	14.1
30,000,001 - 50,000,000	1	31,700,000	2.9
50,000,001 - 70,000,000	1	70,000,000	6.4
70,000,001 - 80,000,000	1	75,000,000	6.9
90,000,001 - 100,000,000	1	91,000,000	8.4
100,000,001 - 103,500,000	1	103,500,000	9.5
Total:	86	$1,087,504,578	100.0%
Average:	$12,645,402
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
	Number of
Range of U/W NOI	Mortgage	Aggregate Cut-	% of Cut-off
DSCRs (x)	Loans	off Date Balance	Date Balance
1.36 - 1.40	4	$105,110,942	9.7%
1.41 - 1.50	14	134,874,875	12.4
1.51 - 1.60	16	224,933,163	20.7
1.61 - 1.70	10	82,197,460	7.6
1.71 - 1.80	9	73,359,680	6.7
1.81 - 1.90	8	124,708,423	11.5
1.91 - 2.00	7	42,791,884	3.9
2.01 - 2.50	8	114,193,252	10.5
2.51 - 3.00	4	27,034,898	2.5
3.01 - 3.50	2	41,400,000	3.8
3.51 - 4.00	3	111,400,000	10.2
4.01 - 4.47	1	5,500,000	0.5
Total:	86	$1,087,504,578	100.0%
Weighted Average:	2.02x
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
	Number of
Range of U/W NCF	Mortgage	Aggregate Cut-	% of Cut-off
DSCRs (x)	Loans	off Date Balance	Date Balance
1.26 - 1.30	4	$103,540,942	9.5%
1.31 - 1.40	11	205,502,526	18.9
1.41 - 1.50	21	188,063,613	17.3
1.51 - 1.60	16	112,689,657	10.4
1.61 - 1.70	5	39,705,843	3.7
1.71 - 1.80	9	131,534,434	12.1
1.81 - 1.90	5	46,609,413	4.3
1.91 - 2.00	1	16,300,000	1.5
2.01 - 2.25	2	24,927,500	2.3
2.26 - 2.50	3	39,885,752	3.7
2.51 - 2.75	2	18,597,178	1.7
2.76 - 3.00	1	1,847,720	0.2
3.01 - 3.50	3	47,400,000	4.4
3.51 - 4.02	3	110,900,000	10.2
Total:	86	$1,087,504,578	100.0%
Weighted Average:	1.88x

LOAN PURPOSE
	Number of
	Mortgage	Aggregate Cut-	% of Cut-off
Loan Purpose	Loans	off Date Balance	Date Balance
Refinance	54	$733,985,779	67.5%
Acquisition	31	335,368,799	30.8
Acquisition/Refinance	1	18,150,000	1.7
Total:	86	$1,087,504,578	100.0%

MORTGAGE RATE
	Number of
Range of Mortgage Rates	Mortgage	Aggregate Cut-	% of Cut-off
(%)	Loans	off Date Balance	Date Balance
3.750	1	$9,000,000	0.8%
3.751 - 4.000	2	105,400,000	9.7
4.001 - 4.250	11	193,672,914	17.8
4.251 - 4.500	22	352,414,020	32.4
4.501 - 4.750	30	263,301,327	24.2
4.751 - 5.000	10	105,290,746	9.7
5.001 - 5.500	9	55,148,593	5.1
5.501 – 5.600	1	3,276,978	0.3
Total:	86	$1,087,504,578	100.0%
Weighted Average:	4.424%

UNDERWRITTEN NOI DEBT YIELD
	Number of
Range of U/W NOI	Mortgage	Aggregate Cut-	% of Cut-off
Debt Yields (%)	Loans	off Date Balance	Date Balance
7.8 - 8.0	1	$75,000,000	6.9%
8.1 - 9.0	10	291,240,000	26.8
9.1 - 10.0	27	215,820,190	19.8
10.1 - 11.0	16	167,733,442	15.4
11.1 - 12.0	13	74,365,458	6.8
12.1 - 13.0	6	61,951,922	5.7
13.1 - 14.0	2	27,075,937	2.5
14.1 - 17.0	7	157,943,472	14.5
17.1 - 20.0	3	10,374,156	1.0
20.1 - 22.8	1	6,000,000	0.6
Total:	86	$1,087,504,578	100.0%
Weighted Average:	10.7%

UNDERWRITTEN NCF DEBT YIELD
	Number of
Range of U/W NCF	Mortgage	Aggregate Cut-	% of Cut-off
Debt Yields (%)	Loans	off Date Balance	Date Balance
7.5 - 8.0	6	$275,720,000	25.4%
8.1 - 9.0	20	272,079,201	25.0
9.1 - 10.0	29	205,688,004	18.9
10.1 - 11.0	16	111,284,395	10.2
11.1 - 12.0	3	26,315,350	2.4
12.1 - 13.0	1	19,000,000	1.7
13.1 - 14.0	3	50,500,000	4.6
14.1 - 16.0	3	108,695,752	10.0
16.1 - 18.0	4	12,221,877	1.1
18.1 - 19.3	1	6,000,000	0.6
Total:	86	$1,087,504,578	100.0%
Weighted Average:	9.9%

(1)	With respect to the St. Johns Town Center mortgage loan, the Gateway Center Phase II mortgage loan and the Crossings at Corona mortgage loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan but, with respect to the St. Johns Town Center mortgage loan, do not include the related trust subordinate companion loan (unless otherwise stated). Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C24	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY OR ARD
	Number of
Range of Original Terms to	Mortgage	Aggregate Cut-	% of Cut-off
Maturity or ARD (months)	Loans	off Date Balance	Date Balance
60	9	$56,817,449	5.2%
84	1	91,000,000	8.4
120	76	939,687,129	86.4
Total:	86	$1,087,504,578	100.0%
Weighted Average:	114 months

REMAINING TERM TO MATURITY OR ARD
	Number of
Range of Remaining Terms	Mortgage	Aggregate Cut-	% of Cut-off
to Maturity or ARD (months)	Loans	off Date Balance	Date Balance
58 - 60	9	$56,817,449	5.2%
61 - 84	1	91,000,000	8.4
85 – 120	76	939,687,129	86.4
Total:	86	$1,087,504,578	100.0%
Weighted Average:	113 months

ORIGINAL AMORTIZATION TERM(2)
Range of Original	Number of
Amortization Terms	Mortgage	Aggregate Cut-	% of Cut-off
(months)	Loans	off Date Balance	Date Balance
Interest-Only	12	$325,017,500	29.9%
180 - 240	1	3,276,978	0.3
241 - 300	9	60,777,945	5.6
301 - 360	64	698,432,155	64.2
Total:	86	$1,087,504,578	100.0%
Weighted Average(3):	354 months
(2)
The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(3)		Excludes the non-amortizing loans.

REMAINING AMORTIZATION TERM(4)
Range of Remaining	Number of
Amortization Terms	Mortgage	Aggregate Cut-	% of Cut-off
(months)	Loans	off Date Balance	Date Balance
Interest-Only	12	$325,017,500	29.9%
178 - 240	1	3,276,978	0.3
241 - 300	9	60,777,945	5.6
301 - 354	64	698,432,155	64.2
Total:	86	$1,087,504,578	100.0%
Weighted Average(5):	354 months
(4)
The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(5)		Excludes the non-amortizing loans.

LOCKBOXES
	Number of		% of Cut-
	Mortgage	Aggregate Cut-	off Date
Type of Lockbox	Loans	off Date Balance	Balance
Springing (Without Established Account)	49	$422,544,757	38.9%
Hard/Springing Cash Management	17	358,858,170	33.0
Hard/Upfront Cash Management	4	179,219,141	16.5
None	11	79,206,704	7.3
Springing (With Established Account)	4	31,375,806	2.9
Soft/Springing Cash Management	1	16,300,000	1.5
Total:	86	$1,087,504,578	100.0%

PREPAYMENT PROVISION SUMMARY
	Number of		% of Cut-
	Mortgage	Aggregate Cut-	off Date
Prepayment Provision	Loans	off Date Balance	Balance
Lockout/Defeasance/Open	79	$1,005,777,078	92.5%
Lockout/GTR 1% or YM%/Open	6	76,127,500	7.0
Lockout/GTR 2% or YM%/Open	1	5,600,000	0.5
Total:	86	$1,087,504,578	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO

	Number of
Range of Cut-off Date LTV	Mortgage	Aggregate Cut-	% of Cut-off
Ratios (%)	Loans	off Date Balance	Date Balance
26.8 - 30.0	1	$103,500,000	9.5%
30.1 - 40.0	3	8,944,898	0.8
40.1 - 50.0	6	61,695,752	5.7
50.1 - 55.0	3	32,292,305	3.0
55.1 - 60.0	5	36,630,000	3.4
60.1 - 65.0	14	143,650,299	13.2
65.1 - 70.0	24	340,698,591	31.3
70.1 - 75.0	29	350,092,732	32.2
75.1 - 78.7	1	10,000,000	0.9
Total:	86	$1,087,504,578	100.0%
Weighted Average:	62.9%

BALLOON OR ARD LOAN-TO-VALUE RATIO
	Number of
Range of Balloon LTV	Mortgage	Aggregate Cut-	% of Cut-off
Ratios (%)	Loans	off Date Balance	Date Balance
26.8 - 30.0	3	$106,944,898	9.8%
30.1 - 35.0	2	9,276,978	0.9
35.1 - 40.0	2	8,795,752	0.8
40.1 - 45.0	2	15,392,305	1.4
45.1 - 50.0	11	96,760,592	8.9
50.1 - 55.0	9	81,369,990	7.5
55.1 - 60.0	25	291,977,312	26.8
60.1 - 65.0	17	147,354,301	13.5
65.1 - 70.0	14	319,632,449	29.4
70.1 - 71.9	1	10,000,000	0.9
Total:	86	$1,087,504,578	100.0%
Weighted Average:	56.6%

AMORTIZATION TYPE
	Number
	of
	Mortgage	Aggregate Cut-	% of Cut-off
Type of Amortization	Loans	off Date Balance	Date Balance
Interest-only, Amortizing Balloon	34	$509,724,100	46.9%
Interest-only, Balloon	10	279,190,000	25.7
Amortizing Balloon	38	234,173,837	21.5
Interest-only, ARD	2	45,827,500	4.2
Amortizing ARD	2	18,589,141	1.7
Total:	86	$1,087,504,578	100.0%

ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
	Number of
	Mortgage	Aggregate Cut-	% of Cut-off
IO Term (months)	Loans	off Date Balance	Date Balance
12	4	$52,775,000	4.9%
13 - 24	11	74,032,500	6.8
25 - 36	6	126,291,600	11.6
37 - 48	3	105,325,000	9.7
49 - 60	10	151,300,000	13.9
Total:	34	$509,724,100	46.9%
Weighted Average:	41 months

SEASONING
	Number of
	Mortgage	Aggregate Cut-	% of Cut-off
Seasoning (months)	Loans	off Date Balance	Date Balance
0	25	$250,916,500	23.1%
1 - 3	60	824,588,078	75.8
4	1	12,000,000	1.1
Total:	86	$1,087,504,578	100.0%
Weighted Average:	1 month

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C24	Certain Terms and Conditions

V.       Certain Terms and Conditions

Interest Entitlements:
The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below.  If prepayment interest shortfalls arise from voluntary prepayments (without Special Servicer consent) on particular non-specially serviced mortgage loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at one basis point per annum.  The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Class X-A, X-B, X-C, X-D and X-E Certificates), pro rata, based on their respective amounts of accrued interest for the related Distribution Date (except with respect to the allocation among the Class A-S, B, C and PEX Certificates as described below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”).  If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall, excluding any shortfall due to prepayment interest shortfalls, will be added to its interest entitlement for the next succeeding Distribution Date.  Interest entitlements on the Class E and D Certificates and the Class C and B regular interests, in that order, may be reduced by certain Trust Advisor expenses (subject to the discussion below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”).

Principal Distribution Amount:
The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period.  Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts.  The Principal Distribution Amount may also be reduced, with a corresponding loss, to the Class E and D Certificates and the Class C, B and A-S regular interests, then to the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates (with any losses on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order, in connection with certain Trust Advisor expenses to the extent that interest entitlements on the Class B and C regular interests and the Class D and E Certificates are insufficient to absorb the effect of the expense on any particular Distribution Date.  For a discussion on the allocation of amounts distributable in respect of the Class A-S, B and C regular interests, see “Allocations and Distributions on the Class A-S, B, C and PEX Certificates” below.

Distributions:
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.
Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-C, X-D and X-E Certificates: To interest on the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-C, X-D and X-E Certificates, pro rata, according to their respective interest entitlements.

2.
Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates: To principal on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Principal Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (vi) sixth, to principal on the Class A-5 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vii) seventh, to principal on the Class  A-SB Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date.  However, if the Certificate Principal Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C24	Certain Terms and Conditions

remains outstanding, then the Principal Distribution Amount will be distributed on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, pro rata, based on their respective outstanding Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

3.
Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates: To reimburse the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, pro rata, for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated in reduction of the Certificate Principal Balances of such Classes.

4.
Class A-S regular interest:  To make distributions on the Class A-S regular interest as follows:  (a) first, to interest on Class A-S regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates), to principal on the Class A-S regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

5.
Class B regular interest:  To make distributions on the Class B regular interest as follows:  (a) first, to interest on Class B regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S regular interest), to principal on the Class B regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class B regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

6.
Class C regular interest:  To make distributions on the Class C regular interest as follows:  (a) first, to interest on Class C regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S and B regular interests), to principal on the Class C regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class C regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

7.
Class D Certificates:  To make distributions on the Class D Certificates as follows:  (a) first, to interest on Class D Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S, B and C regular interests), to principal on the Class D Certificates until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class D Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

8.
After the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, the Class A-S, B and C regular interests  and the Class D Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts (other than certain Trust Advisor expenses) on the Class E, F and G Certificates sequentially in that order in a manner analogous to the Class D Certificates.

9.
To reimburse the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates (on a pro rata basis in accordance with their respective entitlements) and then the Class A-S, B and C regular interests and the Class D, E, F and G Certificates, in that order, for any other amounts that may previously have been allocated to those Classes in reduction of their certificate principal balances and for which reimbursement has not previously been made.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C24	Certain Terms and Conditions

Allocations and Distributions on the Class A-S, B, C and PEX Certificates:
On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $99,234,000, $44,860,000 and $32,625,000, respectively. The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C and PEX Certificates.  The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests. Each class of the Class A-S, B and C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding principal balance of the regular interest with the same alphabetical class designation.  The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding principal balances of the Class A-S, B and C regular interests and which percentage interests are referred to in this Term Sheet as the “Class PEX Component A-S, Class PEX Component B and Class PEX Component C” (collectively, the “Class PEX Components”).

Interest, principal, prepayment premiums, yield maintenance charges and voting rights that are allocated to the Class A-S, B or C regular interest will be distributed or allocated, as applicable, as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable.  In addition, any losses (including, without limitation, as a result of Trust Advisor expenses) that are allocated to the Class A-S, Class B or Class C regular interest will correspondingly be allocated as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable.  For a complete description of the allocations and distributions with respect to the Class A-S regular interest, the Class B regular interest and the Class C regular interest (and correspondingly the Class A-S, B, C and PEX Certificates and the Class PEX Component A-S, Class PEX Component B and Class PEX Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus.  See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanging Certificates through Combination and Recombination:
If you own Class A-S, B and C Certificates, you will be able to exchange them for a proportionate interest in the Class PEX Certificates, and vice versa, as described in the Free Writing Prospectus.  You can exchange your Exchangeable Certificates by notifying the Certificate Administrator.  If Exchangeable Certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders.  Any such allocations of principal and interest between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates.  The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

Allocation of Yield Maintenance and Prepayment Premiums:
If any yield maintenance charges and prepayment premiums are collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of the yield maintenance charges and prepayment premiums (net of liquidation fees payable therefrom) in the following manner: (1) pro rata, between (x) the group (“YM Group A”) of the Class A-1, A-2, A-3, A-4, A-5, A-SB and X-A Certificates and the Class A-S regular interest and (y) the group (“YM Group B” and, collectively with the YM Group A, the “YM Groups”) of Class B and C regular interests and the Class D and Class X-B Certificates, based upon the aggregate amount of principal distributed to the applicable classes of principal balance certificates (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C regular interests, as applicable, in each YM Group for that distribution date, and (2) among the classes of certificates and regular interest(s) in each YM Group, in the following manner, up to an amount equal to the product of (a) the yield maintenance or prepayment premium allocated to such YM Group, (b) the related Base Interest Fraction (as defined in the Free Writing Prospectus), and (c) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of such class or regular interest for that distribution date, and the denominator of which is the aggregate amount of principal distributed to all the certificates and the regular interests in that YM Group for that distribution date. Any yield maintenance charges or prepayment premium allocated to such YM Group remaining after such distributions to Principal Balance Certificates or regular interest(s) described above will be distributed to the Class X-A or Class X-B Certificates as applicable, in such YM Group.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C24	Certain Terms and Conditions

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-C, X-D, X-E, E, F, G, V or R Certificates. The holders of the Class X-B Certificates will be entitled to receive all yield maintenance charges and prepayment premiums after the Class A-1, A-2, A-3, A-4, A-5, X-A, A-SB and D Certificates and the Class A-S, B and C regular interests (and, therefore, the Class A-S, B, C and PEX Certificates) have been retired. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Free Writing Prospectus.  See also “Risk Factors—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in the prospectus attached to the Free Writing Prospectus.  Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:
The Certificate Principal Balances of the Class A-1, A-2, A-3, A-4, A-5, A-SB, D, E, F and G Certificates, and the Class A-S, B and C regular interests will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class or regular interest on such Distribution Date.  Such losses (other than certain Trust Advisor expenses) will be applied in the following order, in each case until the related Certificate Principal Balance is reduced to zero:  first, to Class G; second, to Class F; third, to Class E; fourth, to Class D; fifth, to the Class C regular interest; sixth, to the Class B regular interest; seventh, to the Class A-S regular interest; and, finally, pro rata, to Classes A-1, A-2, A-3, A-4, A-5 and A-SB based on their outstanding Certificate Principal Balances.  Certain Trust Advisor expenses (if not absorbed by reductions of interest entitlements on the Class E and D Certificates and the Class C and B regular interests) will be applied as write-offs in a similar manner, except that such write-offs will be applied only to the Class E and D Certificates, the Class C, B and A-S regular interests, and the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates (with any write-offs on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates to be allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order.  Any realized losses allocated to the Class A-S, B and C regular interests will, in turn, be allocated to the Class A-S, B, C and PEX Certificates as described above in “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”.

The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-4, A-5 or A-SB Certificates or the Class A-S regular interest as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class B and C regular interests and the Class D Certificates as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-C Certificates will be reduced by the amount of all losses that are allocated to the Class E Certificates as write-offs in reduction of its Certificate Principal Balance.  The notional amount of the Class X-D Certificates will be reduced by the amount of all losses that are allocated to the Class F Certificates as write-offs in reduction of its Certificate Principal Balance. The notional amount of the Class X-E Certificates will be reduced by the amount of all losses that are allocated to the Class G Certificates as write-offs in reduction of its Certificate Principal Balance.

Losses realized with respect to the St. Johns Town Center Loan Combination will be allocated first to the Trust Subordinate Companion Loan (and, correspondingly, to the Class SJ-D, SJ-C, SJ-B and SJ-A Certificates in that order) and then, pro rata, to the related Mortgage Loan and the St. Johns Town Center Pari Passu Companion Loan.  Amounts so allocated to the related Mortgage Loan will be applied in respect of the Pooled Certificates as described above.

Debt Service Advances:
The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on the mortgage loans (including each pari passu mortgage loan but not its related pari passu companion loans), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan.  In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any debt service advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-C, X-D and X-E Certificates would be affected on a pari passu basis).  The Master Servicer will also be obligated to advance delinquent debt service (other than balloon payments and default interest) and assumed debt service payments on the trust subordinate companion loan, which will be similarly subject to reduction due to any Appraisal Reduction Amount that exists in respect of the trust subordinate companion loan.

Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances with respect to each mortgage loan it services, including the payment of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C24	Certain Terms and Conditions

delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan.  The master servicer under the COMM 2014-CCRE20 securitization is expected to have the primary obligation to make any servicing advances with respect to the Gateway Center Phase II loan combination and the master servicer under the WFRBS 2014-C23 securitization will have the primary obligation to make any servicing advances with respect to the Crossings at Corona loan combination.

Appraisal Reduction Amounts:
An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to the St. Johns Town Center loan combination, any Appraisal Reduction Amount will be allocated first to the trust subordinate companion loan and then, pro rata, to the St. Johns Town Center mortgage loan and St. Johns Town Center pari passu companion loan, in accordance with their respective stated principal balances.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

Appraisal Reduction Amounts will affect the amount of debt service advances on the related mortgage loan.  Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority subordinate certificateholder” and is entitled to appoint the subordinate class representative.

Clean-Up Call and Exchange Termination:
On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans and the trust subordinate companion loan, net of advances of principal, is reduced below 1% of the initial aggregate principal balance of the mortgage loans and the trust subordinate companion loan, net of advances of principal as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans and the trust subordinate companion loan, net of advances of principal (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Principal Balances of each of the Class A-1, A-2, A-3, A-4, A-5, A-SB, PEX and D Certificates and the Class A-S, B and C regular interests have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates, for the mortgage loans and the trust subordinate companion loan, net of advances of principal, and REO properties then remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:
Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Offered Certificates—Distributions—Application of Mortgage Loan Collections” in the Free Writing Prospectus.

Majority Subordinate Certificateholder and Subordinate Class Representative:
A subordinate class representative may be appointed by the “majority subordinate certificate-holder”, which will be the holder(s) of a majority of:  (a) during a “subordinate control period”, the most subordinate class among the Class F and G Certificates that has a Certificate Principal Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial principal balance and (b) during a “collective consultation period”, the most subordinate class among the Class F and G Certificates that has a total principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its initial Certificate Principal Balance. The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion.  This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in the Free Writing Prospectus.

Control and Consultation:	The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods. A “subordinate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C24	Certain Terms and Conditions

control period” will exist as long as the Class F Certificates have a Certificate Principal Balance, net of any Appraisal Reduction Amounts allocable to that class, that is not less than 25% of the initial principal balance of that class (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”).  In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the majority subordinate certificateholder, or the subordinate class representative on its behalf, will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the applicable successor special servicer (other than with respect to (i) the Gateway Center Phase II loan combination, (ii) the Crossings at Corona loan combination, and (iii) the St. Johns Town Center loan combination). It will be a condition to such appointment that Fitch, KBRA and Moody’s confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates.  A “collective consultation period” will exist as long as the Class F Certificates have a Certificate Principal Balance that both (i) as notionally reduced by any Appraisal Reduction Amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any Appraisal Reduction Amounts allocable to that class, is 25% or more of its initial Certificate Principal Balance (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a collective consultation period, the Special Servicer will be required to consult with the Trust Advisor (in addition to the subordinate class representative, during a collective consultation period) in connection with asset status reports and material special servicing actions.  A “senior consultation period” will exist as long as either (i) the Class F certificates have an aggregate principal balance, without regard to any Appraisal Reduction Amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class F certificates are the most subordinate class of control-eligible certificates that have a then outstanding principal balance, net of Appraisal Reduction Amounts, at least equal to 25% of its initial principal balance, the then-majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement.  In general, during a senior consultation period, the Special Servicer must seek to consult with the Trust Advisor in connection with asset status reports and material special servicing actions, and, in general, no subordinate class representative will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters. With respect to the St. Johns Town Center loan combination, the subordinate class representative will not have any of the rights described above.

Furthermore, notwithstanding any contrary description set forth above, with respect to each of the Gateway Center Phase II mortgage loan and the Crossings at Corona mortgage loan, in general the related loan combination is expected to be serviced under the COMM 2014-CCRE20 pooling and servicing agreement (with respect to the Gateway Center Phase II loan combination) and will be serviced under the WFRBS 2014-C23 pooling and servicing agreement (with respect to the Crossings at Corona loan combination), which grants to the subordinate class representative thereunder control rights that include the right to approve or disapprove various material servicing actions involving the loan combination but the subordinate class representative for this securitization (and each other holder of a non-controlling pari passu companion loan with respect to each such loan combination) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of each of the Gateway Center Phase II loan combination and the Crossings at Corona loan combination, the occurrence and continuance of a collective consultation period or senior consultation period with respect to the subordinate class representative under this securitization will not limit the control or other rights of the subordinate class representative under the COMM 2014-CCRE20 securitization and the WFRBS 2014-C23 securitization, as applicable, and any collective consultation period or senior consultation period or similar period under the COMM 2014-CCRE20 securitization and the WFRBS 2014-C23 securitization, as applicable, will not limit the consultation rights of the subordinate class representative under this securitization.

Other than with respect to the St. Johns Town Center loan combination, loan combination control rights, in general, also include the right, in certain circumstances, to direct the replacement of the special servicer for the related loan combination only.

With respect to the St. Johns Town Center loan combination, the Class SJ-A, SJ-B, SJ-C and SJ-D certificates are the “control-eligible loan-specific certificates”.  The holders of a majority of the principal amount of the most subordinate class of the control-eligible loan-specific certificates that has an aggregate principal balance, net of appraisal reduction amounts allocable thereto, that is at least equal to 25% of its total initial principal balance  will have the right to appoint the designated loan-specific subordinate class representative.  So long as a control appraisal period

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C24	Certain Terms and Conditions

has not occurred with respect to such class, the representative will have the right to direct the replacement of the special servicer for the St. Johns Town Center loan combination. In addition, prior to the occurrence and continuance of a control appraisal period with respect to the senior-most class of control-eligible loan specific certificates, the designated loan-specific subordinate class representative will generally have the same rights with respect to the St. Johns Town Center loan combination as the subordinate class representative has during the continuance of a subordinate control period with respect to the other mortgage loans in the mortgage pool.  After the occurrence and during the continuance of a control appraisal period with respect to the senior-most class of control-eligible loan-specific certificates, the loan-specific subordinate class representative will no longer have any such rights with respect to the St. Johns Town Center loan combination and all of those rights will be exercisable by the subordinate class representative for the transaction.

Replacement of Special Servicer by General Vote of Certificateholders:
During any “collective consultation period” or “senior consultation period”,  and, with respect to the St. Johns Town Center loan combination, so long as a control appraisal period with respect to the senior-most class of control-eligible loan-specific certificates has occurred and is continuing, the Special Servicer may be terminated and replaced upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates.  The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Appraisal Remedy:
Solely for purposes of determining whether a “subordinate control period” is in effect, whenever the Special Servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative, with respect to the mortgage loans (other than the St. Johns Town Center mortgage loan, the Gateway Center Phase II mortgage loan or Crossings at Corona mortgage loan) will have the right (at its expense) to direct the Special Servicer to hire a qualified appraiser to prepare a second appraisal of the mortgaged property.  The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted. The Appraisal Reduction Amount, whether based on the first or the second appraisal, will become effective following the second appraisal, except that the Appraisal Reduction Amount based on the first appraisal shall become effective if the subordinate class representative declines to demand a second appraisal within a specified number of business days, or if a second appraisal is not received within 90 days after the direction of the subordinate class representative. In addition, for the same purposes, if there is a material change in the mortgaged property securing any mortgage loan for which an Appraisal Reduction Amount has been calculated, the majority certificateholder of the Class F or G Certificates or other designated certificateholders will be entitled (at its expense) to present an additional appraisal to the Special Servicer, which will generally be required to recalculate the Appraisal Reduction Amount based upon such additional appraisal.  This latter right may not be exercised more frequently than once in any 12-month period for each mortgage loan for which an Appraisal Reduction Amount was calculated and can only be exercised during a subordinate control period or a collective consultation period as further described in the Free Writing Prospectus.

With respect to the St. Johns Town Center loan combination, the loan specific subordinate class representative will have the same rights to request a qualified appraisal be obtained by the Special Servicer at the expense of the loan-specific subordinate class representative as are described above with respect to the subordinate class representative.

Sale of Defaulted Assets:
There will be no “fair value” purchase option.  Instead, the pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by the Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.  Subject to certain limitations set forth in the related intercreditor agreement, the St. Johns Town Center loan combination may not be sold unless that mortgage loan and the related companion loan and trust subordinate companion loan are sold together as one whole loan.

In the case of each of the Gateway Center Phase II mortgage loan and Crossings at Corona mortgage loan, pursuant to the respective intercreditor agreement and the COMM 2014-CCRE20 pooling and servicing agreement (with respect to the Gateway Center Phase II loan combination) and the WFRBS 2014-C23 pooling and servicing agreement (with respect to the Crossings at Corona loan combination), the special servicer may offer to sell to any person (or may offer to purchase) for cash either such loan combination during such time as such loan combination constitutes a defaulted mortgage loan, and, in connection with any such sale, such special servicer is required to sell both the pari passu mortgage loan and each related pari passu companion loan in any such loan combination as a whole loan. The subordinate class representative for this securitization will have consultation rights as the holder of an interest in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C24	Certain Terms and Conditions

the related pari passu mortgage loan, as described in the Free Writing Prospectus.

“As-Is” Appraisals:
Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts, market value in connection with REO sales, etc.  Required appraisals may consist of updates of prior appraisals.  Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Trust Advisor:
The Trust Advisor will perform certain review duties that will generally include a limited annual review of and report regarding the Special Servicer to the Certificate Administrator.  The review and report generally will be based on: (a) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the Trust Advisor by the Special Servicer with respect to any mortgage loan serviced by the Special Servicer, and/or (b) during a senior consultation period, in addition to the applicable information described above, a meeting with the Special Servicer to conduct a limited review of the Special Servicer’s operational practices on a platform basis in light of the servicing standard. In addition, during any collective consultation period or senior consultation period, the Special Servicer must seek to consult with the Trust Advisor (in addition to the subordinate class representative during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans serviced by the Special Servicer.  Furthermore, under certain circumstances, but only during a senior consultation period, the Trust Advisor may recommend the replacement of the Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the Special Servicer at their expense; provided however, that with respect to the St. Johns Town Center loan combination, the foregoing right will only apply during the occurrence and continuance of a control appraisal period with respect to the Class SJ-A certificates.

The Trust Advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates.  The certificateholders who initiate a vote on a termination and replacement of the Trust Advisor without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.  During any “subordinate control period”, the proposed replacement trust advisor will be subject to the subordinate class representative’s consent (such consent not to be unreasonably withheld). If a proposed termination and replacement of the Trust Advisor is not consummated within 180 days following the initial request of the certificateholders who requested a vote, the proposed termination and replacement shall have no further force or effect.  The Trust Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, PEX, D and E Certificates are retired.

Certain Fee Offsets:
If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply to the collection and retention of a modification fee from the borrower.  The modification fee generally must not exceed 1% of the principal balance of the loan as modified.  In addition, if the loan re-defaults within a specified period of months and other conditions are satisfied, any subsequent workout or liquidation fee on that loan must be reduced by a portion of the previously-collected modification fee.  Furthermore, workout fees, liquidation fees and modification fees collected with respect to any workout, liquidation and/or partial liquidation of a mortgage loan or loan combination that is serviced by the Special Servicer will be subject to an aggregate cap equal to the greater of (i) $1,000,000 and (ii) 1.00% of the stated principal balance of the subject mortgage loan or loan combination.

Deal Website:
The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Free Writing Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”.  Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Subordinate Certificateholder:	It is expected that Rialto CMBS IV, LLC or another affiliate of Rialto Capital Advisors, LLC will be the initial majority subordinate certificateholder.
Loan Combinations:	Each of the mortgaged properties identified on Annex A-1 to the Free Writing Prospectus as St. Johns Town Center, Gateway Center Phase II and Crossings at Corona secure both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, which will be pari passu in right of payment with the trust mortgage loan and, with respect to the St. Johns Town Center mortgage loan, a trust subordinate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C24	Certain Terms and Conditions

companion loan.  With respect to each group of mortgage loans that we refer to as a “loan combination”, the St. Johns Town Center loan combination will be principally serviced under the pooling and servicing agreement.  The Gateway Center Phase II loan combination is expected to be serviced under the COMM 2014-CCRE20 pooling and servicing agreement and the Crossings at Corona loan combination will be serviced under the WFRBS 2014-C23 pooling and servicing agreement.

As of the closing date, the pari passu companion loans in such loan combinations will be held by the parties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of Pari Passu Split Loan Structures”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ST. JOHNS TOWN CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ST. JOHNS TOWN CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ST. JOHNS TOWN CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ST. JOHNS TOWN CENTER

St. Johns Town Center
4790 River City Drive; 4668 Town Center Parkway; 10261 River Marsh Drive
Jacksonville, FL 32246
JACKSONVILLE
Jacksonville Intl. Airport 10 miles
Gateway Shopping Ctr.
City Park
Talleyrand Ave
Fort Caroline Rd
Mill Cove
FT. GEORGE ISLAND CULTURAL STATE PARK
Mt. Pleasant Rd
Dunes City Golf Club
McCormick Rd
Arlington Hills
MLK Pkwy
21st St
Univ. of Florida Health Science Center
8th St
Jacksonville University
St. Johns River
Merrill Rd
Rogero Rd
Monument Rd
Mill Cove Golf Club
East Arlington
Jacksonville Executive at Craig Airport
Kernan Blvd
Girvin Rd
FSCJ Downtown Campus
Baseball Grounds of Jacksonville
Lone Star Rd
Arlington
Downtown
Arlington Expwy
Regency Square Mall
Atlantic Blvd
Baptist Medical Ctr. Downtown
Riverplace Tower
EverBank Field
Jacksonville Veterans Mem. Arena
Harbour Place
Nemours Children's Clinic
Sandalwood
Hendricks Ave
Atlantic
Blvd
Hart Expwy
Beach Blvd
Alden Rd
San Marco
Spring Park
St Johns Bluff Rd
FSCJ South Campus
Jacksonville Beach 4 miles
Brooks Rehabilitation Hospital
Emerson St
Miramar
Memorial Hospital
Jacksonville Golf & Country Club
St. Augustine Rd
Philips Hwy
Spring Park Rd
Town Ctr. Pkwy
University of North Florida
Bowden Rd
Comcast
University Blvd
NOVA Southeastern University
Belfort Rd
St. Vincent's Medical Ctr. Southside
Blue Cross & Blue Shield
Glen Kernan Golf & Country Club
Lakewood
Powers Ave
Butler Blvd
Markets At Town Center
FBI
DUVAL COUNTY
Baymeadows
San Jose Golf Course
Jacksonville Naval Air Station
Vistakon
Mayo Clinic Primary Care Center
San Pablo Creek Conservation Easement
FSCJ Deerwood Center
Deerwood Golf Club
St. Johns River
Deerwood Village
Deerwood
Baymeadows Rd
Southside Blvd
Beauclerc Rd
Sunbeam Rd
Southside
The Avenues Mall
Deer Creek Country Club
Losco Rd
Greenland Rd
Old St. Augustine Rd
Bayward
Mandarin South Shopping Center
Baptist Medical Ctr. South
Julington-Durbin Preserve
Citigroup
Yulee
Amelia City
American Beach
Callahan
Pecan Park
Jamestown
Atlantic Ocean
Atlantic Beach
Neptune Beach
Jacksonville Beach
Ponte Vedra Beach
Palm Valley
Fruit Cove
Nocatee
Middleburg
Orange Park
Mandarin
Southwood
Baymeadows
Deerwood
Arlington
Downtown
Riverside
Commonwealth
Woodstock
Biltmore
Cisco Gardens
Dinsmore
Highlands
Sweetwater
Ortega
Jacksonville Heights
Southeast Jacksonville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – St. Johns Town Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	AA-/AA/aaa (sca.pd)			Property Type:	Retail

Original Principal Balance(1):	$103,500,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$103,500,000			Location:	Jacksonville, FL
% of Initial Pool Balance:	9.5%			Size:	981,157 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$207.41
Borrower Names:	Shops at St. Johns, LLC; STJTC II, LLC			Year Built/Renovated:	2005/2014
Sponsors:	Simon Property Group; Deutsche Bank Asset & Wealth Management			Title Vesting:	Fee
Mortgage Rate:	3.819%			Property Manager:	Self-managed
Note Date:	September 11, 2014			3rd Most Recent Occupancy (As of):	99.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	99.0% (12/31/2012)
Maturity Date:	September 11, 2024			Most Recent Occupancy (As of):	100.0% (12/31/2013)
IO Period:	120 months			Current Occupancy (As of):	99.3% (10/10/2014)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$27,001,907 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$27,453,672 (12/31/2013)
Call Protection:	L(26),D(87),O(7)			Most Recent NOI (As of)(4):	$28,312,846 (TTM 5/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1)(2):	Yes
Additional Debt Type(1)(2):	Pari Passu and Subordinate Debt			U/W Revenues:	$42,131,308
				U/W Expenses:	$10,850,053
				U/W NOI(4):	$31,281,255
				U/W NCF:	$30,054,599
				U/W NOI DSCR(1):	3.97x
Escrows and Reserves(3):				U/W NCF DSCR(1):	3.81x
				U/W NOI Debt Yield(1):	15.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	14.8%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$760,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	August 21, 2014
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	26.8%
TI/LC Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	26.8%

(1)
The St. Johns Town Center Loan Combination, totaling $350,000,000, is comprised of six pari passu notes totaling $203,500,000 (Notes A-1, A-2, A-3, A-4, A-5 and A-6) and three subordinate non-pooled notes totaling $146,500,000 (Notes B-1, B-2 and B-3).  Notes A-1, A-2 and A-3 (collectively, the “St. Johns Town Center Mortgage Loan”) had an original principal balance of $103,500,000, have an outstanding principal balance of $103,500,000 as of the Cut-off Date and will be contributed to the WFRBS 2014-C24 Trust.  Notes A-4, A-5 and A-6 (collectively, the “St. Johns Town Center Pari Passu Companion Loan”), had an original principal balance of $100,000,000, have an outstanding principal balance of $100,000,000 as of the Cut-off Date and are expected to be contributed to a future trust.  Notes B-1, B-2 and B-3 (collectively, the “Trust Subordinate Companion Loan”) had an original principal balance of $146,500,000, have an outstanding principal balance of $146,500,000 as of the Cut-off Date and will be contributed to the WFRBS 2014-C24 Trust.  See “Description of the Mortgage Pool—Split Loan Structures—St. Johns Town Center Loan Combination” in the Free Writing Prospectus.  All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the St. Johns Town Center Pooled Loan Combination.  As of the Cut-off Date, the U/W NCF DSCR, U/W NCF debt yield and the LTV for the St. Johns Town Center Loan Combination were 2.22x, 8.6% and 46.1%, respectively.

(2)	See “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “St. Johns Town Center Loan Combination”) is evidenced by six pari passu promissory notes (Notes A-1, A-2, A-3, A-4, A-5 and A-6, collectively, the “St. Johns Town Center Pooled Loan Combination”) and three subordinate non-pooled notes totaling $146,500,000 (Notes B-1, B-2 and B-3, collectively the “Trust Subordinate Companion Loan”) secured by a first mortgage encumbering a super-regional mall located in Jacksonville, Florida (the “St. Johns Town Center Property”). The St. Johns Town Center Loan Combination was originated on September 11, 2014 by Wells Fargo Bank, National Association. The St. Johns Town Center Loan Combination had an original principal balance of $350,000,000, has an outstanding principal balance as of the Cut-off Date of $350,000,000 and accrues interest at an interest rate of 3.819% per annum.  The St. Johns Town Center Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments through the term of the St. Johns Town Center Loan Combination.  The St. Johns Town Center Loan Combination matures on September 11, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ST. JOHNS TOWN CENTER

Notes A-1, A-2 and A-3 (collectively, the “St. Johns Town Center Mortgage Loan”) had an original principal balance of $103,500,000, have an outstanding principal balance of $103,500,000 as of the Cut-off Date and will be contributed to the WFRBS 2014-C24 Trust.  Notes A-4, A-5 and A-6 (collectively, the “St. Johns Town Center Pari Passu Companion Loan”) had an original principal balance of $100,000,000 and is expected to be contributed to a future trust, however, the lender provides no assurances that any non-securitized notes will not be split further.  Notes B-1, B-2 and B-3 will be the initial controlling interest on the St. Johns Town Center Loan Combination and had an original principal balance of $146,500,000, has an outstanding principal balance of $146,500,000 as of the Cut-off Date and will be contributed to the WFRBS 2014-C24 Trust.  See “Description of the Mortgage Pool—Split Loan Structures—St. Johns Town Center Loan Combination” in the Free Writing Prospectus.

Following the lockout period, the borrowers have the right to defease the St. Johns Town Center Loan Combination in whole, but not in part, on any date before March 11, 2024. In addition, the St. Johns Town Center Loan Combination is prepayable without penalty on or after March 11, 2024.

In addition, if any portion of St. Johns Town Center Loan Combination is securitized after October 11, 2015, the borrower has the right to prepay the St. Johns Town Center Loan Combination in whole, but not in part, from October 11, 2017 through the St. Johns Town Center Pari Passu Companion Loan’s defeasance lockout date, provided the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid.

Sources and Uses

Sources			Uses
Original loan combination amount	$350,000,000	100.0%	Loan payoffs(1)	$254,574,535	72.7%
			Closing costs	4,728,252	1.4
			Return of equity	90,697,213	25.9
Total Sources	$350,000,000	100.0%	Total Uses	$350,000,000	100.0%
(1)
Phase I of the St. Johns Town Center Property was securitized in CSFB 2005-C5.  The phase I loan payoff was approximately $159.6 million, phase II loan payoff was approximately $76.8 million and the phase III loan payoff was approximately $18.2 million.

The Property.  The St. Johns Town Center Property is an outdoor super-regional mall located in Jacksonville, Florida. The St. Johns Town Center Property contains approximately 1.4 million square feet of retail space, of which 981,157 square feet (the “St. Johns Center Mortgaged Property”) serve as collateral for the St. Johns Town Center Loan Combination. The St. Johns Town Center Property is situated on a 151.0-acre parcel of land and is anchored by Target (not part of the collateral), Dillard’s (not part of the collateral), Ashley Furniture (not part of the collateral), Nordstrom and Dick’s Sporting Goods.  Other major tenants include Jo-Ann Fabrics, Ross Dress For Less, DSW Shoe Warehouse, Staples, PetSmart, Old Navy, Apple and XXI Forever.  The St. Johns Town Center Property was built in three Phases beginning in 2004.  The initial phase of the project (“Phase I”) was completed in March 2005 and comprises approximately 1.0 million square feet. The Phase I comprises an approximately 600,000 square foot lifestyle center anchored by Dillard’s and Dick’s Sporting Goods in addition to approximately 100 shops including Anthropologie, Apple and Williams Sonoma. Phase I also includes a community center anchored by Target, Ashley Furniture, Jo-Ann Fabric and Ross Dress For Less. The community center creates cross shopping opportunities within the project, providing customers with a mix of both discount and moderate-priced retailers.  In 2007, the second phase of the project (“Phase II”) was completed and consists of a luxury wing with approximately 200,000 square feet of small shops and restaurants occupied by tenants that include Louis Vuitton, West Elm, Lululemon, Pottery Barn and Tiffany & Co.  The final phase of the development (“Phase III”) opened in October 2014 and includes a Nordstrom anchor and approximately 33,000 square feet of additional in-line square footage.   Other Phase III tenants consist of a two-level Arhaus Furniture store, the Disney Store, Free People, Boston Proper and Yankee Candle. The Nordstrom at the St. Johns Town Center Property is the first location for this retailer in northeast Florida and the nearest previous Nordstrom location, 130 miles south in Orlando, Florida, closed in August 2014. The total development cost of Phase III was approximately $27.0 million and as of October 10, 2014, the St. Johns Town Center Property was 99.3% occupied by 182 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ST. JOHNS TOWN CENTER

The following table presents certain information relating to the tenancy at the St. Johns Town Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenant – Not Part of Collateral
Target	A-/A2/A		ANCHOR OWNED – NOT PART OF THE COLLATERAL
Dillard’s	BBB-/Ba2/BB+		ANCHOR OWNED – NOT PART OF THE COLLATERAL
Ashley Furniture	NR/NR/NR		ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenants
Dick’s Sporting Goods	NR/NR/NR	66,000	6.7%	$14.50	$957,000	3.5%	$278	6.6%	1/31/2021(5)
Nordstrom	A-/Baa1/A-	124,587	12.7%	$4.41	$550,000	2.0%	NAV(4)	NAV(4)	2/28/2030
Total Anchor Tenants		190,587	19.4%	$7.91	$1,507,000	5.5%

Major Tenants
XXI Forever	NR/NR/NR	14,470	1.5%	$62.95	$910,867	3.3%	$338	20.3%	7/31/2020(6)
DSW Shoe Warehouse	NR/NR/NR	30,000	3.1%	$17.00	$510,000	1.9%	$281	6.1%	1/31/2016
Barnes & Noble	NR/NR/NR	25,000	2.5%	$19.80	$495,000	1.8%	$268	7.4%	4/30/2015
Arhaus Furniture	NR/NR/NR	16,000	1.6%	$28.25	$452,000	1.6%	NAV	NAV	1/31/2025
Urban Outfitters	NR/NR/NR	12,139	1.2%	$37.00	$449,143	1.6%	$376	15.2%	10/31/2017
Maggiano’s Little Italy	BBB-/Ba2/BBB-	14,832	1.5%	$27.60	$409,363	1.5%	$603	6.5%	3/31/2015
Cheesecake Factory	NR/NR/NR	10,500	1.1%	$38.70	$406,350	1.5%	$1,067	4.8%	1/31/2026
West Elm	NR/NR/NR	11,462	1.2%	$31.18	$357,396	1.3%	$322	16.2%	3/31/2020
Ballard Design	NR/NR/NR	10,347	1.1%	$34.45	$356,454	1.3%	$334	16.4%	1/31/2018
JoAnn Fabrics	NR/Caa1/B	35,000	3.6%	$10.00	$350,000	1.3%	$167	6.9%	1/31/2016
Anthropologie	NR/NR/NR	10,736	1.1%	$32.00	$343,552	1.2%	$444	11.3%	1/31/2016
Ross Dress For Less	NR/A3/A+	30,187	3.1%	$11.00	$332,057	1.2%	NAV	NAV	1/31/2016
Pottery Barn	NR/NR/NR	12,221	1.2%	$26.56	$324,603	1.2%	$623	7.0%	3/31/2020
PetSmart	NR/NR/B+	19,107	1.9%	$14.50	$277,052	1.0%	$405	3.8%	5/31/2020
Old Navy	BBB-/Baa3/BBB-	16,953	1.7%	$15.73	$266,671	1.0%	$523	3.5%	3/31/2020
Total Major Tenants		268,954	27.4%	$23.20	$6,240,508	22.7%

Non-Major Tenants		514,682	52.5%	$38.38	$19,752,242	71.8%

Occupied Collateral Total		974,223	99.3%	$28.23	$27,499,750	100.0%

Vacant Space		6,934	0.7%

Collateral Total		981,157	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through September 2015.
(3)	Sales and Occupancy Costs are based on the trailing 12-month period ending December 31, 2013 and Annual U/W Base Rent, respectively.
(4)	Sales figures for Nordstrom are not available as the tenant opened for business in October 2014.
(5)	Dick’s Sporting Goods has three, 5-year renewal options.
(6)
XXI Forever may terminate its lease 60 days after August 1, 2015 if gross sales between August 1, 2014 and August 1, 2015 are less than $4.8 million.  Gross sales as of year-end 2013 were approximately $4.9 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ST. JOHNS TOWN CENTER

The following table presents certain information relating to the historical sales and occupancy costs at the St. Johns Town Center Mortgaged Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2011	2012	2013	Occupancy Cost(2)
Dick’s Clothing & Sport	$289	$293	$278	6.6%
XXI Forever	$365	$370	$338	20.3%
DSW Shoe Warehouse	$250	$270	$281	6.1%
Barnes & Noble	$324	$287	$268	7.4%
Urban Outfitters	$310	$289	$376	15.2%
Magginano’s Little Italy	$561	$582	$603	6.5%
Cheesecake Factory	$1,038	$1,042	$1,067	4.8%
Ballard Design	$262	$302	$334	16.4%
West Elm	$271	$315	$322	16.2%
Jo-Ann Fabrics	$179	$172	$167	6.9%
Anthropologie	$443	$416	$444	11.3%
Pottery Barn	$430	$577	$623	7.0%
PetSmart	$352	$377	$405	3.8%
Old Navy	$445	$500	$523	3.5%

Total Comparable Sales(3)	$559	$593	$603
Occupancy Costs(4)	9.8%	8.8%	9.4%

(1)
Historical Sales (PSF) and Occupancy Costs were provided by the borrowers and include tenants occupying less than 10,000 square feet and report full 12-month sales for the periods ending 2011, 2012 and 2013.

(2)	Occupancy Costs are based on the Annual U/W Base Rent and year-end 2013 reimbursements and sales for tenants occupying less than 10,000 square feet.
(3)	Excluding Apple, 2011, 2012 and 2013 Comparable Sales were $458 per square foot, $485 per square foot and $502 per square foot, respectively.
(4)	Excluding Apple, 2011, 2012 and 2013 Occupancy Costs were 11.2%, 10.2% and 10.8%, respectively.

The following table presents certain information relating to the lease rollover schedule at the St. Johns Town Center Mortgaged Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	29	144,907	14.8%	144,907	14.8%	$4,048,771	$27.94
2016	37	213,970	21.8%	358,877	36.6%	$4,704,807	$21.99
2017	15	63,569	6.5%	422,446	43.1%	$2,812,710	$44.25
2018	25	90,699	9.2%	513,145	52.3%	$4,225,433	$46.59
2019	7	28,370	2.9%	541,515	55.2%	$944,586	$33.30
2020	13	126,976	12.9%	668,491	68.1%	$3,615,939	$28.48
2021	6	86,005	8.8%	754,496	76.9%	$1,901,404	$22.11
2022	4	5,297	0.5%	759,793	77.4%	$553,843	$104.56
2023	10	25,586	2.6%	785,379	80.0%	$1,152,381	$45.04
2024	10	25,940	2.6%	811,319	82.7%	$1,554,791	$59.94
Thereafter	26	162,904	16.6%	974,223	99.3%	$1,985,085	$12.19
Vacant	0	6,934	0.7%	981,157	100.0%	$0	$0.00
Total/Weighted Average	182	981,157	100.0%			$27,499,750	$28.23

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ST. JOHNS TOWN CENTER

The following table presents historical occupancy percentages at the St. Johns Town Center Mortgaged Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	10/10/2014(2)

99.0%	99.0%	100.0%	99.3%

(1)	Information obtained from the borrowers and occupancy was based on only the Phase I & Phase II square footage.
(2)	Information obtained from the underwritten rent roll and includes the Phase III development.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the St. Johns Town Center Mortgaged Property:

Cash Flow Analysis

	2012	2013	TTM 5/31/2014	U/W(1)	Market Adjusted U/W	U/W $ per SF
Base Rent	$23,121,892	$23,565,999	$24,063,933	$26,340,833	$26,340,833	$26.85
Grossed Up Vacant Space	0	0	0	211,282	211,282	$0.22
Rent Steps	0	0	0	710,092	710,092	$0.72
Rent Averaging	0	0	0	149,411	149,411	$0.15
Near Term Roll Benefit	0	0	0	448,824	0	$0.46
Occ. Cost Mark-to-Market	0	0	0	0	2,915,084(2)	$0.00
Percentage Rent	1,108,480	1,103,226	1,096,992	1,352,750	1,352,750	$1.38
Total Reimbursables	11,687,660	11,968,065	12,919,366	13,108,151	13,108,151	$13.36
Other Income	608,968	675,593	685,748	685,748	685,748	$0.70
Specialty Leasing	623,416	576,544	482,268	482,268	482,268	$0.49
Less Vacancy & Credit Loss	30,619	(23,061)	(71,444)	(1,358,052)(3)	(1,336,056)(3)	($1.38)
Effective Gross Income	$37,181,035	$37,866,366	$39,176,863	$42,131,307	$44,619,564	$42.94

Total Operating Expenses	$10,179,128	$10,412,694	$10,864,017	$10,850,053	$10,850,053	$11.06

Net Operating Income	$27,001,907	$27,453,672	$28,312,846	$31,281,254	$33,769,511	$31.88

TI/LC	0	0	0	1,108,917	1,108,917	$1.13
Capital Expenditures	0	0	0	117,739	117,739	$0.12
Net Cash Flow	$27,001,907	$27,453,672	$28,312,846	$30,054,599	$32,542,855	$30.63

NOI DSCR(4)	3.43x	3.48x	3.59x	3.97x	4.29x
NCF DSCR(4)	3.43x	3.48x	3.59x	3.81x	4.13x
NOI DY(4)	13.3%	13.5%	13.9%	15.4%	16.6%
NCF DY(4)	13.3%	13.5%	13.9%	14.8%	16.0%

(1)
The increase in Base Rent from the TTM 5/31/2014 to U/W is mostly attributed to the opening of the 157,164 square feet Phase III development that opened in October 2014.  The Phase III tenants account for approximately $1.8 million of U/W Base Rent.

(2)
A mark-to-market rental adjustment was made for all Phase I original tenants that have leases that expire in 2015 and 2016, excluding Apple and tenants who occupy over 10,000 square feet.  The following assumptions were made: (i) rent for any tenants with an occupancy cost greater than 20.0% were decreased to a rental rate that would achieve a 20.0% occupancy cost based on year-end 2013 sales and recoveries (-$149,967); (ii) rent for any tenants with an occupancy cost less than 15.0% were increased to a rental rate that would achieve a 15.0% occupancy cost based on year-end 2013 sales and recoveries ($2,858,729); (iii) rent adjustments were not made for any tenant with an occupancy cost between 15.0% and 20.0% based on year-end 2013 sales and recoveries; and (iv) tenants with leases that expire in 2015 or 2016 that have automatic predetermined rental rate renewals were assumed to renew at the predetermined rental rates ($206,323).

(3)	The underwritten economic vacancy is 3.2%. The St. Johns Town Center Property was 99.3% occupied as of October 10, 2014.
(4)	DSCRs and debt yields are based on the St. Johns Town Center Pooled Loan Combination.

Appraisal.  As of the appraisal valuation date of August 21, 2014, the St. Johns Town Center Mortgaged Property had an “as-is” appraised value of $760,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated August 22, 2014, there was no evidence of any recognized environmental conditions at the St. Johns Town Center Mortgaged Property.

Market Overview and Competition.  The St. Johns Town Center Property is located approximately 12.0 miles southeast of the Jacksonville central business district, approximately 2.1 miles west of the University of North Florida, approximately one mile east of the Florida Blue Cross and Blue Shields headquarters and approximately 1.5 mile east of a Merrill Lynch campus.  In addition, there are several million square feet of multi-tenant Class A office space in low and mid-rise buildings, primarily west and southwest of the St. Johns Town Center Property.  Jacksonville is the largest city in Florida and the largest city in land area in the contiguous United States.  With a population of nearly 1.4 million residents, Jacksonville is the most populous city in Florida and the third most populous city on the east coast, behind New York City and Philadelphia. Jacksonville is home to the Mayo Clinic, Nemours Children’s Clinic and UF Health Jacksonville (a teaching hospital for the University of Florida Health Science Center) and the headquarters for the surgical technologies division for Medtronic and other life science firms with headquarters that are located in the Jacksonville area, including vision-care products manufacturer Vistakon and the United States headquarters for Ranbaxy Pharmaceuticals.  As of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ST. JOHNS TOWN CENTER

April 2014, Jacksonville’s unemployment rate of 5.6% remains lower than both the national rate of 6.3% and the state rate at 6.2% and year-over-year, the unemployment rate is down 1.2%.  Additionally, Jacksonville is home to three Fortune 500 corporations: CSX, Fidelity National Financial and Fidelity National Information Services.  According to the appraisal, The St. Johns Town Center Property’s primary trade area is defined as the Jacksonville core based statistical area (“CBSA”) with an estimated residential population of 1.4 million people as of year-end 2014.  The estimated population within a five and ten-mile radius of the St. Johns Town Center Property is 157,124 and 511,747, respectively, with an average household income within the same radii of $68,440 and $69,635, respectively.

The following table presents certain information relating to comparable properties to the St. Johns Town Center Property:

Competitive Set(1)

	St. Johns Town Center (Subject)	Avenues Mall	Orange Park Mall	River City Marketplace	Markets at Town Center
Location	Jacksonville, FL	Jacksonville, FL	Orange Park, FL	Jacksonville, FL	Jacksonville, FL
Distance from Subject	--	5.0 miles	13.5 miles	16.0 miles	0.7 miles
Property Type	Super Regional Mall	Super Regional Mall	Super Regional Mall	Regional Center	Power Center
Year Built/Renovated	2005/2014	1964/2005	1975/1991	2005/NAP	2008/NAP
Anchors	Various(2)	Dillard’s, Belk, JC Penney, Sears, Books A Million, Forever 21	Dillard’s, Belk, JC Penney, Sears, Dick’s Sporting Goods	WalMart Supercenter, Lowe’s, Gander Mountain, Best Buy, Ashley Furniture	Toys R Us, Nordstrom Rack, Best Buy, West Marine
Total GLA	981,157 SF	1,116,480 SF	944,255 SF	943,505 SF	317,295 SF
Total Occupancy	99%	96%	100%	99%	91%

(1)	Information obtained from the appraisal.
(2)	See “Major Tenants” section.

The Borrowers. The borrowers are Shops at St. Johns, LLC and STJTC II, LLC, each a Delaware limited liability company and single purpose entity with two independent directors.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the St. Johns Town Center Loan Combination. Simon Property Group, L.P. (“Simon”) is the guarantor of certain nonrecourse carveouts up to 10.0% of the St. Johns Town Center Loan Combination.

The Sponsors. The sponsors are Simon and Deutsche Bank Asset & Wealth Management (“DeAWM”).  Simon is an S&P 100 company with total market capitalization of $88.0 billion as of June 30, 2014 and Simon owns or has an interest in 228 retail commercial properties totaling approximately 189.0 million square feet.  DeAWM, formerly known as RREEF, has been investing in real estate for over 40 years with a current portfolio of approximately €35.2 billion of assets under management as of June 30, 2014. Simon has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deed-in-lieu of foreclosure. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans—Non-Recourse Obligations” and “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents do not require monthly escrows for real estate tax payments provided (i) no event of default has occurred and is continuing; (ii) the borrowers provide the lender with timely proof of payment; or (iii) the trailing 12-month debt service coverage ratio is not less than 1.20x for two consecutive calendar quarters.   The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrowers is maintained pursuant to one or more blanket insurance policies approved by the lender; (iii) the borrowers provide the lender with timely proof of payment of insurance premiums; and (iv) the borrowers provide evidence of renewal of insurance policies. The loan documents do not require monthly deposits for replacement reserves or tenant improvements or leasing commissions as long as (i) no event of default has occurred and is continuing; or (ii) the trailing 12-month debt service coverage ratio is not less than 1.20x.  If an event of default has occurred and is continuing or the trailing 12-month debt service coverage ratio is less than 1.20x for two consecutive calendar quarters, then monthly deposits of $20,441 (subject to a cap of $490,578) will be required for replacement reserves and $81,763 (subject to a cap of $1,962,314) will be required for tenant improvements and leasing commissions.

Lockbox and Cash Management. The St. Johns Town Center Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrowers direct tenants to pay their rents directly into such lockbox account.  The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within two business days of receipt.  Prior to the occurrence of a Lockbox Event Period (as defined below), all excess funds on deposit in the lockbox account are disbursed to the borrowers.  During a Lockbox Event Period, all excess cash flow is swept to a lender-controlled cash management account on a monthly basis.

A “Lockbox Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the borrowers or property manager declares bankruptcy; or (iii) for the trailing-twelve month period, the net cash flow debt service coverage ratio is less than 1.10x for two consecutive calendar quarters.  A Cash Trap Event Period will be cured, with regard to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ST. JOHNS TOWN CENTER

clause (i), upon the cure of such event of default; with regard to clause (ii)(a) if the borrowers replace the sponsor with a Qualified Manager (as defined below) within 60 days of the bankruptcy or (b) the bankruptcy is discharged or dismissed within 90 days; or with regard to clause (iii), for the trailing-twelve month period, the net cash flow debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.  The borrowers will have the right to cure a Lockbox Event Period no more than five times (in aggregate).

A “Qualified Manager” is a reputable and experienced professional management organization which is not subject to a bankruptcy, insolvency or similar proceeding that manages, together with its affiliates, (i) at least five retail properties containing at least 750,000 square feet of gross leasable area per property; and (ii) retail properties and shopping centers other than the St. Johns Town Center Property totaling at least in the aggregate 5,000,000 square feet of gross leasable area.

Property Management.  The St. Johns Town Center Property is managed by an affiliate of the borrowers.

Assumption. The borrowers have the right to transfer the St. Johns Town Center Mortgaged Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C24 Certificates, and similar confirmations with respect to the ratings of any securities backed by the St. Johns Town Center Pooled Companion Loan.

Free Release.  Provided no event of default has occurred and is continuing, the borrowers are permitted to a free release of immaterial or a non-income producing portions of the St. Johns Town Center Mortgaged Property to third parties or affiliates of the borrowers.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  The St. Johns Town Center Loan Combination includes the Trust Subordinate Companion Loan, a subordinate interest in the St. Johns Town Center Loan Combination totaling $146,500,000.  See “Description of the Mortgage Pool—Split Loan Structures—St. Johns Town Center Loan Combination” in the Free Writing Prospectus.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the St Johns Town Center Mortgaged Property.  The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with an 12-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the St. Johns Town Center Property. At the time of loan closing, the St. Johns Town Center Property had insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TWO WESTLAKE PARK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TWO WESTLAKE PARK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TWO WESTLAKE PARK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TWO WESTLAKE PARK

Two Westlake Park
580 Westlake Park Boulevard
Houston, TX 77079
HOUSTON
Stagecoach
The Woodlands
Tomball
Spring
Atascocita
Humble
Cypress
Jersey Village
Katy
Channelview
Baytown
Pasadena
La Porte
Bellaire
Sugar Land
Missouri City
Pearland
Richmond
Rosenberg
League City
Texas City
Friendswood
Alvin
Santa Fe
Hitchcock
NW Frwy
Telge Rd
Cypress N. Houston Rd
Mills Rd
Jones Rd
Willowbrook Mall
Tomball Pkwy
George Bush Intctl. Airport 12 miles
Houston National Golf Club
North Cypress Medical Center
Eldridge Pkwy
Sam Houston Race Park
West Rd
Jersey Village
North Houston
Breen Dr
Spencer Rd
The Centre in Copperfield
Copperwood Village
Copperfield
Little York Rd
Windfern Rd
Fairbanks N. Houston Rd
Hempstead Hwy
Tidwell Rd
Fairbanks
Clay Rd
Fry Rd
Barker-Cypress Rd
Grand Pkwy
Morton Rd
West Houston Airport
Bear Creek GC
Bear Creek Park
Northwest Houston
Sam Houston Pkwy
Pine Crest Country Club
Franz Rd
Mason Rd
HARRIS COUNTY
Brittmoore Rd
Gessner Dr
Katy
Houston Comm. College - Katy Campus
Crossing at Fry Road
Park Row
Texas Children's Hospital-West Campus
Energy Corridor
Hilshire Village
Downtown Houston 10 miles
Katy Frwy
Katy Mills
Kingsland Blvd
Peek Rd
Westgreen Blvd
City Centre
Memorial City Mall
Hunters Creek Village
Memorial Dr
Club at Falcon Point
Elks Dr
Bunker Hill Village
Westside
Briar Forest Dr
Cinco Ranch
Great Southwest Equestrian Ctr.
LaCenterra at Cinco Ranch
George Bush Park
Piney Point Village
Westheimer Pkwy
Westchase Shopping Center
Westheimer Rd
West Oaks Mall
Westchase
Westpark Dr
Uptown
Fry Rd
Meadow Brook Golf Course
Westpark Tollway
PlazAmericas Shopping Ctr.
SW Frwy
Bellaire Blvd
Gulfton
Shops at Bella Terra
Mission Bend
Beechnut St
Sharpstown
Bellaire
Canal Rd
Houston Baptist University
Braeburn
Alief
Bissonnet St
Dairy Ashford St
Kirkwood Rd
Wilcrest Dr
Addicks-Howell Rd
Harlem Rd
Four Corners
Braeburn Country Club
FORT BEND COUNTY
Hillcroft St
Meadows Place
Southwest Houston
Sam Houston Pkwy
Airport Blvd
The Fountains Shopping Ctr.
Houstonian Country Club
Pecan Grove Country Club
Sugar Land Regional Airport
Sugar Land
Stafford
Fondren Gardens
S. Main St
Pecan Grove
George Park
Willowisp Country Club
Sugar Land Town Square
First Colony Commons
First Colony Mall
The Market at Town Center
Ft. Bend Pkwy
Richmond
New Territory
Dulles Ave
Eldridge Rd
290
249
6
8
10
90
99
59
69

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Two Westlake Park

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$91,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$91,000,000			Location:	Houston, TX
% of Initial Pool Balance:	8.4%			Size:	450,154 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$202.15
Borrower Name:	Bravelake Property Owner LP			Year Built/Renovated:	1982/2013
Sponsor:	LVS II Offshore, L.P.			Title Vesting:	Fee
Mortgage Rate:	4.160%			Property Manager:	Self-managed
Note Date:	September 22, 2014			3rd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Maturity Date:	October 11, 2021			Most Recent Occupancy (As of):	100.0% (12/31/2013)
IO Period:	48 months			Current Occupancy (As of)(2):	100.0% (9/1/2014)
Loan Term (Original):	84 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$6,917,782 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$7,826,089 (12/31/2013)
Call Protection:	L(25),D(46),O(13)			Most Recent NOI (As of)(3):	$7,122,734 (TTM 6/30/2014)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$14,158,869
				U/W Expenses:	$5,924,328
				U/W NOI(3):	$8,234,540
				U/W NCF:	$7,306,364
Escrows and Reserves(1):				U/W NOI DSCR:	1.55x
				U/W NCF DSCR:	1.37x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.0%
Taxes	$2,260,754	$251,195	NAP	U/W NCF Debt Yield:	8.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$124,000,000
Replacement Reserves	$0	$9,476	$227,424	As-Is Appraisal Valuation Date:	August 29, 2014
TI/LC Reserve	$0	$37,904	$909,696	Cut-off Date LTV Ratio:	73.4%
Rent Concession Reserve	$326,980	$0	NAP	LTV Ratio at Maturity or ARD:	69.6%

(1)	See “Escrows” section.
(2)	The Two Westlake Park Property is 100.0% leased; however, 67,334 square feet (15.0% of the net rentable area) of BP plc’s space is dark. See “The Property” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Two Westlake Park Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an office tower and adjacent parking garage with two floors of office space located in Houston, Texas (the “Two Westlake Park Property”).  The Two Westlake Park Mortgage Loan was originated on September 22, 2014 by Wells Fargo Bank, National Association.  The Two Westlake Park Mortgage Loan had an original principal balance of $91,000,000, has an outstanding principal balance as of the Cut-off Date of $91,000,000 and accrues interest at an interest rate of 4.160% per annum.  The Two Westlake Park Mortgage Loan had an initial term of 84 months, has a remaining term of 83 months as of the Cut-off Date and requires interest-only payments for the first 48 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule.  The Two Westlake Park Mortgage Loan matures on October 11, 2021.

Following the lockout period, the borrowers have the right to defease the Two Westlake Park Mortgage Loan in whole, but not in part, on any date before October 11, 2020.  In addition, the Two Westlake Park Mortgage Loan is prepayable without penalty on or after October 11, 2020.

Sources and Uses

Sources			Uses
Original loan amount	$91,000,000	73.9%	Purchase price	$120,000,000	97.5%
Sponsor’s new cash contribution	$32,106,521	26.1	Reserves	2,587,734	2.1
			Closing costs	518,787	0.4
Total Sources	$123,106,521	100.0%	Total Uses	$123,106,521	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TWO WESTLAKE PARK

The Property.  The Two Westlake Park Property is comprised of a 17-story, class A, office tower and an adjacent seven-level parking garage, which also includes two floors of office space above the parking garage located in Houston, Texas.  The Two Westlake Park Property is situated on 5.4 acres  within the larger 58.0-acre Westlake Park office complex and consists of two office components; a 382,820 square foot office tower (the “Tower Space”) and a 67,334 square foot space located on a portion of the top two floors of the adjacent parking garage  (the “Club Space”).  The Club Space was previously leased to the Westlake Club.  The Tower Space is 54.1% leased to ConocoPhillips (“Conoco”) and 25.0% leased to BP plc (“BP”).  Conoco has expanded approximately 120,621 square feet since taking occupancy at the Two Westlake Property in 2002.  The Two Westlake Park Property is located adjacent to BP’s North American headquarters and since taking occupancy in 2005, BP has increased its square footage from 95,669 square feet to 163,003 square feet.  The Club Space was previously used as a fitness gym, but in 2013 the seller spent approximately $6.0 million to renovate the Club Space, which included upgrading the core and shell of the space; roof replacement; new exterior windows; exterior walls and stucco, HVAC system, mechanical rooms, restrooms, plumbing and electrical. The Club Space is currently in shell condition and neither the borrower nor BP has any obligation to complete the build-out during the lease term.  The Two Westlake Property contains a seven-level parking garage that offers 1,299 spaces, resulting in a parking ratio of approximately 3.1 spaces per 1,000 square feet of rentable area.  Other building amenities include a fitness center with showers and locker rooms, basement floor café and 77 executive parking spaces.  As of September 1, 2014 the Two Westlake Park Property was 100.0% leased by nine tenants.

The following table presents certain information relating to the tenancy at the Two Westlake Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
ConocoPhillips	A/A1/A	207,009(3)	46.0%	$22.19(4)	$4,592,648	45.5%	11/30/2019(5)(6)
BP	A/A2/A	163,003(7)	36.2%	$22.08 (8)	$3,599,758	35.7%	Various(9)
Marubeni-Itochu	NR/Baa2/BBB	25,041	5.6%	$24.18	$605,545	6.0%	Various(10)(11)
Merrill Lynch Pierce	A/Baa2/NR	12,711	2.8%	$26.41	$335,679	3.3%	4/30/2017
Total Major Tenants		407,764	90.6%	$22.40	$9,133,630	90.5%

Non-Major Tenants		42,390	9.4%	$22.60	$958,105	9.5%

Occupied Collateral Total		450,154	100.0%	$22.42	$10,091,735	100.0%

Vacant Space		0	0.0%

Collateral Total		450,154	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent increases through August 2015.
(3)	Square footage includes 7,386 square feet of storage space. The Annual U/W Base Rent PSF for the storage space is $15.00.
(4)	The Annual U/W Base Rent and Annual U/W Base Rent PSF for Conoco represent the tenant’s average rent over their lease term. The tenant’s current in-place rent is $21.00 PSF.
(5)	Conoco has one, 5-year renewal option at the prevailing market rental rate with 12-months’ notice.
(6)	Conoco can terminate 7,386 square feet of storage space at any time with 60-days’ notice.
(7)	BP leases 67,334 square feet, which was previously used as a work-out facility. The space is in shell condition and not currently being used by BP.
(8)
The Annual U/W Base Rent and Annual U/W Base Rent PSF for BP represent the tenant’s average rent over their lease term.  The tenant’s current in-place rent for the Club Space is $14.50 PSF and $26.50 PSF for the Tower Space.

(9)
The lease for the Tower Space (95,669 square feet) expires on June 30, 2017 and the lease for the Club Space (67,334 square feet) expires on April 30, 2019.  The lease for the Tower Space includes one, 3-year tenant renewal option at $26.50 PSF and the Club Space lease includes one, 5-year  tenant extension at the prevailing fair market rent.

(10)	7,131 square feet expires on November 30, 2016 and 17,910 square feet expires on January 31, 2021.
(11)	Marubeni-Itochu may terminate 17,910 square feet on February 1, 2016 with nine months’ notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TWO WESTLAKE PARK

The following table presents certain information relating to the lease rollover schedule at the Two Westlake Park Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	3,251	0.7%	3,251	0.7%	$58,485	$17.99
2014	0	0	0.0%	3,251	0.7%	$0	$0.00
2015	2	12,515	2.8%	15,766	3.5%	$261,136	$20.87
2016	2	20,477	4.5%	36,243	8.1%	$486,967	$23.78
2017	6	108,380	24.1%	144,623	32.1%	$2,878,294	$26.56
2018	1	7,839	1.7%	152,462	33.9%	$160,700	$20.50
2019	7	274,343	60.9%	426,805	94.8%	$5,649,792	$20.59
2020	0	0	0.0%	426,805	94.8%	$0	$0.00
2021	2	23,349	5.2%	450,154	100.0%	$596,362	$25.54
2022	0	0	0.0%	450,154	100.0%	$0	$0.00
2023	0	0	0.0%	450,154	100.0%	$0	$0.00
2024	0	0	0.0%	450,154	100.0%	$0	$0.00
Thereafter	0	0	0.0%	450,154	100.0%	$0	$0.00
Vacant	0	0	0.0%	450,154	100.0%	$0	$0.00
Total/Weighted Average	22(4)	450,154	100.0%			$10,091,735	$22.42

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Multiple tenants operate under more than one lease. There are nine tenants subject to 22 leases.

The following table presents historical occupancy percentages at the Two Westlake Park Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	9/1/2014(2)

100.0%	100.0%	100.0%	100.0%

(1)       Information obtained from the borrower.
(2)       Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TWO WESTLAKE PARK

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Two Westlake Park Property:

Cash Flow Analysis

	2012	2013	TTM 6/30/2014	U/W	U/W $ per SF
Base Rent	$9,404,703	$9,331,477	$9,239,208	$10,091,735(1)	$22.42
Grossed Up Vacant Space	0	0	0	0	0.00
Total Reimbursables	1,729,435	3,407,868	3,456,882	4,134,793	9.19
Parking Income	390,814	185,373	178,615	402,360	0.89
Other Income	81,037	35,674	34,567	34,567	0.08
Less Free Rent	(217,407)	(218,479)	(650,896)	0(2)	0.00
Less Vacancy	0	0	0	(504,587)(3)	(1.12)
Effective Gross Income	$11,388,581	$12,741,913	$12,258,376	$14,158,869	$31.45

Total Operating Expenses	$4,470,799	$4,915,824	$5,135,642	$5,924,328	$13.16

Net Operating Income	$6,917,782	$7,826,089	$7,122,734	$8,234,540	$18.29

TI/LC	0	0	0	838,146	1.86
Capital Expenditures	0	0	0	90,031	0.20
Net Cash Flow	$6,917,782	$7,826,089	$7,122,734	$7,306,364	$16.23

NOI DSCR	1.30x	1.47x	1.34x	1.55x
NCF DSCR	1.30x	1.47x	1.34x	1.37x
NOI DY	7.6%	8.6%	7.8%	9.0%
NCF DY	7.6%	8.6%	7.8%	8.0%

(1)
The increase in the U/W Base Rent from the TTM 6/30/2014 is attributed to contractual rent increases through August 2015 ($42,066), lease renewals($10,348), rent averaging for Conoco, BP and Merrill Lynch Pierce($398,570) and the expiration of free rent ($406,248).

(2)	The remaining parking free rent ($650,896) expires in May 2016. A free rent escrow was collected at closing for all outstanding concessions.
(3)	The underwritten economic vacancy is 5.0%. The Two Westlake Park Property was 100.0% leased as of September 1, 2014.

Appraisal.  As of the appraisal valuation date of August 29, 2014, the Two Westlake Park Property had an “as-is” appraised value of $124,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated August 27, 2014, there was no evidence of any recognized environmental conditions at the Two Westlake Park Property.

Market Overview and Competition.  The Two Westlake Park Property is located along the southwest corner of the intersection of Westlake Boulevard and Grisby Road and less than one-half mile away from Interstate-10 in Houston’s Energy Corridor/West Katy Freeway office submarket.  The Energy Corridor is located along Interstate-10 midway between Beltway 8 and the Grand Parkway, and is home to several multi-national companies.  According to the appraisal, the broad range of companies, from energy to healthcare, engineering, and financial services makes the Energy Corridor the fifth largest employment center in the Houston region with more than 84,000 employees.  Top employers in the Energy Corridor include many multi-national corporations such as Conoco, ExxonMobil Chemical, Shell Oil Company, BP, Gulf States Toyota, SYSCO Corporation, KBR, McDermott International, and UniversalPegasus International.  The Energy Corridor/West Katy Freeway office submarket is the third largest submarket, behind only the central business district and the Galleria submarket in terms of overall size among Houston’s office markets. The Energy Corridor/Katy Freeway office submarket has historically been one of Houston’s best performing submarkets due to its concentration of oil and gas companies, as well as its accessibility and proximity to a number of middle and upper-income master planned communities located throughout Houston’s west side.  According to the appraisal, the amount of Class A space in the Energy Corridor/West Katy Freeway increased from 5.1 million square feet at the end of 2000 to 13.9 million square feet as of mid-year 2014.  In addition, the Energy Corridor/West Katy Freeway Class A office submarket experienced net absorption of nearly approximately 6.5 million square feet from 1999 to 2013, which included 11 consecutive quarters of positive net absorption. The appraiser assumed a market rent conclusion of $23.50 per square foot, triple-net for the Tower Space and $17.00 per square foot, triple net for the Club Space.

The Two Westlake Park Property is located within the 2.8 million square foot, 58.0 acre Westlake Park office complex.  Westlake Park’s campus-like setting provides communal open spaces and walkability between the various buildings.  Within the Westlake Park complex, BP leases or owns approximately 1.5 million square feet in four separate buildings, which includes their North American headquarters.  The Two Westlake Park Property is adjacent to the BP headquarters property.  According to a third-party market research report, since 2004, occupancy within the Westlake Park office complex has averaged 98.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TWO WESTLAKE PARK

The following table presents certain information relating to comparable properties to the Two Westlake Park Property:

Competitive Set(1)

	Two Westlake Park (Subject)	Energy Center II	The Reserve at Park Ten	Eldridge Oaks Phase I	Three Eldridge Place	Energy Tower II	Energy Crossing I
Location	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX
Distance from Subject	--	1.5 miles	2.6 miles	1.5 miles	1.9 miles	2.9 miles	1.4 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1982/2013	2009/NAP	2009/NAP	2009/NAP	2009/NAP	2009/NAP	2008
Stories	17	12	6	14	13	17	6
Total GLA	450,154 SF	303,299 SF	146,239 SF	349,190 SF	305,885 SF	428,831 SF	240,166 SF
Total Occupancy	100%	100%	100%	99%	100%	100%	100%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Bravelake Property Owner, LP (“Bravelake”), which is a single purpose entity with one independent director.  Bravelake is a joint-venture that is owned by Pimco Bravo Fund II, L.P. and Hicks Management LLC.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Two Westlake Park Mortgage Loan.  LVS II Offshore, L.P. is the guarantor of certain nonrecourse carveouts under the Two Westlake Park Mortgage Loan.

The Sponsor. The sponsor is LVS II Offshore, L.P. (“LVS”).  Pimco Bravo Fund II, L.P., which owns 100.0% of LVS, is a $5.5 billion real estate private equity fund that is controlled by Pacific Investment Management, LLC (“Pimco”).  Pimco is a global investment manager with offices in 12 countries and has approximately $1.94 trillion in assets under management as of March 31, 2014.

Escrows. The loan documents provide for upfront reserves in the amount of $2,260,754 for taxes and $326,980 for parking rent concessions associated with BP ($303,600), Marubeni-Itochu ($10,785) BP Federal Credit Union ($7,480), and Merrill Lynch Pierce ($5,115).  The loan documents require monthly deposits of $251,195 for real estate taxes, $9,476 for replacement reserves (subject to a cap of $227,424) and $37,904 for tenant improvements and leasing commissions.  The tenant improvements and leasing commissions reserve will be capped at $909,696 but only for so long as (i) no event of default has occurred and is continuing and (ii) the amortizing debt service coverage ratio is not less than 1.10x.  The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket insurance policies; and (iii) the borrowers provides the lender with timely proof of payment of insurance premiums.

Lockbox and Cash Management. The Two Westlake Park Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account.  The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within one business day of receipt.  Funds are then swept into a cash management account controlled by the lender and prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds after the application in accordance with the loan documents are distributed to the borrower’s operating account.  During a Cash Trap Event Period, all excess cash flow is retained in the cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing net cash flow debt service coverage ratio is less than 1.10x at the end of any calendar quarter; or (iii) either Conoco or BP fails to give notice that it will be renewing or gives notice that it will not be renewing its respective lease on or before 12-months prior to their lease expiration for BP and 24-months for Conoco.

A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the amortizing net cash flow debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters; and with regard to clause (iii), (a) the date on which Conoco or BP renews or extends its respective lease; (b) a replacement tenant that is not an affiliate of the borrower takes occupancy in the entire space formerly occupied by Conoco or BP and is paying full unabated rent; or (c) an amount equal to $25.00 per square foot of the terminated or not renewed Conoco or BP space is collected into a tenant improvement and leasing commissions reserve.

Property Management.  The Two Westlake Park Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Two Westlake Park Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C24 Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TWO WESTLAKE PARK

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Two Westlake Park Property.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GATEWAY CENTER PHASE II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GATEWAY CENTER PHASE II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GATEWAY CENTER PHASE II

Gateway Center Phase II
550 Gateway Drive
Brooklyn, NY 11217
NEW YORK CITY
MANHATTAN
BROOKLYN
QUEENS
NEW JERSEY
Hudson River
Union City
Hoboken
JERSEY CITY
Liberty State Park
Ellis Island
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Lincoln Tunnel
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Times Square
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MT. LEBANON CEMETERY
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Downtown Brooklyn
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Atlantic Ave.
Barclays Center
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Red Hook
Park Slope
Eastern Pkwy.
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Prospect Park
South Brooklyn Marine Terminal
Gowanus Expwy
5th Ave.
GREENWOOD CEMETERY
39th St.
Sunset Park
Bedford Ave.
New York Ave.
Kings County Hospital
SUNY Downstate Medical Ctr.
Rockaway Pkwy.
Penn. Ave.
Linden Blvd.
East New York
Howard Beach
John F. Kennedy International Airport
Belt Parkway
Spring Creek Park
Remsen Ave.
Ave. D
Kings Hwy.
Utica Ave.
Flatlands Ave.
Canarsie
Canarsie Beach Park
Jamaica Bay
Crossbay Blvd.
Ditmas Ave.
Borough Park
Ft. Hamilton Pkwy.
65th St.
Bay Ridge
Brooklyn College
Flatlands
Ocean Pkwy
Coney Island Ave.
Ocean Ave.
Nostrand Ave.
Flatbush Ave.
Ralph Ave.
18th Ave.
New Utrecht Ave.
Bay Ridge Pkwy.
Bay Pkwy.
86th St.
Belt Pkwy.
Fort Hamilton
VA Medical Ctr.-Brooklyn
Bensonhurst
Kings Hwy.
Sheepshead Bay
Ave. U
Gravesend
GATEWAY NATIONAL RECR. AREA
Floyd Bennett Field
Neptune Ave.
Coney Island
New York Aquarium
Brighton Beach
Oriental Blvd.
CUNY Kingsborough Comm. College
Manhattan Beach
Rockaway Inlet
Atlantic Ocean
Jacob Riis Park
Rockaway Beach
Fort Lee
BRONX
Port Washington
Great Neck
NASSAU COUNTY
Secaucus
LaGuardia Airport
Flushing
Cross Island Pkwy
Jamaica
Queens Village
Elmont
Valley Stream
Woodmere
Lawrence
Far Rockaway
Belt Pkwy
Flatbush
Bensonhurst
Sheepshead Bay
Coney Island
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 - Gateway Center Phase II

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$75,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance(1):	$75,000,000			Location:	Brooklyn, NY
% of Initial Pool Balance:	6.9%			Size:	602,164 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$498.20
Borrower Name:	Gateway Center Properties Phase II Owner, LLC			Year Built/Renovated:	2014/NAP
Sponsor:	The Related Companies, L.P.			Title Vesting:	Fee
Mortgage Rate:	4.277%			Property Manager:	Self-managed
Note Date:	August 14, 2014			3rd Most Recent Occupancy(4):	NAP
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(4):	NAP
Maturity Date:	September 6, 2024			Most Recent Occupancy(4):	NAP
IO Period:	120 months			Current Occupancy (As of)(5):	99.5% (9/9/2014)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI(4):	NAP
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(4):	NAP
Call Protection:	L(26),D(89),O(5)			Most Recent NOI(4):	NAP
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1)(2):	Yes
Additional Debt Type(1)(2):	New Market Tax Credit; Future Mezzanine; Pari Passu
				U/W Revenues:	$28,394,908
				U/W Expenses:	$4,856,899
Escrows and Reserves(3):				U/W NOI:	$23,538,009
				U/W NCF:	$22,771,407
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	1.81x
Taxes	$0	Springing	NAP	U/W NCF DSCR(1):	1.75x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1):	7.8%
Replacement Reserve	$0	Springing	$240,891	U/W NCF Debt Yield(1):	7.6%
TI/LC	$0	Springing	$1,333,450	As-Completed Appraised Value(6):	$451,000,000
Construction Completion	$18,087,509	$0	NAP	As-Completed Appraisal Valuation Date(6):	October 1, 2014
Outstanding TI/LC	$10,025,448	$0	NAP	Cut-off Date LTV Ratio(1)(6):	66.5%
Rent Concession	$2,680,329	$0	NAP	LTV Ratio at Maturity or ARD(1)(6):	66.5%

(1)
The Gateway Center Phase II Loan Combination, totaling $300,000,000, is comprised of three pari passu notes. The non-controlling Note A-2 had an original principal balance of $75,000,000, has an outstanding principal balance as of the Cut-off Date of $75,000,000 and will be contributed to the WFRBS 2014-C24 Trust.  The controlling Note A-1 had an original principal balance of $120,000,000 and is expected to be contributed to the COMM 2014-CCRE20 Trust; and the non-controlling Note A-3 had an original principal balance of $105,000,000 and is expected to be contributed to a future trust.  All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Gateway Center Phase II Loan Combination.

(2)	See “Subordinate and Mezzanine Indebtedness” section and “New Market Tax Credit Debt” section.
(3)	See “Escrows” section.
(4)	Historical occupancy and operating history are not available as the Gateway Center Phase II Property was built in 2014.
(5)	See “Historical Occupancy” section.
(6)
Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the As-Completed Appraised Value.  As of the appraisal valuation date of September 19, 2014, the Gateway Center Phase II Property had an as-is appraised value of $443,000,000.  Based on the as-is appraised value, the Cut-off Date LTV Ratio is 67.7%.

The Mortgage Loan.  The mortgage loan (the “Gateway Center Phase II Loan Combination”) is evidenced by three pari passu promissory notes (notes A-1, A-2 and A-3) secured by a first mortgage encumbering an anchored retail property located in Brooklyn, New York (the “Gateway Center Phase II Property”).  The Gateway Center Phase II Loan Combination was co-originated on August 14, 2014 by Wells Fargo Bank, National Association and German American Capital Corporation.  The Gateway Center Phase II Loan Combination had an original principal balance of $300,000,000, has an outstanding principal balance as of the Cut-off Date of $300,000,000 and accrues interest at an interest rate of 4.277% per annum.  The Gateway Center Phase II Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments through the term of the Gateway Center Phase II Loan Combination.  The Gateway Center Phase II Loan Combination matures on September 6, 2024.  See “Description of the Mortgage Pool—Split Loan Structures—The Gateway Center Phase II Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GATEWAY CENTER PHASE II

Note A-2, which represents a non-controlling interest in the Gateway Center Phase II Loan Combination and will be contributed to the WFRBS 2014-C24 Trust, had an original principal balance of $75,000,000 and has an outstanding principal balance as of the Cut-off Date of $75,000,000.  Note A-1, which had an original principal balance of $120,000,000, represents the controlling interest in the Gateway Center Phase II Loan Combination and is expected to be contributed to the COMM 2014-CCRE20 Trust.  Note A-3, which had an original principal balance of $105,000,000, represents a non-controlling interest in the Gateway Center Phase II Loan Combination and is expected to be contributed to a future trust.  However, the lender provides no assurances that the notes A-1 and A-3 will not be split further.  Notes A-1 and A-3 are herein referenced as the “Gateway Center Phase II Companion Loans.”

Following the lockout period, the borrower has the right to defease the Gateway Center Phase II Loan Combination in whole, but not in part, on any date before May 6, 2024.  In addition, the Gateway Center Phase II Loan Combination is prepayable without penalty on or after May 6, 2024.

Sources and Uses

Sources			Uses
Original loan combination amount	$300,000,000	100.0%	Loan payoff	$230,144,582	76.7%
			Reserves	30,793,286	10.3
			Closing costs	4,087,862	1.4
			Return of equity	34,974,271	11.7
Total Sources	$300,000,000	100.0%	Total Uses	$300,000,000	100.0%

The Property.  The Gateway Center Phase II Property is a one- and two-level, anchored retail power center comprising 602,164 square feet of rentable area and located in Brooklyn, New York.  The Gateway Center Phase II Property is located adjacent to Gateway Center Phase I, a 638,000 square foot retail power center also developed and owned by the sponsor (not part of the collateral).  Completed in 2002, Gateway Center Phase I is anchored by Home Depot, Target and BJ’s Wholesale Club and was 100.0% leased as of September 2014.  The most recent prior financing of the Gateway Center Phase II Property was not included in a securitization; however, Gateway Center Phase I was securitized in UBSBB 2013-C6.  The rentable area of the Gateway Center Phase II Property is inclusive of three pad sites leased to JC Penney, Applebee’s and Bank of America.  The JC Penney store at the Gateway Center Phase II Property is the only new store that the company has opened this year. JC Penney has invested approximately $25.0 million constructing and building out its space and has prepaid $10.0 million in pad rent, representing 28.9% of the tenant’s contractual rent over its entire 20-year lease term.  The Gateway Center Phase II Property contains 2,087 parking spaces, resulting in a parking ratio of 3.5 spaces per 1,000 square feet of rentable area.  As of September 9, 2014, the Gateway Center Phase II Property was 99.5% leased to 33 tenants (inclusive of two LOIs accounting for 1.2% of the rentable area), and the Gateway Center Phase II Property was 97.1% pre-leased prior to the opening of the first tenant (Applebee’s) on July 23, 2014.  As of October 14, 2014, the Gateway Center Phase II Property was 87.4% physically occupied by 21 tenants.  By November 30, 2014, the Gateway Center Phase II Property is expected to be 96.3% physically occupied by 27 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GATEWAY CENTER PHASE II

The following table presents certain information relating to the tenancy at the Gateway Center Phase II Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody's /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Anchor Tenants
Burlington Coat Factory	NR/NR/B	73,864	12.3%	$34.00	$2,511,512	10.2%	NAV	NAV	8/24/2029
ShopRite	NR/NR/NR	89,774	14.9%	$27.50	$2,468,785	10.1%	NAV	NAV	8/22/2034
JC Penney(3)	CCC/Caa1/CCC+	124,168	20.6%	$9.35(4)	$1,160,611(4)	4.7%	NAV	NAV	8/17/2034
Total Anchor Tenants		287,806	47.8%	$21.34	$6,140,908	25.0%

Major Tenants
Raymour & Flanigan	NR/NR/NR	31,479	5.2%	$46.00	$1,448,034	5.9%	NAV	NAV	7/23/2027
TJ Maxx	NR/A3/A+	32,922	5.5%	$42.26(5)	$1,391,420(5)	5.7%	NAV	NAV	8/21/2024
Nordstrom Rack	A-/Baa1/A-	32,697	5.4%	$42.19(6)	$1,379,329(6)	5.6%	NAV	NAV	10/6/2024
Sports Authority(7)	NR/B3/NR	33,593	5.6%	$34.50	$1,158,959	4.7%	NAV	NAV	10/7/2026
Michaels	NR/NR/B	22,516	3.7%	$50.00	$1,125,800	4.6%	NAV	NAV	8/12/2024
Total Major Tenants		153,207	25.4%	$42.45	$6,503,542	26.5%

Non-Major Tenants(8)		158,079	26.3%	$75.14	$11,877,937	48.4%

Occupied Collateral Total		599,092	99.5%	$40.93	$24,522,388	100.0%

Vacant Space		3,072	0.5%

Collateral Total		602,164	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales PSF and Occupancy Costs are not available, as the first tenant to open for business was on July 23, 2014.
(3)	JC Penney is a leased fee tenant and owns its improvements.
(4)	JC Penney prepaid $10.0 million of pad rent.
(5)
Represents the tenant’s average rent per square foot and contractual rental rate from the Note Date through the tenant’s Lease Expiration Date.  TJ Maxx has a current rental rate of $40.00 per square foot.

(6)
Represents the tenant’s average rent per square foot and contractual rental rate over the term of the Gateway Center Phase II Loan Combination.  Nordstrom Rack has a current rental rate of $40.00 per square foot.

(7)	Sports Authority has a signed lease and is expected to open in October 2014.
(8)
Includes (i) nine tenants totaling 5.3% of Tenant NRSF that have signed leases but were not yet in occupancy or open for business as of October 14, 2014 and (ii) New York & Co and GameStop (collectively 1.2% of Tenant NRSF and 2.6% of Annual U/W Base Rent), which have executed LOIs but have not yet signed leases.

The following table presents certain information relating to the lease rollover schedule at the Gateway Center Phase II Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	1	1,870	0.3%	1,870	0.3%	$190,908	$102.09
2020	1	1,332	0.2%	3,202	0.5%	$139,860	$105.00
2021	0	0	0.0%	3,202	0.5%	$0	$0.00
2022	1	4,041	0.7%	7,243	1.2%	$404,100	$100.00
2023	0	0	0.0%	7,243	1.2%	$0	$0.00
2024	16	169,681	28.2%	176,924	29.4%	$10,071,493	$59.36
Thereafter	14	422,168	70.1%	599,092	99.5%	$13,716,027	$32.49
Vacant	0	3,072	0.5%	602,164	100.0%	$0	$0.00
Total/Weighted Average	33	602,164	100.0%			$24,522,388	$40.93

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GATEWAY CENTER PHASE II

The following table presents historical occupancy percentages at the Gateway Center Phase II Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	9/9/2014(2)(3)

NAP	NAP	NAP	99.5%

(1)	Historical Occupancy is not available, as the Gateway Center Phase II Property was built in 2014.
(2)	Information obtained from the underwritten rent roll.
(3)
Occupancy includes 10 tenants totaling 10.9% of rentable area that have signed leases but are not yet in occupancy or open for business.  Occupancy also includes New York & Co and GameStop (collectively 1.2% of rentable area), which have executed LOIs but have not yet signed leases.  As of October 14, 2014, the Gateway Center Phase II Property was 87.4% physically occupied by 21 tenants.  The Gateway Center Phase II Property is expected to be 96.3% physically occupied by November 30, 2014.

Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the Gateway Center Phase II Property:

Cash Flow Analysis(1)

	U/W	U/W $ per SF
Base Rent	$24,522,388	$40.72
Grossed Up Vacant Space	264,328	0.44
Total Reimbursables	3,791,167	6.30
Other Income	81,354	0.14
Total Gross Income	$28,659,237	$47.59

Less Vacancy	(264,328)(2)	(0.44)
Effective Gross Income	$28,394,908	$47.15

Total Operating Expenses	$4,856,899	$8.07

Net Operating Income	$23,538,009	$39.09

TI/LC	673,142	1.12
Capital Expenditures	93,461	0.16
Net Cash Flow	$22,771,407	$37.82

NOI DSCR(3)	1.81x
NCF DSCR(3)	1.75x
NOI DY(3)	7.8%
NCF DY(3)	7.6%

(1)	Historical operating performance is not available as the Gateway Center Phase II Property was built in 2014.
(2)	The underwritten economic vacancy is 0.9% of Total Gross Income. The Gateway Center Phase II Property was 99.5% leased (inclusive of two LOIs covering 1.2% of rentable area) as of September 9, 2014.
(3)	DSCRs and debt yields are based on the Gateway Center Phase II Loan Combination.

Appraisal.  As of the appraisal valuation date of October 1, 2014, the Gateway Center Phase II Property had an “as-completed” appraised value of $451,000,000.  The appraiser also concluded to an “as-is” appraised value of $443,000,000 with a valuation date of September 19, 2014.

Environmental Matters. The Phase I environmental report dated June 18, 2014 (the “Phase I ESA”) noted that the Gateway Center Phase II Property is located on the site of a former landfill that, based on subsurface investigations, was the source of soil and groundwater contamination on the site. The New York City Department of Environmental Protection (“NYCDEP”) reviewed the related reports, and ultimately the New York City Department of Housing Preservation issued a Final Environmental Impact Statement and Notice of Completion for the site that was prerequisite to any redevelopment. Subsequently, a Remedial Action Plan (“RAP”) was prepared by an environmental consultant and approved by NYCDEP in connection with the construction of improvements at the Gateway Center Phase II Property. The RAP included a vapor barrier beneath the buildings as well as a passive sub-slab depressurization system throughout the site. Based on the Notice of Completion and implementation of the RAP, the Phase I ESA concluded that soil and groundwater contamination from and the prior use of the property as a landfill was a controlled recognized environmental condition; further, other than filing a Closure Report and obtaining of a closure notice from the NYCDEP upon completion of the improvements as required by the RAP, no further action was required for such conditions.

In addition, the Phase I ESA identified (i) an open spill case relating to a release of approximately 20 gallons of diesel fuel (an unrelated third party having been identified as the responsible party) as a recognized environmental condition, for which it recommended monitoring until the New York State Department of Environmental Conservation granted administrative closure, and (ii) drums in the southern portion of the Gateway Center Phase II Property as an environmental issue, for which it recommended secondary containment or proper disposal if no longer in use.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GATEWAY CENTER PHASE II

Market Overview and Competition.  The Gateway Center Phase II Property is located within the North Brooklyn submarket, just north of Jamaica Bay and bound by Atlantic Avenue to the north, North Conduit Avenue to the east, 108th Street to the west and the Belt Parkway to the south.  Primary vehicular access to the area is provided by the Belt Parkway, which provides access to Brooklyn, Staten Island, Queens and Long Island.  Access from the east and west is provided via Flatlands Avenue, and access from the north and south is provided by Fountain Avenue and Pennsylvania Avenue.  Nearby MTA bus and subway access is available via the “2” and “3” train lines located approximately one half mile north of the Gateway Center Phase II Property; the “L” train located approximately three quarters of a mile west; and MTA bus stops located in front of the Gateway Center Phase II Property. The Gateway Center Phase II Property is located just east of Starrett City, which comprises 46 multi-story residential apartment buildings totaling approximately 5,900 units.  In addition, the sponsor has been approved for the development of approximately 2,385 residential housing units known as the Gateway Estates, located adjacent to the Gateway Center Phase II Property.

As of the second quarter of 2014, there was 70.2 million square feet of retail space located in the Brooklyn retail market.  Power centers comprise approximately 1.1 million square feet of available retail space, all of which originates from the North Brooklyn submarket. As of the second quarter of 2014, average vacancy was 0.0% for power center retail and 4.4% for general retail in the Brooklyn retail market.  Total year-to-date net absorption for the Brooklyn retail market as of the second quarter of 2014 was 203,754 square feet at an average rental rate of $41.41 per square foot, triple net.

The following table presents certain information relating to comparable properties to the Gateway Center Phase II Property:

Competitive Set(1)

	Gateway Center Phase II (Subject)	Gateway Center Phase I	Triangle Junction	Canarsie Phase	Shops at Skyview Center	Rego Park Center
Location	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Queens, NY	Queens, NY
Distance from Subject	--	0.1 miles	4.1 miles	2.1 miles	2.6 miles	5.3 miles
Property Type	Anchored Retail	Anchored Retail	Anchored Retail	Anchored Retail	Anchored Retail	Anchored Retail
Year Built/Renovated	2014/NAP	2001/NAP	2008/NAP	2010/NAP	2013/NAP	1996/NAP
Total GLA	602,164 SF	638,000 SF	300,000 SF	277,907 SF	676,492 SF	346,852 SF
Total Occupancy	100%(2)	100%	100%	93%	95%	100%

(1)	Information obtained from the appraisal.
(2)	The Gateway Center Phase II Property is 99.5% leased as of September 9, 2014 and 87.4% physically occupied as of October 14, 2014.

The Borrower. The borrower is Gateway Center Properties Phase II Owner, LLC, a Delaware limited liability company and single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Gateway Center Phase II Loan Combination.  The Related Companies, L.P. is the guarantor of certain nonrecourse carveouts under the Gateway Center Phase II Loan Combination.

The Sponsor. The sponsor is The Related Companies, L.P. (“Related”).  Founded in 1972, Related is a privately owned, vertically integrated real estate firm that develops, acquires, manages, finances and markets real estate developments within the United States and internationally.  Related’s real estate portfolio currently includes luxury residential, affordable and workforce apartments, commercial office, retail and mixed-use developments in Boston, Chicago, Los Angeles, San Francisco, South Florida, Abu Dhabi, Sao Paolo and Shanghai. These developments include Time Warner Center and Tribeca Green in Manhattan, CityPlace in West Palm Beach and The Century in Los Angeles. Related is also currently developing the Hudson Yards project on Manhattan’s west side, a 17.4 million square foot mixed-use development which is expected to be completed in 2018. Since inception, Related has developed or acquired over $22.0 billion of real estate and currently has seven offices in the United States (Boston, Chicago, Las Vegas, Miami, New York and San Francisco) and three international offices (Abu Dhabi, Sao Paolo and Shanghai).

Escrows.  The loan documents provide for upfront reserves in the amount of $18,087,509 for the completion of construction of certain capital expenditures (current balance of $7,622,389 as of October 3, 2014), $10,025,448 for outstanding approved leasing expenses (including outstanding hard costs, tenant improvements, construction fees, tenant allowances and leasing commissions) and $2,680,329 for free rent periods related to various tenants (current balance of $698,978 as of October 6, 2014).  During a Trigger Period (as defined below), the borrower is required to make ongoing monthly deposits of (i) 1/12th of the estimated annual real estate taxes, (ii) 1/12th of the annual insurance premiums, (iii) $10,037 for replacement reserves (subject to a cap of $240,891) and (iv) $55,560 for tenant improvements and leasing commissions (subject to a cap of $1,333,450).

A “Trigger Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default under the Gateway Center Phase II Loan Combination; (ii) the debt service coverage ratio (based on a 30-year amortization period) falling below 1.10x (equivalent to an approximately 1.50x debt service coverage ratio based on interest-only payments) at the end of any calendar quarter; or (iii) the occurrence and continuance of an event of default under any mezzanine loan (see “Subordinate and Mezzanine Indebtedness” section).  A Trigger Period will be cured, with regard to clauses (i) and (iii), upon the cure of such event of default; and with regard to clause (ii), upon the debt service coverage ratio (based on a 30-year amortization  period) being equal to or greater than 1.15x for two consecutive calendar quarters.

Lockbox and Cash Management. The Gateway Center Phase II Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt.   Prior to the occurrence of a Trigger Period (see “Escrows” section), all excess funds on deposit

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GATEWAY CENTER PHASE II

in the lockbox account are distributed to the borrower.  During a Trigger Period, all cash flow is swept to a lender controlled cash management account.

Property Management.  The Gateway Center Phase II Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Gateway Center Phase II Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determined that the proposed transferee and guarantor satisfy certain requirements relating to financial strength and experience set forth in the loan documents; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C24 Certificates, and similar confirmations with respect to the ratings of any securities backed by the Gateway Center Phase II Companion Loans.

Right of First Refusal.  JC Penney has a right of first refusal (“ROFR”) to purchase its pad site at the Gateway Center Phase II Property.  The ROFR is not extinguished by a foreclosure of the Gateway Center Phase II Property; however, the ROFR does not apply to a foreclosure or deed-in-lieu thereof.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  At any time following August 14, 2017, the borrower has the right to incur mezzanine financing in an amount up to $50,000,000 with a maturity date no earlier than the maturity date of the Gateway Center Phase II Loan Combination from an approved mezzanine lender (as outlined in the loan documents) subject to the satisfaction of certain conditions including (i) the execution of an intercreditor agreement in form and substance acceptable to the lender and each of Fitch, KBRA and Moody’s; (ii) the combined loan-to-value ratio is not greater than 66.5%; (iii) the combined debt service coverage ratio (based on a 30-year amortization period) is not less than 1.27x; and (iv) receipt of rating agency confirmations from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C24 Certificates and similar confirmations with respect to the ratings of any securities backed by the Gateway Center Phase II Companion Loans.

Land Disposition Agreement. The borrower’s sole member and predecessor-in-title as owner of the Gateway Center Phase II Property entered into a Land Disposition Agreement (“LDA”) with the City of New York agreeing to complete construction on the Gateway Center Phase II Property in accordance with LDA requirements. The LDA also provides that in the event of a sponsor default, the City of New York has certain reverter rights to reacquire title to the Gateway Center Phase II Property. The City of New York has subordinated its reverter rights to the lien of the mortgage. The loan documents require the borrower to obtain a Certificate of Completion (as defined in the LDA), and provide that the borrower and guarantor are personally liable for losses arising from a sponsor default if the City exercises its reverter rights (with limited exceptions for losses occurring after the Certificate of Completion is delivered to lender and the lender’s first pursuing title insurance recovery).

Industrial and Commercial Abatement Program.  The sponsor has made application for tax abatement under the City of New York’s Industrial and Commercial Abatement Program (“ICAP”). Under the ICAP, 10% of the Gateway Center Phase II Property’s floor area qualifies for a 25-year tax abatement, while the balance of the Gateway Center Phase II Property’s floor area qualifies for a 15-year tax abatement.  All leases at the Gateway Center Phase II Property provide for a pass-through of property taxes to the respective tenants, with the result that ICAP subsidies, if received, would reduce occupancy costs for such tenants.  The sponsor previously received an ICAP tax abatement on the neighboring Gateway Center Phase I property (not part of the collateral) that expires in 2028.

New Market Tax Credit Debt. In connection with certain tax credits allocated in connection with the development of the Gateway Center Phase II Property, an affiliate of the sponsor, Gateway Leverage Lender, LLC (“Leverage Lender”), made loans to (a)  Gateway Related Investment Fund, LLC (“Related Investment Fund”) which is controlled by the sponsor, and (b) Gateway USBCDE Investment Fund, LLC (“USB Investment Fund”) which is controlled by U.S. Banccorp Community Development Corporation, that in an aggregate equal $30,501,077 (collectively, the “Leverage Loan”). The Leverage Loan is secured by a pledge from Related Investment Fund of its 99.99% membership interest in RCDG Sub-CDE III, LLC (“Related CDE”) and a pledge by USB Investment Fund of its 99.99% membership interest in USBCDE Sub-CDE 83, LLC (“USB CDE”).  USB CDE and Related CDE hold a 0.13% member interest and a 0.63% member interest, respectively, in Gateway Center Properties Phase II, LLC (“Sole Member”), the sole member of the borrower.

Concurrently with the extension of the Leverage Loan, the Sole Member obtained loans from Related CDE and USB CDE (collectively, the “Subordinate Lenders”) in an aggregate amount equal to $30,501,077 (collectively, the “Subordinate Loans”). The Subordinate Loans are secured by a pledge of the membership interests of the owners of Sole Member (other than Subordinate Lenders) in the Sole Member (the “Equity Collateral”) and are subject to the terms of an intercreditor agreement between lender and the Subordinate Lenders that, among other things, prohibits Subordinate Lenders from taking any action to realize upon the Equity Collateral without the prior written consent of the lender, which consent shall be at the sole and absolute discretion of lender.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Gateway Center Phase II Property, provided however, that the borrower shall not be required to spend more than 200% of the cost of property coverage and business interruption coverage in the event the Terrorism Risk Insurance Act or a similar government backstop is no longer in effect.  The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CROSSINGS AT CORONA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CROSSINGS AT CORONA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CROSSINGS AT CORONA

Crossings at Corona
2489 Tuscany Street
Corona, CA 92881
SAN BERNARDINO COUNTY
Ontario
Ontario Intl. Airport 7 miles
Mira Loma
Rubidoux
Pedley
PEDLEY
Merrill Ave
Chino Airport
Euclid Ave
Chino
Pine Ave
Archibald St
Haven Ave
Milliken Ave
Ontario Fwy
Etiwanda Ave
Bain St
Beach St
Pedley Rd
Limonite Ave
Lemonite Ave
Santa Ana River Regional Park
Santa Ana River
METROLINK RIVERSIDE LINE
Goose Creek Golf Club
Riverside Municipal Airport
Central Ave
Arlington Ave
Eastvale
15
83
Los Angeles 40 miles
Prado Regional Park
6th St
5th St
California Ave
RIVERSIDE
91
California Baptist Univ.
Parkview Community Hospital
Van Buren Blvd
La Sierra Ave
Wells Ave
Tyler St
Hole Ave
Magnolia Ave
Riverside Fwy
Galleria at Tyler
Riverside Community College - Norco
Norco
Hidden Valley Golf Club
La Sierra University
71
Chino Hills
Corona Municipal Airport
River Rd
Hamner Ave
Hidden Vly Pkwy
Victoria Ave
RIVERSIDE-LA SIERRA
Nexus Towncenter
Dufferin Ave
California Citrus State Hist. Park
WEST CORONA
NORTH MAIN CORONA
Cresta Verde Golf Club
Corona Hills Plaza
METROLINK 91 LINE/I.E. LINE
Indiana Ave
Woodcrest
El Sobrante
Arlington Mtn.
Anaheim 16 miles
Green River Rd
Mountain View Country Club
Lincoln Ave
W. 6th St
Corona Regional Med. Center
Corona
Magnolia Ave
Ontario Ave
RIVERSIDE COUNTY
McAllister St
El Sobrante Rd
La Sierra Ave
Lake Mathews
Foothill
Chase Dr
Pkwy
Upper Dr
Lester Ave
El Cerrito
Temescal Cyn. Rd
Cajalco Rd
Masters Dr
SANTA ANA MOUNTAINS
ORANGE COUNTY
Eagle Glen Golf Club
Corona Fwy
TEMESCAL VALLEY
Knabe Rd
Estelle Mtn.
Bald Peak 3,947 Feet
CLEVELAND NATIONAL FOREST
Temescal Valley
Temescal Canyon Rd
San Diego 80 miles
Lake Elsinore
Victorville
Hesperia
Santa Clarita
ANGELES NATIONAL FOREST
SAN GABRIEL MTS.
SAN BERNARDINO NATIONAL FOREST
Glendale
Burbank
Pasadena
Rancho Cucamonga
SAN BERNARDINO
LOS ANGELES
Fontana
Redlands
Santa Monica
Pomona
Ontario
Mira Loma
Chino
RIVERSIDE
Fullerton
Moreno Valley
ANAHEIM
Corona
LONG BEACH
SANTA ANA
Perris
Huntington Beach
Irvine
Newport Beach
Pacific Ocean
Temecula
San Clemente
Camp Pendleton Marine Corps Base
Oceanside

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 - Crossings at Corona

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Kroll/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$70,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance(1):	$70,000,000			Location:	Corona, CA
% of Initial Pool Balance:	6.4%			Size:	834,075 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$173.85
Borrower Name:	Castle & Cooke Corona Crossings, LLC			Year Built/Renovated(4):	Various/NAP
Sponsors:	Various(2)			Title Vesting:	Fee
Mortgage Rate:	4.300%			Property Manager:	Self-managed
Note Date:	September 11, 2014			3rd Most Recent Occupancy (As of):	97.6% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	97.3% (12/31/2012)
Maturity Date:	September 11, 2024			Most Recent Occupancy (As of):	98.1% (12/31/2013)
IO Period:	36 months			Current Occupancy (As of)(5):	96.9% (7/31/2014)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$12,988,840 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$12,904,757 (12/31/2013)
Call Protection:	L(26),D(87),O(7)			Most Recent NOI (As of):	$12,978,805 (TTM 6/30/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues:	$18,045,605
				U/W Expenses:	$6,112,113
Escrows and Reserves(3):				U/W NOI:	$11,933,492
				U/W NCF:	$10,906,369
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	1.39x
Taxes	$2,117,050	$229,672	NAP	U/W NCF DSCR(1):	1.27x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1):	8.2%
Replacement Reserves	$0	$15,291	NAP	U/W NCF Debt Yield(1):	7.5%
TI/LC Reserve	$0	$69,506	$850,000	As-Is Appraised Value:	$222,000,000
Earnout Reserve	$6,500,000	$0	NAP	As-Is Appraisal Valuation Date:	August 5, 2014
Sports Authority Reserve	$172,830	$0	NAP	Cut-off Date LTV Ratio(1):	65.3%
Outstanding TI/LC Reserve	$75,000	$0	NAP	LTV Ratio at Maturity or ARD(1):	56.9%

(1)
The Crossings at Corona Loan Combination, totaling $145,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). Note A-2, which represents the non-controlling interest in the Crossings at Corona Loan Combination, had an original principal balance of $70,000,000, has an outstanding principal balance of $70,000,000 as of the Cut-off Date and will be contributed to the WFRBS 2014-C24 Trust.  The controlling Note A-1 had an original principal balance of $75,000,000 and was contributed to the WFRBS 2014-C23 trust.  All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Crossings at Corona Loan Combination.

(2)	See “The Sponsors” section.
(3)	See “Escrows” section.
(4)	The Crossings at Corona Property was constructed in phases from 2004 to 2007.
(5)
Current Occupancy includes Barnes & Noble (25,023 square feet; 3.0% of net rentable area), who was considered vacant for underwriting purposes. Barnes & Noble’s lease expires in January 2015 and is currently in its lease renewal notice period. Current Occupancy excluding Barnes & Noble is 93.9%.

The Mortgage Loan.  The mortgage loan (the “Crossings at Corona Loan Combination”) is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering an anchored retail center located in Corona, California (the “Crossings at Corona Property”). The Crossings at Corona Loan Combination was originated on September 11, 2014 by Wells Fargo Bank, National Association. The Crossings at Corona Loan Combination had an original principal balance of $145,000,000, has an outstanding principal balance as of the Cut-off Date of $145,000,000 and accrues interest at an interest rate of 4.300% per annum.  The Crossings at Corona Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of interest-only for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule.  The Crossings at Corona Loan Combination matures on September 11, 2024. See Description of the Mortgage Pool—Split Loan Structures—The Crossings at Corona Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Note A-2, which represents the non-controlling interest in the Crossings at Corona Loan Combination, and will be contributed to the WFRBS 2014-C24 Trust, had an original principal balance of $70,000,000 and has an outstanding principal balance as of the Cut-off

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CROSSINGS AT CORONA

Date of $70,000,000. Note A-1 (the “Crossings at Corona Companion Loan”), which had an original principal balance of $75,000,000 and represents the controlling interest in the Crossings at Corona Loan Combination, was contributed to the WFRBS 2014-C23 Trust.

Following the lockout period, the borrower has the right to defease the Crossings at Corona Loan Combination in whole, but not in part, on any date before March 11, 2024. In addition, the Crossings at Corona Loan Combination is prepayable without penalty on or after March 11, 2024.

Sources and Uses

Sources			Uses
Original loan combination amount	$145,000,000	95.7%	Loan payoff(1)	$141,943,815	93.7%
Sponsor’s new cash contribution	$6,505,377	4.3	Reserves	8,864,880	5.9
			Closing costs	696,682	0.5
Total Sources	$151,505,377	100.0%	Total Uses	$151,505,377	100.0%

(1)	Phases I and II of the Crossings at Corona Property were securitized in COMM 2004-LB4A; phase III was securitized in WBCMT 2005-C21; and phase IV debt was not securitized.

The Property.  The Crossings at Corona Property is an anchored retail power center located in Corona, California, approximately 50 miles southeast of Los Angeles, California. The Crossings at Corona Property contains 962,238 square feet of retail space, of which 834,075 square feet (the “Crossings at Corona Mortgaged Property”) serve as collateral for the Crossings at Corona Loan Combination. The Crossings at Corona Property is situated on a 97.5-acre parcel of land and is anchored by Target (not part of collateral), Edwards Theatres (Regal), Kohl’s and Toys/Babies”R”Us. Other major tenants include Marshall’s, Ross Dress for Less, Best Buy, Michaels, Bed, Bath & Beyond, Old Navy, Petco and Cost Plus. The Crossings at Corona Property consists of 26 buildings, with anchor and in-line space along the north and east boundaries, and an entertainment-focused portion near the center portion, which includes the Edwards Theatres and various restaurants. The Crossings at Corona Property contains 6,370 parking spaces, resulting in a parking ratio of 6.6 spaces per 1,000 square feet of rentable area. As of December 2013, 19 tenants, representing approximately 204,271 square feet (24.5% of net rentable area) reporting at least three full prior years of comparable sales exhibited average trailing 12-month sales of $294 PSF with an average occupancy cost of 8.6% (excluding Edwards Theatres as their sales are based on a per screen basis). Comparable year-over-year sales increased 6.1% from 2011 to 2012, and 6.1% from 2012 to 2013.

The Crossings at Corona Property was constructed in four phases from 2004 through 2007. The Crossings at Corona Property has exhibited a stable operating history, with net operating income of at least $11.0 million since 2007 (through 2008 NOI debt yield was 7.6%), and averaging approximately $12.4 million over that time period (including the trailing-12 June 30, 2014 net operating income). Occupancy has been at least 90.3% since 2007, averaging 95.7% over the same time period (including the occupancy as of July 31, 2014). Further, investment-grade rated tenants lease approximately 28.7% of the net rentable area. A partial condemnation is possible in connection with the proposed widening of Cajalco Road, adjacent to the Crossings at Corona Property. No physical impact on any buildings at the Crossings at Corona Property is anticipated based on current design proposals. See “Description of the Mortgage Pool—Tenant or Other Third Party Issues—Other Matters” in the Free Writing Prospectus. As of July 31, 2014, the Crossings at Corona Property was 96.9% occupied by 67 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CROSSINGS AT CORONA

The following table presents certain information relating to the tenancy at the Crossings at Corona Mortgaged Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)		Annual U/W Base Rent(2)		% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenant – Not Part of Collateral
Target	A-/A2/A	128,163	SHADOW ANCHOR – NOT PART OF THE COLLATERAL

Anchor Tenants
Edwards Theatres (Regal)	B+/B1/B+	80,485	9.6%	$20.00		$1,609,700		12.0%	$498,454(4)	22.9%(4)	11/30/2019(5)
Kohl’s	BBB+/Baa1/BBB+	87,050	10.4%	$12.05	(6)	$1,048,920	(6)	7.8%	NAV	NAV	1/31/2024(7)
Toys/Babies”R”Us	CCC-/Caa2/B-	63,359	7.6%	$14.00	(8)	$887,026	(8)	6.6%	NAV	NAV	1/31/2019(9)
Total Anchor Tenants		230,894	27.7%	$15.36		$3,545,646		26.5%

Major Tenants
Sports Authority	NR/NR/NR	37,633	4.5%	$13.25		$498,637		3.7%	NAV	NAV	1/31/2019
Marshalls	NR/A3/A+	30,000	3.6%	$14.25		$427,500		3.2%	$272	6.9%	1/31/2019
Ross	NR/NR/A-	30,187	3.6%	$14.00		$422,618		3.2%	$260	7.3%	1/31/2020
Best Buy	BB/Baa2/BB	45,000	5.4%	$9.25		$416,250		3.1%	NAV	NAV	1/31/2019
Michaels	NR/NR/B	23,716	2.8%	$16.63		$394,397		2.9%	NAV	NAV	2/28/2019
Total Major Tenants		166,536	20.0%	$12.97		$2,159,402		16.1%

Non-Major Tenants		385,450	46.2%	$19.93		$7,683,228		57.4%

Occupied Collateral Total		782,880	93.9%	$17.10		$13,388,276		100.0%

Vacant Space		51,195(10)	6.1%(10)

Collateral Total		834,075	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through October 2015.
(3)	Sales and Occupancy Costs are based on the trailing 12-month period ending December 31, 2013 and Annual U/W Base Rent, respectively, unless otherwise noted.
(4)	Sales figures for Edwards Theatres (Regal) are the sales per screen (based on 18 screens).
(5)	Edwards Theatres (Regal) has three, 5-year lease renewal options and one, 4-year lease renewal option.
(6)	The Annual U/W Base Rent and Annual U/W Base Rent PSF for Kohl’s represent the tenant’s average rent over the lease term. The tenant’s current in-place rent is $11.69 per square foot.
(7)	Kohl’s has eight, 5-year lease renewal options.
(8)
The Annual U/W Base Rent and Annual U/W Base Rent PSF for Toys/Babies”R”Us are based on the market rent. The tenant’s current in-place rent is $22.09 per square foot, representing a mark to market adjustment of $512,324.

(9)	Toys/Babies”R”Us has five, 5-year lease renewal options.
(10)
Vacant Space includes Barnes & Noble (25,023 square feet; 3.0% of NRSF), who was considered vacant for underwriting purposes. Barnes & Noble’s lease expires in January 2015 and is currently in its lease renewal notice period. Occupancy including Barnes & Noble is 96.9%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CROSSINGS AT CORONA

The following table presents certain information relating to the historical sales and occupancy costs at the Crossings at Corona Mortgaged Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2011	2012	2013	TTM 6/30/2014	Current Occupancy Cost
Edwards Theatres (Regal)(2)	$435,077	$455,387	$482,563	$498,454	22.9%
Marshall’s	$237	$267	$272	NAV	6.9%
Ross	$207	$236	$260	NAV	7.3%
Barnes & Noble(3)	NAV	NAV	$143	$141(4)	16.4%
Bed, Bath & Beyond	$174	$171	$184	NAV	9.2%
Cost Plus, Inc.	NAV	$112	$119	NAV	11.8%
Old Navy	$219	$220	$241	$252	8.4%
Petco	$244	$247	$309	$307	6.6%
Pier 1 Imports	NAV	$232	$150	$143(5)	20.2%
Ulta Salon	$354	$420	$459	$472(4)	8.0%
Tilly’s	$334	$327	$316	$299	9.7%
Party America	$188	$195	$199	$202	12.7%
Famous Footwear	NAV	$149	$169	$172	14.8%

Total Comparable Sales(6)	$261	$277	$294	NAV
Occupancy Costs(6)(7)	9.7%	9.1%	8.6%	NAV

(1)
Historical Sales (PSF) and Occupancy Costs were provided by the borrower. Tenants who are not required to report sales have been excluded from the chart above. Current Occupancy Cost is based on the most recent available Historical Sales.

(2)	Sales figures for Edwards Cinemas (Regal) are the sales per screen (based on 18 screens).
(3)	Barnes & Noble (25,023 square feet; 3.0% of net rentable area) was considered vacant for underwriting purposes and is currently in its lease renewal notice period.
(4)	Sales are based on the trailing 12-month period ending April 30, 2014.
(5)	Sales are based on the trailing 12-month period ending February 28, 2014.
(6)	Represents the 19 tenants, comprising approximately 204,271 square feet (24.5% of net rentable area) that reported at least three full prior years of comparable sales (excluding Edwards Theatres).
(7)	Occupancy Costs are based on the Annual U/W Base Rent and reimbursements and historical sales.

The following table presents certain information relating to the lease rollover schedule at the Crossings at Corona Mortgaged Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	2,004	0.2%	2,004	0.2%	$0	0.0%	$0.00
2014	1	935	0.1%	2,939	0.4%	$35,990	0.3%	$38.49
2015	8	33,708	4.0%	36,647	4.4%	$800,838	6.0%	$23.76
2016	7	28,671	3.4%	65,318	7.8%	$782,904	5.8%	$27.31
2017	9	30,614	3.7%	95,932	11.5%	$869,866	6.5%	$28.41
2018	6	38,452	4.6%	134,384	16.1%	$1,078,391	8.1%	$28.05
2019	16	389,811	46.7%	524,195	62.8%	$5,950,114	44.4%	$15.26
2020	8	96,035	11.5%	620,230	74.4%	$1,418,707	10.6%	$14.77
2021	4	21,195	2.5%	641,425	76.9%	$562,002	4.2%	$26.52
2022	2	16,301	2.0%	657,726	78.9%	$263,148	2.0%	$16.14
2023	1	3,104	0.4%	660,830	79.2%	$55,996	0.4%	$18.04
2024	3	102,050	12.2%	762,880	91.5%	$1,376,720	10.3%	$13.49
Thereafter	1	20,000	2.4%	782,880	93.9%	$193,600	1.4%	$9.68
Vacant(4)	0	51,195	6.1%	834,075	100.0%	$0	0.0%	$0.00
Total/Weighted Average	67	834,075	100.0%			$13,388,276	100.0%	$17.10

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)
Vacant space includes Barnes & Noble (25,023 square feet; 3.0% of net rentable area), which was considered vacant for underwriting purposes. Barnes & Noble's lease expires in January 2015 and is currently in its lease renewal notice period. Current vacancy excluding Barnes & Noble is 3.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CROSSINGS AT CORONA

The following table presents historical occupancy percentages at the Crossings at Corona Property:

Historical Occupancy

12/31/2008(1)	12/31/2009(1)	12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	7/31/2014(2)
90.3%	90.6%	97.1%	97.6%	97.3%	98.1%	96.9%

(1)	Information obtained from the borrower.
(2)
Information obtained from the underwritten rent roll. July 31, 2014 occupancy includes Barnes & Noble (25,023 square feet; 3.0% of net rentable area), which was considered vacant for underwriting purposes. Barnes & Noble’s lease expires in January 2015 and is currently in its lease renewal notice period. Occupancy excluding Barnes & Noble is 93.9%.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Crossings at Corona Mortgaged Property:

Cash Flow Analysis

	2011	2012	2013	TTM 6/30/2014	U/W	U/W $ per SF
Base Rent	$13,909,498	$13,858,428	$13,844,614	$13,908,329	$13,388,276(1)(2)	$16.05
Grossed Up Vacant Space	0	0	0	0	1,026,093(1)	$1.23
Percentage Rent	85,082	115,858	382,140	406,501	158,138	$0.19
Total Reimbursables	4,539,478	4,485,907	4,638,911	4,577,629	4,499,191	$5.39
Other Income	0	0	0	0	0	$0.00
Less Vacancy & Credit Loss	0	0	0	0	(1,026,093)(1)	($1.23)
Effective Gross Income	$18,534,058	$18,460,193	$18,865,665	$18,892,459	$18,045,605	$21.64

Total Operating Expenses	$5,449,749	$5,471,353	$5,960,908	$5,913,654	$6,112,113	$7.33

Net Operating Income	$13,084,309	$12,988,840	$12,904,757	$12,978,805	$11,933,492	$14.31

TI/LC	0	0	0	0	843,626	$1.01
Capital Expenditures	0	0	0	0	183,497	$0.22
Net Cash Flow	$13,084,309	$12,988,840	$12,904,757	$12,978,805	$10,906,369	$13.08

NOI DSCR(3)	1.52x	1.51x	1.50x	1.51x	1.39x
NCF DSCR(3)	1.52x	1.51x	1.50x	1.51x	1.27x
NOI DY(3)	9.0%	9.0%	8.9%	9.0%	8.2%
NCF DY(3)	9.0%	9.0%	8.9%	9.0%	7.5%

(1)
The underwritten economic vacancy is 7.1%. The Crossings at Corona Property was 96.9% physically occupied as of July 31, 2014. Barnes & Noble (25,023 square feet; 3.0% of net rentable area; $380,600 of base rent) was considered vacant for underwriting purposes. Barnes & Noble’s lease expires in January 2015 and is currently in its lease renewal notice period. Occupancy excluding Barnes & Noble is 93.9%.

(2)	Base Rent includes approximately $279,112 in contractual rent increases and rent averaging, along with mark to market adjustments totaling ($550,721), for a net decrease of $271,609.
(3)
DSCRs and debt yields are based on the Crossings at Corona Loan Combination. Net of the $6.5 million upfront Earnout Reserve, the 2011 NOI DY and NCF DY is 9.4%, the 2012 NOI DY and NCF DY is 9.4%, the 2013 NOI DY and NCF DY is 9.3%, the TTM 6/30/2014 NOI DY and NCF DY is 9.4% and the U/W NOI and NCF DYs are 8.6% and 7.9%, respectively.

Appraisal.  As of the appraisal valuation date of August 5, 2014, the Crossings at Corona Mortgaged Property had an “as-is” appraised value of $222,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated August 7, 2014, there was no evidence of any recognized environmental conditions at the Crossings at Corona Mortgaged Property.

Market Overview and Competition.  The Crossings at Corona Property is located in Corona, California, approximately 5.0 miles south of the Corona central business district, adjacent to Interstate 15, approximately 51.1 miles southeast of Los Angeles and 28 miles east of Anaheim. Corona is located in Riverside County, within the Inland Empire region and is part of the Riverside-San Bernardino-Ontario metropolitan statistical area. The Inland Empire’s proximity to the coastal regions of Los Angeles County and Orange County has historically been the primary factor driving growth in the region, mainly in the distribution and manufacturing industries. According to the appraisal, Riverside County is the fourth largest county by land area in California and the eleventh most populous in the United States, with a population of approximately 2.3 million people.

Corona is primarily a bedroom community for the greater Los Angeles and Inland Empire area. Located within the core of the Inland Empire, Corona enjoys numerous resources for transportation, providing strong support for distributers and businesses in the area. Corona is served by the Chino Valley (State Route 71), Ontario (Interstate 15) and Riverside (State Route 91) freeways. The Crossings at Corona Property enjoys good visibility from Interstate 15 with a traffic count in excess of 165,000 cars per day. Air transportation is available at the Riverside Municipal Airport (approximately 16.0 miles northeast of the Crossings at Corona Property) and the Ontario International Airport (approximately 18.7 miles north).

The Crossings at Corona Property’s primary trade area encompasses an area within five miles, and the secondary trade area encompasses an area within 10 miles. According to the appraisal, as of 2014, the residential population within a five- and ten-mile

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CROSSINGS AT CORONA

radius of the Crossings at Corona Property is 137,328 and 425,425, respectively, with an average household income within the same radii of $89,041 and $81,831, respectively. According to the appraisal, the Crossings at Corona Property is located in the San Bernardino/Riverside retail market and the Moreno Valley/Riverside/Corona retail submarket. As of the second quarter of 2014, the Moreno Valley/Riverside/Corona retail submarket had a total inventory of approximately 10.2 million square feet with a vacancy rate of 7.2%, down from 9.1% as of fourth quarter 2009. The vacancy rate within the 16-property competitive set (comprised of properties in both the primary and secondary competitive set) is approximately 4.0%. As of the second quarter of 2014, the average retail asking rent was $20.78 per square foot on a triple-net basis.

The following table presents certain information relating to comparable properties to the Crossings at Corona Property:

Competitive Set

	Crossings at Corona (Subject)	Eastvale Gateway	Riverside Plaza	Anaheim Hills Festival Center	Towngate Center	The District at Tustin Legacy
Location	Corona, CA	Mira Loma, CA	Riverside, CA	Anaheim Hills, CA	Moreno Valley, CA	Tustin, CA
Distance from Subject	--	12.6 miles	16.5 miles	21.6 miles	23.1 miles	30.3 miles
Property Type	Power Center	Power Center	Regional Center	Power Center	Power Center	Power Center
Year Built/Renovated	2004-2007/NAP	2003/NAP	1957/2014	1992/2002	1988/1992	2007/NAP
Anchors	Various(1)	Best Buy, Home Depot, Kohl’s, TJ Maxx, Edwards Cinemas, Target	CVS, Marshalls, Nordstrom Rack, Jo-Anns, Hobby Lobby, Regal Cinemas	Target, Toys “R” Us, TJ Maxx, Regal Cinemas, Hobby Lobby	Ross Dress for Less, Planet Fitness, BevMo!, TJ Maxx/Home Goods, Regency Theaters, Burlington	AMC Theaters, Costco, DSW, Lowe’s, Office Depot, PetSmart, Target, TJ Maxx, Whole Foods
Total GLA	962,238 SF	808,210 SF	497,757 SF	564,456 SF	377,993 SF	1,004,085 SF
Total Occupancy	97%	99%	90%	98%	93%	98%

(1)	See “Major Tenants” section above.

The Borrower. The borrower is Castle & Cooke Corona Crossings, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Crossings at Corona Loan Combination. Murdock Realty, LLC, Castle & Cooke Westlake Holdings, LLC and Castle & Cooke, Inc. are the guarantors of certain nonrecourse carveouts under the Crossings at Corona Loan Combination.

The Sponsors. The sponsors are Murdock Realty, LLC, Castle & Cooke Westlake Holdings, LLC and Castle & Cooke, Inc., all part of David H. Murdock’s group of companies. David H. Murdock serves as chairman, president and chief executive officer of Castle & Cooke, Inc., which was listed on the New York Stock Exchange prior to being taken private by Mr. Murdock in 2000. Mr. Murdock is also the majority stock holder in Dole Food Company, Inc. (“Dole”) and serves as its chairman of the board and chief executive officer. Dole is the world’s largest producer and marketer of fresh fruit and fresh vegetables, and was taken private by Mr. Murdock in 2013. The combined companies make up one of the largest privately-held companies in the United States, with approximately 63,000 employees operating in more than 90 countries around the world at its peak. Castle & Cooke, Inc. has a commercial real estate portfolio of approximately 3.9 million square feet, including approximately 2.2 million square feet of retail space.

Escrows. The loan documents provide for upfront reserves in the amount of $2,117,050 for real estate taxes, $75,000 for outstanding TI/LC reserves for Tilly’s, $172,830 for outstanding tax reimbursements due to Sports Authority, and $6.5 million for an Earnout Reserve. The Earnout Reserve will be released upon the achievement of an U/W net cash flow debt yield of 7.85%. The funds may be released incrementally (in amounts not less than $750,000) provided the Crossings at Corona Property satisfies an U/W net cash flow debt yield of 7.85% calculated based on the outstanding principal balance of the Crossings at Corona Loan Combination, less the amount in the Earnout Reserve, plus the aggregate amount of disbursements from the Earnout Reserve and the amount of any pending request for disbursement from the Earnout Reserve.

The loan documents require monthly deposits of $229,672 for real estate taxes, $15,291 for replacement reserves and $69,506 for tenant improvements and leasing commissions (subject to a cap of $850,000). The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket insurance policies approved by the lender; (iii) the borrower provides the lender with timely proof of payment of insurance premiums; and (iv) the borrower provides evidence of renewal of insurance policies.

Lockbox and Cash Management. The Crossings at Corona Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are distributed to the borrower. During a Cash Trap Event Period, all cash flow is swept to a lender controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the net cash flow debt yield falling below 6.75% at the end of any calendar quarter. A Cash Trap Event Period will be cured, with regard

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CROSSINGS AT CORONA

to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the net cash flow debt yield being equal to or greater than 6.75% for two consecutive calendar quarters.

Property Management.  The Crossings at Corona Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer the Crossings at Corona Mortgaged Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy “Qualified Equity Holder” criteria (generally, an institutional party with total assets in name or under management of at least of $600 million and, except for pension advisory firms or similar fiduciaries, capital/statutory surplus or shareholder’s equity of at least $250 million) and the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, Kroll and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C24 Certificates, and similar confirmations with respect to the ratings of any securities backed by the Crossings at Corona Companion Loan.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Crossings at Corona Mortgaged Property.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance.  The loan documents do not require earthquake insurance.  The seismic report indicated a probable maximum loss of 13%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON BILTMORE PARK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON BILTMORE PARK

Woodfin
University of North Carolina-Asheville
North Asheville
Rich Knob
Grove Park Inn Resort
The Grove Park Inn & Resort
Town Mtn. Rd
New Leicester Hwy
Historic Montford
Mountainbrook
Blue Ridge Pkwy
Piney Mtn.
Blue Ridge Parkway
Crown Plaza Resort
Pack Place Center
Downtown
Haw Creek
Charles George VA Medical Ctr.
High Point
ASHEVILLE
McCormick Field
Deaverview
French Broad Ave
Mission Hospital-St. Joseph Campus
Buncombe Co. Municipal Golf Course
Western NC Nature Center
Asheville Mall
Parkway Forest
Asheville-Buncombe Technical Comm. College
Mission Hospital-Memorial Campus
River Ridge Shopping Ctr.
Amboy Rd
Biltmore Village
Blue Ridge Parkway
Smokey Park Hwy
French Broad River
Charlotte Hwy
Sand Hill Rd
Biltmore Forest
Sardis Rd
BUNCOMBE COUNTY
Biltmore Estate
Biltmore Square Mall
Biltmore Forest Country Club
Sweeten Creek Rd
Butler Mtn.
BLUE RIDGE MOUNTAINS
Brooklawn Park
Brevard Rd
Blue Ridge Pkwy
Hilton Biltmore Park
43 Town Square Boulevard
Asheville, NC 28803
PISGAH NATIONAL FOREST
Blue Ridge Pkwy
French Broad River
Biltmore Park Town Square
Clayton Rd
Long Shoals Rd
Royal Pines
Lake Julian
Hendersonville Rd
Brevard Rd
Mills Gap Rd
Blue Ridge Parkway
Asheville Regional Airport
Cane Creek Rd
High Vista Country Club
Bridge Rd
Fletcher
Fanning
HENDERSON COUNTY
Mills River
Old Haywood Rd
Broadmoor Golf Links
Boylston Hwy
Howard Gap Rd
Charlotte 100 miles
VIRGINIA
Woodlawn
Bloomingdale
Bristol
Independence
Kingsport
TENNESSEE
Johnson City
Morristown
Boone
Greeneville
NORTH CAROLINA
Newport
Lenoir
Morganton
Hickory
Statesville
Woodfin
Asheville
Newton
Mooresville
Waynesville
Black Mountain
Mills River
Etowah
Forest City
Cherryville
Shelby
Huntersville
CHARLOTTE
Brevard
Gastonia
Boiling Springs
Spartanburg
Greer
SOUTH CAROLINA
York
Rock Hill
Greenville
Clemson
Seneca
Lancaster

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Hilton Biltmore Park

Loan Information	Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance:	$31,700,000	Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$31,700,000	Location:	Asheville, NC
% of Initial Pool Balance:	2.9%	Size:	165 rooms
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Room:	$192,121
Borrower Name:	Biltmore Park Hotel, LLC	Year Built/Renovated:	2009/NAP
Sponsors:	Biltmore Farms, LLC and Crosland, LLC	Title Vesting:	Fee
Mortgage Rate:	4.597%	Property Manager:	Self-managed
Note Date:	October 3, 2014	3rd Most Recent Occupancy (As of):	70.3% (12/31/2011)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	74.7% (12/31/2012)
Maturity Date:	November 1, 2024	Most Recent Occupancy (As of):	79.5% (12/31/2013)
IO Period:	12 months	Current Occupancy (As of):	81.4% (7/31/2014)
Loan Term (Original):	120 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$3,018,077 (12/31/2012)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$3,126,727 (12/31/2013)
Call Protection:	L(24),D(92),O(4)	Most Recent NOI (As of):	$3,240,850 (TTM 7/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None	U/W Revenues:	$9,789,534
Additional Debt Type:	NAP	U/W Expenses:	$6,381,280
U/W NOI:	$3,408,254
U/W NCF:	$3,016,673
U/W NOI DSCR:	1.75x
U/W NCF DSCR:	1.55x
Escrows and Reserves(1):	U/W NOI Debt Yield:	10.8%
U/W NCF Debt Yield:	9.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$44,300,000
Taxes	$0	$20,069	NAP	As-Is Appraisal Valuation Date:	August 26, 2014
Insurance	$45,494	Springing	NAP	Cut-off Date LTV Ratio:	71.6%
FF&E	$100,000	$33,333	NAP	LTV Ratio at Maturity or ARD:	59.7%

(1)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “Hilton Biltmore Park Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a full service hotel located in Asheville, North Carolina (the “Hilton Biltmore Park Property”). The Hilton Biltmore Park Mortgage Loan was originated on October 3, 2014 by The Royal Bank of Scotland. The Hilton Biltmore Park Mortgage Loan had an original principal balance of $31,700,000, has an outstanding principal balance as of the Cut-off Date of $31,700,000 and accrues interest at an interest rate of 4.597% per annum. The Hilton Biltmore Park Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 12 payments following origination and, thereafter, requires payment of principal and interest based on a 30-year amortization schedule. The Hilton Biltmore Park Mortgage Loan matures on November 1, 2024.

Following the lockout period, the borrower has the right to defease the Hilton Biltmore Park Mortgage Loan in whole, but not in part, on any date before August 1, 2024. In addition, the Hilton Biltmore Park Mortgage Loan is prepayable without penalty on or after August 1, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$31,700,000	100.0%	Loan payoff	$30,976,324	97.7%
			Closing costs	578,182	1.8
			Reserves	145,494	0.5
Total Sources	$31,700,000	100.0%	Total Uses	$31,700,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON BILTMORE PARK

The Property.  The Hilton Biltmore Park Property is a 165-room, six-story full service hotel located in Asheville, North Carolina.  The Hilton Biltmore Park Property was constructed in 2009 and is located within the Biltmore Park Town Square, Asheville’s first mixed-use community which features 25.9 acres of retail, restaurants, entertainment, office, condos, apartments, and townhomes.  The Hilton Biltmore Park Property’s guestroom configuration includes 54 king rooms, 96 double queen rooms, 3 studio suites, and 12 one-bedroom suites.  Amenities at the Hilton Biltmore Park Property include an indoor pool and hot tub, a fitness center, an outdoor patio, three meeting rooms totaling 4,296 square feet, and valet parking for 140 reserved parking spots in an adjacent parking lot (not part of the collateral).  The Hilton Biltmore Park Property features a full-service restaurant and bar, Roux, on the lobby level and Sensibilities Day Spa, which is leased to and operated by a third party. The Hilton Biltmore Park Property is LEED Silver Certified and uses a large-scale solar water heating system.  The franchise agreement with Hilton expires in August 2029.

Operating History and Underwritten Net Cash Flow.  The following table represents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hilton Biltmore Park Property:

Cash Flow Analysis

	2012	2013	TTM 7/31/2014	U/W	U/W $ per Room
Occupancy	74.7%	79.5%	81.4%	80.0%
ADR	$154.77	$156.82	$160.67	$160.67
RevPAR	$115.61	$124.67	$130.79	$128.54

Total Revenue	$8,935,310	$9,555,658	$9,902,446	$9,789,534	$59,331
Total Department Expenses	3,033,771	3,192,120	3,278,179	3,221,792	19,526
Gross Operating Profit	$5,901,539	$6,363,538	$6,624,267	$6,567,742	$39,804

Total Undistributed Expenses	2,652,687	2,989,856	3,128,940	2,884,372	17,481
Profit Before Fixed Charges	$3,248,852	$3,373,682	$3,495,327	$3,683,370	$22,323

Total Fixed Charges	230,775	246,955	254,477	275,116	1,667

Net Operating Income	$3,018,077	$3,126,727	$3,240,850	$3,408,254	$20,656
FF&E	0	0	0	391,581	2,373
Net Cash Flow	$3,018,077	$3,126,727	$3,240,850	$3,016,673	$18,283

NOI DSCR	1.55x	1.60x	1.66x	1.75x
NCF DSCR	1.55x	1.60x	1.66x	1.55x
NOI DY	9.5%	9.9%	10.2%	10.8%
NCF DY	9.5%	9.9%	10.2%	9.5%

Appraisal.  As of the appraisal valuation date of August 26, 2014, the Hilton Biltmore Park Property had an “as-is” appraised value of $44,300,000.

Environmental Matters.  According to the Phase I environmental site assessment dated September 2, 2014, there was no evidence of any recognized environmental conditions at the Hilton Biltmore Park Property.

Market Overview and Competition.  The Hilton Biltmore Park Property is located in Asheville, North Carolina, in the Biltmore Park Town Square mixed-use development, bordered by Technology Drive to the north, East Schenck Crest to the east, Thetford Street to the south, and Norfolk Way to the west. The Hilton Biltmore Park Property is served by the Asheville Regional Airport, which is located approximately four miles south of the property.  Regional access is provided by Interstate 40, an east/west thoroughfare that provides access to cities such as Hickory to the east, and Knoxville, Tennessee to the west, and Interstate 26 which runs north/south.  Additionally, east/west Interstate 240 is a bypass that provides access to the north side of Asheville. Asheville is the largest city in western North Carolina and is located in Buncombe County. The Asheville area has over three million overnight leisure visitors each year, making the leisure and hospitality industry one of the most important segments in the local economy.  Leisure visitors generate one-third of all retail sales in the area and account for an economic impact of more than $2.0 billion annually. Buncombe County realized an increase of over 8.0% in visitor spending in 2013, the largest percentage increase among all the state’s counties. Asheville’s peak season for tourism runs from April to December and local demand generators include the Biltmore Estate, George Vanderbilt’s retreat estate in North Carolina; the Blue Ridge Mountains; and Pack Square Park, which features a natural amphitheater that is utilized for festivals and concerts. In addition, downtown Asheville features over 100 restaurants and the Southern Highland Craft Guild, with a membership total of over 900 artists in the southeast United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON BILTMORE PARK

The following table presents certain information relating to the Hilton Biltmore Park Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hilton Biltmore Park			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
7/31/2014 TTM	69.8%	$149.53	$104.41	81.3%	$160.95	$130.80	116.4%	107.6%	125.3%
7/31/2013 TTM	66.1%	$142.68	$94.24	78.0%	$152.70	$119.17	118.1%	107.0%	126.4%
7/31/2012 TTM	63.9%	$135.38	$86.47	77.2%	$146.38	$113.00	120.9%	108.1%	130.7%
(1)

Information obtained from a third party hospitality report dated August 20, 2014.  The competitive set includes the following hotels: Clarion Airport Fletcher, Crowne Plaza Resort Asheville, Doubletree Biltmore Hotel Asheville, Renaissance Asheville Hotel, Autograph Collection Grand Bohemian Hotel, and Hotel Indigo Asheville Downtown.

The Borrower.  The borrower is Biltmore Park Hotel, LLC, a Delaware limited liability company and a single purpose entity with one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton Biltmore Park Mortgage Loan.  Biltmore Farms, LLC and Crosland, LLC, collectively, are the guarantors of certain nonrecourse carveouts under the Hilton Biltmore Park Mortgage Loan.

The Sponsors.  The sponsors for the Hilton Biltmore Park Mortgage Loan, are Biltmore Farms, LLC (“Biltmore Farms”) and Crosland, LLC. Biltmore Farms was founded in 1897 to beautify the grounds of the Biltmore Farms Estate.  The Hotels division of Biltmore Farms operates the following Asheville hotels: The Doubletree, Hilton, Residence Inn, Quality Inn and Suites, and Sleep Inn.  Crosland, LLC, founded in 1937, is a developer and operator of commercial properties throughout the Southeast. Together with Biltmore Farms, Crosland, LLC developed the Biltmore Park Town Square, the mixed use development in which the Biltmore Park Hotel is situated.  Crosland, LLC focuses on long-term value creation and a hands-on asset management approach for its operating portfolio which includes more than 1,200 affordable and market rate apartments, over 1.2 million square feet of retail and office space, and 1,400 acres of land holdings. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows.  The loan documents provide for upfront escrows in the amount of $45,494 for insurance and $100,000 for FF&E. The loan documents provide for monthly escrows in the amount of $20,069 for real estate taxes and $33,333 for FF&E.  The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the borrower maintains on deposit an amount equal to 125% of the estimated annual insurance premium; (iii) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket insurance policies approved by the lender; and (iv) the borrower provides the lender with timely proof of payment of insurance premiums.

Lockbox and Cash Management.  The Hilton Biltmore Park Mortgage Loan requires a lender-controlled operating account, which is to be established upon the commencement of the initial Cash Management Period (as defined below). During a Cash Management Period, all funds on deposit in the operating account are swept to a lender-controlled cash management account each business day.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default, (ii) the amortizing debt service coverage ratio falling below 1.15x as of the last day of any calendar quarter or (iii) 12-months prior to the expiration of the franchise license agreement to the extent that as of such date, (a) the borrower has not provided  evidence of the satisfaction of the new franchise license conditions or (b) as a condition of a franchise license renewal or entering a replacement thereof, a property improvement plan (“PIP”) is required and the borrower has not otherwise timely deposited the PIP Deposit Amount (as defined below) with the lender. A Cash Management Period will expire upon: (a) with respect to clause (i), the event of default is cured and no other event of default has occurred and is continuing, (b) with respect to clause (ii), the amortizing debt service coverage ratio being at least 1.15x for two consecutive calendar quarters, or (c) with respect to clause (iii), the borrower has satisfied conditions for the new franchise license and if a PIP is required in relation to the Hilton Biltmore Park Property, the funds on deposit in a PIP reserve subaccount are greater than or equal to the PIP Deposit Amount.

A “PIP Deposit Amount” is 100.0% of the estimated cost to satisfy any repairs or remediation required by the hotel franchisor or any successor franchisor or licensor pursuant to the PIP as determined by the lender in its sole discretion.

Property Management.  The Hilton Biltmore Park Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the one-time right to transfer the Hilton Biltmore Park Property and cause an assumption of the Hilton Biltmore Park Mortgage Loan, provided that certain conditions are satisfied, including but not limited to: (i) no event of default has occurred and is continuing; and (ii) the proposed transferee, the property manager and management agreement are satisfactory to the lender and the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C24 certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON BILTMORE PARK

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hilton Biltmore Park Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CTO NNN PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CTO NNN PORTFOLIO

CTO NNN Portfolio
1 Lowe's Houston, TX
2 Harris Teeter Charlotte, NC
3 Rite Aid Renton, WA
4 Walgreens Clermont, FL
5 Big Lots - Glendale Glendale, AZ
6 Big Lots - Germantown Germantown, MD
CANADA
MEXICO
BAHAMAS
CUBA
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
Caribbean Sea
Lake Superior
Lake Michigan
Lake Huron
Lake Ontario
Lake Erie
Vancouver
Calgary
Winnipeg
Québec
Montreal
Ottawa
Toronto
Seattle
Renton
Portland
Boise
Sacramento
San Francisco
San Jose
Salt Lake City
Las Vegas
Los Angeles
San Diego
Phoenix
Glendale
Denver
Albuquerque
El Paso
Minneapolis
Milwaukee
Chicago
Detroit
Cleveland
Pittsburgh
Omaha
Kansas City
St. Louis
Indianapolis
Louisville
Nashville
Memphis
Oklahoma City
Dallas
Fort Worth
Austin
San Antonio
Houston
New Orleans
Atlanta
Charlotte
Charleston
Jacksonville
Clermont
Orlando
Tampa
Miami
Boston
New York
Philadelphia
Baltimore
Germantown
Washington DC
Chihuahua
Monterrey
Guadalajara
Mexico City
WA
OR
CA
NV
ID
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
VT
NH
ME
MA
CT
NJ
MD
DE
Miles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – CTO NNN Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$30,000,000			Specific Property Type:	Single Tenant
Cut-off Date Principal Balance:	$30,000,000			Location:	Various – See Table
% of Initial Pool Balance:	2.8%			Size:	266,764 SF
Loan Purpose(1):	Acquisition			Cut-off Date Principal Balance Per SF:	$112.46
Borrower Names(2):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	Consolidated-Tomoka Land Co.			Title Vesting:	Fee
Mortgage Rate:	4.330%			Property Manager:	Self-managed
Note Date:	September 30, 2014			3rd Most Recent Occupancy (As of)(4):	100.0% (12/31/2011)
Anticipated Repayment Date:	October 11, 2024			2nd Most Recent Occupancy (As of)(4):	100.0% (12/31/2012)
Maturity Date:	October 11, 2034			Most Recent Occupancy (As of) (4):	100.0% (12/31/2013)
IO Period:	120 months			Current Occupancy (As of):	100.0% (11/1/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, ARD			3rd Most Recent NOI(5):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(5):	NAV
Call Protection:	L(25),D(91),O(4)			Most Recent NOI(5):	NAV
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$4,155,705
Additional Debt Type:	NAP			U/W Expenses:	$1,058,968
				U/W NOI:	$3,096,737
				U/W NCF:	$3,008,116
Escrows and Reserves(3):				U/W NOI DSCR:	2.35x
				U/W NCF DSCR:	2.28x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.3%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	10.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value(6):	$47,400,000
Replacement Reserves	$0	$4,203	NAP	As-Is Appraisal Valuation Date(6):	Various
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	63.3%
Lowe’s TILC Reserve	$550,000	$0	NAP	LTV Ratio at Maturity or ARD:	63.3%

(1)
The borrowers acquired the Walgreens and Harris Teeter properties in May 2004 and April 2008, respectively, and the remaining four CTO NNN Portfolio Properties were acquired between January 2013 and March 2014.  Prior to the CTO NNN Portfolio Mortgage Loan there is no debt in place.

(2)	See “Borrowers” section.
(3)	See “Escrows” section.
(4)	Four of the CTO NNN Portfolio Properties were acquired from January 2013 to March 2014. Historical occupancy reflects only the Walgreens and Harris Teeter properties.
(5)	Four of the CTO NNN Portfolio Properties were acquired from January 2013 to March 2014, and historical NOI is not available for such properties.
(6)	See “Appraisals” section.

The Mortgage Loan.  The mortgage loan (the “CTO NNN Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering six single tenant retail properties located in six states (the “CTO NNN Portfolio Properties”).  The CTO NNN Portfolio Mortgage Loan was originated on September 30, 2014 by Wells Fargo Bank, National Association.  The CTO NNN Portfolio Mortgage Loan had an original principal balance of $30,000,000, has an outstanding principal balance as of the Cut-off Date of $30,000,000 and accrues interest at an interest rate of 4.330% per annum.  The CTO NNN Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the Anticipated Repayment Date (“ARD”).  The ARD is October 11, 2024 and the final maturity date is October 11, 2034.  In the event the CTO NNN Portfolio Mortgage Loan is not paid off in full on or before the ARD, the borrower will be required to make payments of principal and interest based on an interest rate equal to the greater of (i) the initial mortgage rate plus 3.0% and (ii) 4.72% plus the greater of (a) the 10-year swap yield as of the ARD and (b) the treasury rate as of the ARD.  The ARD automatically triggers a Cash Trap Event Period (see “Lockbox and Cash Management” section) whereby all excess cash flow will be used to pay down the principal balance of the CTO NNN Portfolio Mortgage Loan.

Following the lockout period, the borrower has the right to defease the CTO NNN Portfolio Mortgage Loan in whole, or in part (see ”Partial Release” section), on any day before July 11, 2024.  In addition, the CTO NNN Portfolio Mortgage Loan is prepayable without penalty on or after July 11, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CTO NNN PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$30,000,000	67.1%	Purchase price(1)	$43,685,969	97.7%
Sponsor’s new cash contribution	14,733,948	32.9	Closing costs	497,979	1.1
			Reserves	550,000	1.2
Total Sources	$44,733,948	100.0%	Total Uses	$44,733,948	100.0%
(1)	The borrower acquired the CTO NNN Portfolio Properties in all cash transactions from May 2004 to March 2014.

The Properties.    The CTO NNN Portfolio Mortgage Loan is secured by the fee interests in six single tenant retail properties totaling 266,764 rentable square feet and occupied by Lowe’s, Big Lots, Harris Teeter, Rite Aid and Walgreens.  Built between 1994 and 2006, the CTO NNN Portfolio Properties are located in six states: Texas, North Carolina, Washington, Arizona, Maryland and Florida.  As of November 1, 2014, the CTO NNN Portfolio Properties were 100.0% occupied by national credit tenants and investment-grade tenants represent 82.8% of the underwritten base rent and 93.9% of the net rentable square footage.  The North Carolina Department of Transportation has a pending condemnation action against the access point to the Harris Teeter property.  See “Description of the Mortgage Pool—Other Matters” in the Free Writing Prospectus.  The Big Lots – Germantown property was real estate owned prior to the acquisition.  The property was previously securitized in 2003 when Borders occupied 100% of the space and, following the Borders bankruptcy filing in February 2011, the loan was transferred to special servicing.  A deed in lieu of foreclosure closed in March 2012 and the special servicer was able to re-lease the space to Big Lots in March 2013.  See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

The following table presents certain information relating to the CTO NNN Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Lowe’s – Houston, TX	$8,500,000	28.3%	100.0%	1996/NAP	131,644	$14,700,000
Harris Teeter – Charlotte, NC	$6,600,000	22.0%	100.0%	1994/NAP	45,089	$10,000,000
Rite Aid – Renton, WA	$4,700,000	15.7%	100.0%	2006/NAP	16,280	$7,000,000
Walgreens – Clermont, FL	$3,500,000	11.7%	100.0%	2003/NAP	13,650	$5,200,000
Big Lots – Glendale, AZ	$3,400,000	11.3%	100.0%	2000/2012	34,512	$5,200,000
Big Lots – Germantown, MD	$3,300,000	11.0%	100.0%	2000/2013	25,589	$5,300,000
Total/Weighted Average	$30,000,000	100.0%	100.0%		266,764	$47,400,000

The following table presents certain information relating to the tenants at the CTO NNN Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF	Occupancy Cost	Lease Expiration Date

Major Tenants
Lowe’s	NR/A3/A-	131,644	49.3%	$6.97	$917,000	28.3%	NAV	NAV	1/31/2027
Big Lots(2)	NR/NR/BBB-	60,101(2)	22.5%	$12.04(2)	$723,646(2)	22.3%	NAV	NAV	Various(2)
Harris Teeter	BBB/Baa2/BBB	45,089	16.9%	$15.93(3)	$718,456(3)	22.1%	NAV	NAV	4/30/2028(4)
Rite Aid	B/Caa1/B	16,280	6.1%	$34.28	$558,078	17.2%	NAV	NAV	7/19/2026
Walgreens	NR/Baa1/BBB	13,650	5.1%	$24.00	$327,600	10.1%	$168(5)	15.8%(5)	3/31/2079(6)
Total Major Tenants		266,764	100.0%	$12.16	$3,244,781	100.0%

Vacant Space		0	0.0%

Collateral Total		266,764	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Big Lots occupies the Glendale, Arizona and Germantown, Maryland properties with Annual U/W Base Rent PSF of $10.59 and $14.00, respectively, and Lease Expiration Dates of January 31, 2023 and January 31, 2024, respectively.  Both leases contain three, 5-year renewal options.

(3)	Harris Teeter’s Annual U/W Base Rent and Annual U/W Base Rent PSF are equal to the tenant’s average rent over the loan term. The tenant’s current annual rent is $677,250 ($15.02 per square foot).
(4)
Harris Teeter has the right to terminate its lease if, as a result of condemnation, any part of the building is permanently taken or any portion of the parking area is permanently taken such that the remaining portion of parking area provides a parking ratio of less than 5.0 parking spaces per 1,000 square feet of gross leasable area in the Harris Teeter building.

(5)
Sales PSF and Occupancy Costs are for the trailing 12-month period ending March 2014.  Sales PSF excludes sales of tobacco products, all alcoholic and non-alcoholic beverages and prescription items pursuant to third party prescription plans.

(6)	Walgreens has the right to terminate its lease on March 31, 2029 and every five years thereafter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CTO NNN PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the CTO NNN Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	1	34,512	12.9%	34,512	12.9%	$365,400	$10.59
2024	1	25,589	9.6%	60,101	22.5%	$358,246	$14.00
Thereafter	4	206,663	77.5%	266,764	100.0%	$2,521,135	$12.20
Vacant	0	0	0.0%	266,764	100.0%	$0	$0.00
Total/Weighted Average	6	266,764	100.0%			$3,244,781	$12.16

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Table.

The following table presents historical occupancy percentages at the CTO NNN Portfolio Properties:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	11/1/2014(2)
100.0%	100.0%	100.0%	100.0%

(1)	Four of the CTO NNN Portfolio Properties were acquired from January 2013 to March 2014. Historical occupancy reflects only the Walgreens and Harris Teeter properties.
(2)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the CTO NNN Portfolio Properties:

Cash Flow Analysis(1)

	U/W	U/W $ per SF
Base Rent	$3,244,781	$12.16
Grossed Up Vacant Space	0	0.00
Total Reimbursables	949,376	3.56
Less Vacancy & Credit Loss	(38,452)(2)	(0.14)
Effective Gross Income	$4,155,705	$15.58

Total Operating Expenses	$1,058,968	$3.97

Net Operating Income	$3,096,737	$11.61
TI/LC	38,191	0.14
Capital Expenditures	50,430	0.19
Net Cash Flow	$3,008,116	$11.28

NOI DSCR	2.35x
NCF DSCR	2.28x
NOI DY	10.3%
NCF DY	10.0%

(1)	Four of the CTO NNN Portfolio Properties were acquired from January 2013 to March 2014. Historical financial statements are not available for all properties.
(2)	The underwritten economic vacancy is 1.2%. The CTO NNN Portfolio Properties were 100.0% physically occupied as of November 1, 2014.

Appraisals.  As of the appraisal valuation dates ranging from August 11, 2014 to August 23, 2014 the CTO NNN Portfolio Properties had an aggregate “as-is” appraised value of $47,400,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CTO NNN PORTFOLIO

Environmental Matters.  According to the Phase I environmental site assessments dated from April 17, 2014 to September 9, 2014, there was no evidence of any recognized environmental conditions at any of the CTO NNN Portfolio Properties.

The Borrowers.  The borrowers are Bluebird Arrowhead Phoenix LLC, Golden Arrow Clermont FL LLC, Bluebird Germantown MD LLC, Golden Arrow Charlotte NC LLC, CTLC Golden Arrow Katy LLC and Bluebird Renton WA LLC, all Delaware limited liability companies and single purpose entities each with one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the CTO NNN Portfolio Mortgage Loan.  Consolidated Tomoka Land Co., the sponsor and indirect owner of the borrower, is the guarantor of certain nonrecourse carveouts under the CTO NNN Portfolio Mortgage Loan.

The Sponsor.  The sponsor is Consolidated-Tomoka Land Co. (“Consolidated”).  The sponsor was founded in 1902 as Consolidated Naval Stores Company, a timber-based company that owned more than two million acres of Florida forest lands.  In 1923, Consolidated Naval Stores Company was acquired by Baker, Fentress & Company, a closed-end investment company that helped launch Consolidated as a publicly traded company in 1969.  As of August 18, 2014, Consolidated had an equity market capitalization of approximately $329.7 million and a portfolio that includes approximately 10,500 acres of land, 37 single-tenant properties located across ten states, five self-developed flex/office properties and 21 billboards.

Escrows.  The loan documents provide for an upfront reserve in the amount of $550,000 for outstanding tenant improvements due by the borrower under the Lowe’s lease.  The loan documents provide for ongoing monthly reserves in the amount of $4,203 for replacement reserves and $11,115 for tenant improvements and leasing commissions; however, for monthly payments until November 2019, ongoing monthly reserves for tenant improvements and leasing commissions are not required as long as (i) no event of default has occurred and is continuing, and (ii) the net cash flow debt yield is greater than or equal to 9.0%.  Ongoing monthly reserves for real estate taxes are not required as long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with timely proof of payment.  Ongoing monthly reserves for insurance are not required as long as (a) no event of default has occurred and is continuing; (b) the CTO NNN Portfolio Properties are covered by an acceptable blanket insurance policy; and (c) the borrower provides the lender with evidence of renewal of the policy and timely proof of payment of the insurance premiums.

Lockbox and Cash Management.  Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account into which the borrower is required to deposit all rents and other income within three business days of receipt and the tenants are required to deposit directly.  During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow subaccount.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the net cash flow debt service coverage ratio being less than 1.25x; (iii) the commencement of a Tenant Trigger Period (as defined below) or; (iv) the ARD, if the CTO NNN Portfolio Mortgage Loan has not been repaid in full.  A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the net cash flow debt service coverage ratio being equal to or greater than 1.25x for two consecutive quarters; and with regard to clause (iii), upon the termination of such Tenant Trigger Period.  A Cash Trap Event period triggered by clause (iv) will not expire until the full repayment of the CTO NNN Portfolio Mortgage Loan.

A “Tenant Trigger Period” will commence, with respect to any two tenants, upon the occurrence of the earlier of any of the following and in any combination (including each Big Lots tenant), a tenant (i) filing bankruptcy or seeking appointment of a receiver, trustee, custodian, conservator or other similar official party for the tenant or for all or any substantial part of its assets, or making a general assignment for the benefit of creditors; (ii) goes dark, fails to occupy or vacates; (iii) terminating its lease; or (iv) providing written notice of its intention to do any of the foregoing.  A Tenant Trigger Period will expire, with regard to clause (i), upon the earlier of (x) lender’s receipt of satisfactory evidence that such tenant is no longer a debtor in such proceedings and its lease has been assumed and remains in full force and effect; (y) one or more acceptable replacement tenants being in occupancy, open for business and paying full, unabated rent; or (z) the affected CTO NNN Portfolio property is substituted or released (see “Partial Release” and “Substitution” sections); and with regard to clauses (ii), (iii) and (iv), upon the earlier of (a) one or more acceptable replacement tenants being in occupancy, open for business and paying full, unabated rent; or (b) the affected CTO NNN Portfolio property is substituted or released.  In addition, a Tenant Trigger Period will expire with regard to clause (ii) upon the date on which the tenant has taken occupancy and is open for business for 30 consecutive days.

Property Management.  The CTO NNN Portfolio Properties are managed by the tenants.

Assumption.  The borrowers have the three-time right to transfer the CTO NNN Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C24 Certificates.

Partial Release.  Following the second anniversary of the issuance of the Series 2014-C24 Certificates, the borrower is permitted to partially release up to three CTO NNN Portfolio Properties in connection with a partial defeasance, subject to certain conditions including (i) the principal balance is reduced by the greater of (a) 100% of the net proceeds of the sale of the release property, and (b) 125% of the released property’s allocated loan balance; (ii) the net cash flow debt yield with respect to the remaining CTO NNN Portfolio Properties will be no less than the greater of (x) 11.0% or (y) the net cash flow debt yield of the CTO NNN Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CTO NNN PORTFOLIO

Properties prior to the release; (iii) the weighted average remaining lease term of the remaining CTO NNN Portfolio Properties following the release is not less than the weighted average remaining lease term of the CTO NNN Portfolio Properties prior to the release; and (iv) the weighted average credit rating of the tenants of the remaining CTO NNN Portfolio Properties following the release is not less than the weighted average credit rating of the tenants of the CTO NNN Portfolio Properties prior to the release.

Substitution.  The borrowers may obtain the release of any individual CTO NNN Portfolio Properties from the lien of the mortgage in connection with a substitution of a different property subject to the satisfaction of certain conditions, including without limitation (i) no event of default has occurred and is continuing, unless such substitution would cure such event of default; (ii) the aggregate loan to value ratio for the CTO NNN Portfolio Properties including the substitute property and excluding the release property must not exceed the aggregate loan to value ratio of the individual CTO NNN Portfolio Properties prior to the substitution; (iii) the substitute property shall be equal or superior to that of the release property as to physical condition, building use and quality, lease terms and market attributes as determined by lender in accordance with prudent lending standards; and (iv) the lender receives a legal opinion that the substitution satisfies REMIC requirements.

Subordinate and Mezzanine Indebtedness.  None.

Ground Lease.  None.

Right of First Refusal. With respect to the Walgreens – Clermont, Florida property, the tenant has the right of first refusal (“ROFR”) to purchase the property if a bona fide offer is received and that the borrower is otherwise willing to accept. The lease is not subject to a subordination, non-disturbance and attornment agreement.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the CTO NNN Portfolio Properties.  The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.  However, the borrower’s obligation to provide the foregoing coverages shall be suspended with respect to the Walgreens property to the extent that such coverages are maintained by Walgreens through third party insurance or self-insurance in accordance with terms of its lease, provided that, among other provisions, (i) no event of default has occurred and is continuing and (ii) Walgreens maintains a rating of “BBB” or better from S&P.

Earthquake Insurance.  The loan documents do not require earthquake insurance.  The seismic report for the Rite Aid property located in Renton, Washington indicated a probable maximum loss of 9%.

Windstorm Insurance.  The loan documents require windstorm insurance covering the full replacement cost of the CTO NNN Portfolio Properties during the loan term.  At the time of closing, the CTO NNN Portfolio Properties has insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

260 PEACHTREE STREET

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

260 PEACHTREE STREET

Suite 2700 Schulten, Ward & Turner 12,341 RSF 11.30.20

Suite 2600 Atlanta International RMI (AIRMI) 12,341 RSF 10.31.17

Suite 2500 Richard Bowers & Co. & RB Mgmt Ser., Inc. 2,950 RSF 7.31.17 3,000 RSF | Suite 2501 SWT Expansion 2,631 RSF 11.30.20 | Suite 2502 Schulten, Ward & Turner 2,753 RSF 11.30.20

Suite 2400 Richard Bowers & Company 12,341 RSF 7.31.19

Suite 2300 CTS 9,214 RSF 12.31.16 | Suite 2302 PJC Group, Inc. 1,980 RSF 11.30.19

Suite 2200 Regus 12,341 RSF 4.30.18

Suite 2100 Regus 12,341 RSF 4.30.18

Suite 2000 Hollowell, Foster & Herring P.C. 12,341 RSF 11.30.20

Suite 1900 BHL 12,341 RSF 3.31.15 *ROFR – HFH*

Suite 1800 Mercy Housing 6,017 RSF 3.31.18 | Suite 180 3 2,142 RSF Available ***ROFR-EVS Translations*** | Suite 1801 EVS Translations 2,730 RSF 5.31.19

Suite 1700 11,981 RSF Available

Suite 1600 Vaughn & Murphy 1,521 RSF 10.31.18 | Suite 1601 The Morgan Law Firm 4,329 RSF 5.31.21 | Suite 1602 R. G. Vanderweil Engineers, LLP 1,883 RSF 4.30.16 | Suite 1604 Sigma Pi Phi Fraternity 2,851 RSF 12.31.23

Suite 1500 Gourmet Services 11,981 RSF 7.31.24

Suite 1400 Powerco 2,159 RSF 11.30.18 | Suite 1401 TwinBear Management 3,075 RSF 8.31.19 | Suite 1402 Woodhouse Law Firm 2,680 RSF 2.28.19 | Suite 1403 APR Consulting 2,835 RSF 1.31.19

Suite 1200 Stack & Associates 4,803 RSF 7.31.17 | Suite 1201 Tabb &Tabb, LLC 2,325 RSF 3.31.19 | Suite 1203 Minnesota Life 2,559 RSF 12.31.15 | Suite 1204 APD Urban Planning & Management, LLC 1,117 RSF 3.31.17

Suite 1100 11,981 RSF Available - Think Interactive, Inc. 8.31.15

Suite 1000 NeighborWorks America 3,910 RSF 10.31.18 | Suite 1002 Red Bridge, Inc. 1,297 RSF 8.31.16 | Suite 1001 Stewart, Seay & Felton LLC 5,531 RSF 11.30.18

Suite 900 TY LIN 11,411 RSF 7.31.20

Suite 800 TranSystems Corporation 5,563 RSF 6.30.20 | Suite 801 Banta Immigration Law 6,081 RSF 4.30.16 ***ROFO-TranSystems***

Suite 700 11,981 RSF Communities In Schools of Atlanta & Communities In Schools of Georgia 8.31.24

Suite 600 11,981 RSF Available

Suite 500 5G Studios/DVA Architecture 2,440 RSF 4.30.15 | Suite 501 Facilitec/Office Interiors 3,456 RSF 11.30.15 | Suite 502 Dye Snyder, LLP 2,327 RSF 11.30.19 | Suite 503 Haivision Network Video 2,397 RSF 1.31.16

Suite 400 INROADS 4,115 RSF 9.30.17 | Suite 401 Wiggins Law Group 2,798 RSF 11.16.15 | Suite 402 Project Grad 3,253 RSF 4.30.15

Suite 300 Atlanta Magazine 11,981 RSF 5.31.22

Suite 200 Chapter 13 Trustee 11,981 RSF 9.30.15

Suite 100 Fidelity 3,014 RSF 7.31.23 | Suite 110 RB Newsstand – ATL Kim's Cafe 1,724 RSF 10.31.18

Currently Available

Leased

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

260 PEACHTREE STREET

260 Peachtree Street
260 Peachtree Street
Atlanta, GA 30303
ATLANTA
MIDTOWN
DOWNTOWN
Georgia Institute of Technology
Aquatics Center
Tech Pkwy NW
Marietta St NW
Atlanta Contemporary Art Center
Coca Cola World Headquarters
Centennial Place
Bobby Dodd Stadium
North Ave NW
Northyards Business Park
Bauder College
Pine St NW
Centennial Hill
Ivan Allen Jr. Blvd
Jones Ave NW
Georgia Aquarium
New World of Coca Cola
Building B
Building C
Building A
GEORGIA WORLD CONGRESS CENTER
Vine City
Centennial Olympic Park
Chamber of Commerce
Omni Hotel
CNN Center
Philips Arena
Georgia Dome
Georgia Intl. Plaza
Tabernacle Cotton Club
Inforum
Atlanta Conv. Ctr. at AmericasMart
Imagine It! Children's Museum
Simpson St NW
W Hotel
Allen Plaza
SunTrust Plaza
Civic Center
North Avenue
The Varsity
Fox Theatre
Georgian Terrace Hotel
Bank of America Tower
One Georgia Center
Emory Univ. Hospital Midtown
SoNo
Centergy One
The Biltmore
Georgia Tech Hotel & Conf. Ctr.
AT&T Campus
RED/GOLD LINES
MARTA
Atlanta Civic Center
Central Park
Georgia Power
Baker St NE
Hyatt Regency
Marriott Marquis
Atlanta Hilton & Towers
PEACHTREE CENTER
Peachtree Center
Intl. Blvd NE
Westin Peachtree Plaza
191 Peachtree Tower
Sheraton Atlanta
Ellis St NE
Georgia Pacific Center
Irwin St NE
Highland Ave NE
Freedom Pkwy
Atlanta Medical Center
Martin Luther King Jr. Natl. Historic Site
Auburn Ave NE
Apex Museum
Edgewood Ave SE
Sweet Auburn Curb Market
Grady Memorial Hospital
Selena Butler Park
Sweet Auburn
Decatur St SE
King Memorial
BLUE/GREEN LINES
Oakland Cemetery
Centennial Tower
Rialto Center for the Arts
Atlanta Journal-Constitution Bldg.
Woodruff Park
Hurt Plaza
Hurt Park
Georgia State University
Five Points
UNDERGROUND ATLANTA
Dome/GWCC/Philips/CNN
MLK Jr Dr SW
Mitchell St SW
Richard B. Russell Building
Sam Nunn Atlanta Federal Center
MLK Jr. Federal Bldg.
Fulton County Gov't.
Fulton County Courthouse
State Capitol Building
Georgia State
City Hall
Greyhound Bus Terminal
Garnett
Castleberry Hill
Memorial Dr SW
MLK Jr Dr SE
Memorial Dr SE
Woodward Ave SE
Capitol Gateway
Rawson-Washington Park
Glenwood Ave SE
Sydney St SE
Fulton St SW
Mechanicsville
Hartsfield-Jackson Atlanta Intl. Airport 8 miles
Summerhill
Grant Park
75
85
20
10
154
19
29
41
78
278
Alpharetta
Woodstock
Roswell
Johns Creek
Kennesaw
Marietta
Sandy Springs
Dunwoody
Smyrna
Mableton
Decatur
Douglasville
East Point
College Park
Union City
Fairburn
Riverdale
Morrow
Redan
Tucker
Lilburn
Duluth
Suwanee
Sugar Hill
Stone Mountain
Chamblee
Brookhaven
Doraville
Norcross
Powder Springs
Lithia Springs
Hapeville
Forest Park
Panthersville
Belvedere
Avondale
Scottdale
Clarkston
Gresham Park
Mountain Park
Acworth

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – 260 Peachtree Street

Loan Information				Property Information
Mortgage Loan Seller:	Basis Real Estate Capital II, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$26,400,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$26,370,744			Location:	Atlanta, GA
% of Initial Pool Balance:	2.4%			Size:	295,125 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$89.35
Borrower Name:	260 Properties, LLC			Year Built/Renovated:	1974/2001
Sponsor:	Richard E. Bowers			Title Vesting:	Fee
Mortgage Rate:	4.820%			Property Manager:	Self-managed
Note Date:	September 26, 2014			3rd Most Recent Occupancy (As of):	87.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	65.0% (12/31/2012)
Maturity Date:	October 1, 2024			Most Recent Occupancy (As of)(2):	71.0% (12/31/2013)
IO Period:	None			Current Occupancy (As of)(2):	87.1% (7/2/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,573,788 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	$1,721,196 (12/31/2013)
Call Protection:	L(25),D(92),O(3)			Most Recent NOI (As of)(3):	$2,057,682 (TTM 6/30/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$4,915,524
Additional Debt Type:	NAP			U/W Expenses:	$2,184,290
				U/W NOI(3):	$2,731,235
Escrows and Reserves(1):				U/W NCF:	$2,372,603
				U/W NOI DSCR:	1.64x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.42x
Taxes	$85,556	$42,778	NAP	U/W NOI Debt Yield:	10.4%
Insurance	$75,110	$6,259	NAP	U/W NCF Debt Yield:	9.0%
Replacement Reserve	$0	$4,919	NAP	As-Is Appraised Value:	$38,800,000
TI/LC	$0	$24,967	$850,000	As-Is Appraisal Valuation Date:	July 23, 2014
Rent Abatement Reserve	$553,265	$0	NAP	Cut-off Date LTV Ratio:	68.0%
Outstanding TI Reserve	$329,681	$0	NAP	LTV Ratio at Maturity or ARD:	55.6%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “260 Peachtree Street Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 27-story office building located in Atlanta, Georgia (the “260 Peachtree Street Property”).  The 260 Peachtree Street Mortgage Loan was originated on September 26, 2014 by Basis Real Estate Capital II, LLC.  The 260 Peachtree Street Mortgage Loan had an original principal balance of $26,400,000, has an outstanding principal balance as of the Cut-off Date of $26,370,744 and accrues interest at an interest rate of 4.820% per annum.  The 260 Peachtree Street Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The 260 Peachtree Street Mortgage Loan matures on October 1, 2024.

Following the lockout period, the borrower has the right to defease the 260 Peachtree Street Mortgage Loan in whole, but not in part, on any date before August 1, 2024. In addition, the 260 Peachtree Street Mortgage Loan is prepayable without penalty on or after August 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

260 PEACHTREE STREET

Sources and Uses

Sources			Uses
Original loan amount	$26,400,000	87.9%	Loan payoff(1)	$28,070,850	93.5%
Sponsor’s new cash contribution	3,634,805	12.1	Reserves	1,043,612	3.5
			Closing costs	920,343	3.1
Total Sources	$30,034,805	100.0%	Total Uses	$30,034,805	100.0%

(1)
Proceeds from the 260 Peachtree Street Mortgage Loan were used to pay off an existing CMBS loan that was originated in 2006 and securitized in BACM 2006-C2. This loan, which had an original principal balance of $40,000,000, was transferred to special servicing in 2012. The borrower reached a modification agreement in August 2012 with the special servicer, whereby the existing debt (approximately $38,000,000) was divided into a $28,000,000 A Note and a $10,035,144 B-Note. Upon origination of the 260 Peachtree Street Mortgage Loan, the A-Note was repaid in full and, pursuant to the terms of the modification agreement, the borrower and guarantor were released from all obligations under the B-Note.  See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

The Property.  The 260 Peachtree Street Property is a 27-story class A-/B+ office building containing 295,125 square feet located in the central business district of Atlanta, Georgia. Situated on 0.4 acres of land, the 260 Peachtree Street Property was built in 1974 and last renovated in 2001.  Parking is available to the tenants at the adjacent 270 Peachtree Street attached garage (275 spaces), which can be accessed directly from the lobby of the 260 Peachtree Street Property. Additional parking is available at Baker Street Garage (200 spaces).  The parking made available to the 260 Peachtree Street Property is provided through two leases: (i) lease with the owner of 270 Peachtree, which is adjacent to the subject building, runs until 2050 and provides the 260 Peachtree Street Property with access to 275 spaces and (ii) lease with the Baker Street garage, which is across the street from the 260 Peachtree Street Property and provides access to an additional 200 spaces. As of July 2, 2014, the 260 Peachtree Street Property was 87.1% leased to 45 tenants through 52 leases.

The following table presents certain information relating to the tenancy at the 260 Peachtree Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Regus	NR/NR/NR	24,682	8.4%	$17.43	$430,207	9.0%	4/30/2018
Richard Bowers & Co.(1)	NR/NR/NR	18,291	6.2%	$22.00	$402,402	8.5%	7/31/2019
Schulten Ward & Turner, LLP	NR/NR/NR	17,725	6.0%	$18.57	$329,153	6.9%	11/30/2020
Behavioral Health Link	NR/NR/NR	12,341	4.2%	$18.04	$222,632	4.7%	3/31/2015
Atlanta International RMI, Inc.	NR/NR/NR	12,341	4.2%	$17.87	$220,534	4.6%	10/31/2017
Hollowell, Foster & Herring(2)	NR/NR/NR	12,341	4.2%	$17.00	$209,797	4.4%	11/30/2020
Total Major Tenants		97,721	33.1%	$18.57	$1,814,725	38.1%

Non-Major Tenants		159,319	54.0%	$18.48	$2,944,340	61.9%

Occupied Collateral		257,040	87.1%	$18.51	$4,759,065	100.0%

Vacant Space		38,085	12.9%

Collateral Total		295,125	100.0%

(1)
Richard Bowers & Co. is owned by the loan’s sponsor, Richard E. Bowers. The tenant has been in occupancy since July 2004.  The lease for this tenant is structured such that the building’s landlord pays all expenses, in contrast to the structure of the remaining tenant leases, under which the tenants pay their pro-rata share of all increases in building expenses over their respective base years.  The borrower may not lease any additional space to borrower related entities without the prior written permission of the lender.

(2)
Hollowell, Foster & Herring has signed its lease, but is not yet in occupancy nor paying rent. Hollowell, Foster & Herring expects to take occupancy in December 2014. The Rent Abatement Reserve includes monies set aside for Hollowell, Foster & Herring ($194,062) to cover the full abatement that runs through November 2014, followed by a partial abatement that runs through November 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

260 PEACHTREE STREET

The following table presents certain information relating to the lease rollover schedule at the 260 Peachtree Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	6	35,372	12.0%	35,372	12.0%	$687,557	$19.44
2016	5	18,989	6.4%	54,361	18.4%	$385,534	$20.30
2017	4	22,376	7.6%	76,737	26.0%	$396,323	$17.71
2018	9	39,527	13.4%	116,264	39.4%	$688,170	$17.41
2019	13	47,599	16.1%	163,863	55.5%	$957,884	$20.12
2020	6	47,040	15.9%	210,903	71.5%	$811,100	$17.24
2021	1	4,329	1.5%	215,232	72.9%	$73,809	$17.05
2022	1	11,981	4.1%	227,213	77.0%	$216,137	$18.04
2023	2	5,865	2.0%	233,078	79.0%	$123,186	$21.00
2024	4	23,962	8.1%	257,040	87.1%	$413,364	$17.25
Thereafter	1	0	0.0%	257,040	87.1%	$6,000	$0.00
Vacant	0	38,085	12.9%	295,125	100.0%	$0	$0.00
Total/Weighted Average	52	295,125	100.0%			$4,759,065	$18.51
(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 260 Peachtree Street Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	7/2/2014(2)
87.0%	65.0%	71.0%	87.1%

(1)
Information obtained from the borrower.  From 2008 to 2011, the 260 Peachtree Street Property maintained occupancy between 85.0% and 89.0%. In 2012, the 260 Peachtree Street Property lost four full floor tenants representing approximately 48,000 square feet. Since the start of 2012, management has renewed 22 tenants representing 118,636 square feet and signed 20 new leases representing 80,767 square feet. The unabated rents of the new leases signed since July 2013 reflect $936,951 of annual rental income.

(2)
Information obtained from the underwritten rent roll. As of July 2, 2014 the 260 Peachtree Street Property was 87.1% leased but 82.9% occupied because one tenant, Hollowell, Foster & Herring, had not yet taken occupancy. As of December 1, 2014, the tenant will start paying rent and will take occupancy as soon as its tenant improvement work has been completed (expected in December 2014).

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 260 Peachtree Street Property:

Cash Flow Analysis

	2012	2013	TTM 6/30/2014	U/W(1)	U/W $ per SF
Base Rent	$4,163,652	$3,554,528	$3,846,829	$4,759,065	$16.13
Grossed Up Vacant Space	0	0	0	695,051	2.36
Total Reimbursables(2)	523,841	191,356	232,806	23,991	0.08
Other Income	207,583	113,701	118,071	146,452	0.50
Less Vacancy & Credit Loss	0	0	0	(709,035)(3)	(2.40)
Effective Gross Income	$4,895,076	$3,859,585	$4,197,706	$4,915,524	$16.66

Total Operating Expenses	$2,321,288	$2,138,389	$2,140,024	$2,184,290	$7.40

Net Operating Income	$2,573,788	$1,721,196	$2,057,682	$2,731,235	$9.25

TI/LC	0	0	0	299,608	1.02
Capital Expenditures	0	0	0	59,025	0.20
Net Cash Flow	$2,573,788	$1,721,196	$2,057,682	$2,372,602	$8.04

NOI DSCR	1.54x	1.03x	1.24x	1.64x
NCF DSCR	1.54x	1.03x	1.24x	1.42x
NOI DY	9.8%	6.5%	7.8%	10.4%
NCF DY	9.8%	6.5%	7.8%	9.0%

(1)
The U/W NOI is higher than historical NOIs due to recent leasing at the 260 Peachtree Street Property. From 2008 to 2011, the 260 Peachtree Street Property maintained occupancy between 85.0% and 89.0%. In 2012, the 260 Peachtree Street Property lost four full floor tenants representing approximately 48,000 square feet. Since the start of 2012, management has renewed 22 tenants representing 118,636 square feet and signed 20 new leases representing 80,767 square feet bringing the occupancy at the 260 Peachtree Street Property up to its July 2, 2014 level of 87.1%. The unabated rents of the new leases signed since July 2013 reflect $936,951 of annual rental income.

(2)
48 of the 52 tenants at the 260 Peachtree Street Property reimburse expenses based on the increase in operating expenses over their respective base years; therefore, Total Reimbursables fluctuate with changes in occupancy.

(3)	The underwritten economic vacancy is 12.6%. The 260 Peachtree Property was 87.1% physically occupied as of July 2, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

260 PEACHTREE STREET

Appraisal.  As of the appraisal valuation date of July 23, 2014, the 260 Peachtree Street Property had an “as-is” appraised value of $38,800,000.

Environmental Matters.  According to the Phase I environmental site assessment dated July 14, 2014, there was no evidence of any recognized environmental conditions at the 260 Peachtree Street Property.

Market Overview and Competition.  The 260 Peachtree Street Property is located in the Atlanta, Georgia central business district (“CBD”).  The 260 Peachtree Street property is located between John Portman Boulevard and Baker Street, across from the Hyatt Regency & Convention Center (which recently underwent a renovation costing approximately $70.0 million) and diagonally across from SunTrust Plaza and SunTrust Plaza Gardens (the SunTrust corporate headquarters). In addition, the 260 Peachtree Street Property is located two blocks from World of Coke and the Georgia Aquarium, among numerous other nearby attractions and is accessible and visible from the Interstate 75/85 Connector and the Georgia 400 highway. The 260 Peachtree Street Property has freeway access and is across the street from a MARTA mass transit rail station (Peachtree Center) and an eight mile ride from Hartsfield-Jackson International Airport, reported by a third party to be the world's busiest airport.

The 260 Peachtree Street Property is located in the Atlanta downtown submarket, as defined by a third party market research report. The submarket's class A sector consisted of 30 projects with 16.6 million square feet of office space at the end of the second quarter of 2014. The class B sector included 147 buildings totaling 14.8 million square feet. The submarket vacancy rate declined over the past quarter, ending at 13.0%. Over the past four quarters, the submarket vacancy rate has dropped, from 14.8% in the second quarter of 2013 to 13.0% at the end of the second quarter of 2014.  Average quoted asking rental rates in the submarket have increased from previous quarter levels. According to a third party market research report, quoted rents ended the second quarter of 2014 at $18.67 (class A) and $18.52 (class B) per square foot per year (modified gross basis). The 260 Peachtree Street Property is a class A-/B+ property, based on age of construction and tenancy, and class B projects within downtown Atlanta’s central business district reported a second quarter vacancy rate of only 5.8%. Year-to-date net absorption within the class B sector totals positive 66,047 square feet. Office net absorption was positive at 244,358 square feet for the year-to-date 2014 within the submarket. During the second quarter of 2014, no new office space was completed in the submarket. Over the past four quarters, no new office space has been delivered to the market, and as of the second quarter of 2014, there was no office space under construction within the submarket.

According to a third party market research report, the Atlanta metropolitan statistical area had a 2014 estimated population of 5.6 million residents, reflecting an increase of approximately 35.6% from 2000 to 2014.  As of 2014, the population within a 3-mile radius and 5-mile radius of the 260 Peachtree Street Property was 168,460 and 340,887, respectively. The 2014 estimated average household income within a 3-mile radius and a 5-mile radius of the 260 Peachtree Street Property was $69,434 and $71,167, respectively.

Competitive Set(1)

	260 Peachtree Street	270 Peachtree Street	229 Peachtree Street	233 Peachtree Street	191 Peachtree Street	100 Peachtree Street
Location	Atlanta, GA	Atlanta, GA	Atlanta, GA	Atlanta, GA	Atlanta, GA	Atlanta, GA
Distance from Subject	--	Adjacent	482 feet	413 feet	0.2 miles	0.4 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1974 / 2001	1961 / 1995	1974 / NAP	1976 / NAP	1991 / NAP	1968 / 2003
Stories	27	22	27	27	50	33
Total NRA	295,125	325,000	440,325	411,806	1,215,288	622,301
Total Occupancy	87%	90%	80%	86%	88%	54%
(1) Information obtained from the appraisal.

The Borrower.  The Borrower is 260 Properties, LLC, a Delaware limited liability company and a single purpose entity with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 260 Peachtree Street Mortgage Loan.  Richard E. Bowers is the guarantor of certain nonrecourse carveouts under the 260 Peachtree Street Mortgage Loan. In addition, the sponsor, Richard E. Bowers, is also the sponsor of the adjacent property, 270 Peachtree Street, which provides parking, via a parking lease, to the 260 Peachtree Street Property.  As a result, the 260 Peachtree Street Mortgage Loan becomes fully recourse to the borrower and the nonrecourse carveout guarantor, if the borrower or Richard E. Bowers terminates, interferes or modifies the 270 Parking Lease or the rights granted in the perpetual permanent access easement, or allows any tenant of the 260 Peachtree Street Property to relocate to any property owned directly or indirectly by Richard E. Bowers or an affiliate of the borrower or the property manager.  In addition, the borrower and the nonrecourse guarantor are liable under the loan documents for any losses incurred in the event that a tenant claims an offset remedy for loss of access to parking. Lastly, a SNDA with the owner of the adjacent building, 270 Peachtree Street, has been executed to mitigate any risk that the parking lease at 270 Peachtree Street is terminated for any reason.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

260 PEACHTREE STREET

The Sponsor.  The sponsor is Richard E. Bowers, the President of Richard Bowers & Company.  Richard Bowers & Company was established in 1980 and engages in leasing, investment, and sales for its own properties, as well as for properties owned by others in the market. Richard Bowers & Company owns and manages a portfolio of more than 130 properties totaling over 5.5 million square feet along the East Coast, including 270 Peachtree Street, which is adjacent to the 260 Peachtree Street Property and provides parking, via a parking lease, to the 260 Peachtree Street Property. Proceeds from the 260 Peachtree Street Mortgage loan were used to pay off an existing CMBS loan that was transferred to special servicing in 2012 and modified in August 2012. See “Description of the Mortgage Pool—Detailed History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $85,556 for real estate taxes, $75,110 for insurance premiums, $553,265 for rent concessions associated with existing leases, and $329,681 for outstanding tenant improvements and leasing commissions. The loan documents provide for ongoing monthly escrows in the amount of $42,778 for real estate taxes (subject to adjustment per lender’s estimate), $6,259 for insurance (subject to adjustment per lender’s estimate), $4,919 for capital expenditures, and $24,967 for future tenant improvements and leasing commissions (subject to a cap of $850,000).

Lockbox and Cash Management. Upon the occurrence of a Cash Management Trigger Event (as defined below), the loan documents require that the borrower establish a borrower-controlled lockbox account and that the borrower or property manager cause all receipts payable with respect to the 260 Peachtree Street Property to be deposited directly into such lockbox account.  During a Cash Sweep Period (as defined below), all funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a daily basis.

A “Cash Management Trigger Event” means the occurrence of (i) an event of default, and/or (ii) the debt service coverage ratio drops below 1.15x.

A “Cash Sweep Period” will commence upon (i) the occurrence and continuance of an event of default or (ii) if the debt service coverage ratio drops below 1.10x for two consecutive calendar quarters, and will expire upon a Trigger Event Cure (as defined below).

A “Trigger Event Cure” means (a) with regard to clause (i) of the definition of Cash Sweep Period, a cure of the applicable event of default or (b) with regard to clause (ii) of the definition of “Cash Sweep Period”, the date on which the debt service coverage ratio is at least 1.10x for two consecutive calendar quarters.

Property Management.  The 260 Peachtree Street Property is currently managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the 260 Peachtree Street Property provided that no event of default has occurred and is continuing and other certain characteristics are satisfied, including (i) the borrower has submitted to the lender copies of any and all information and documents requested; (ii) evidence satisfactory to the lender has been provided showing that the transferee borrower complies with the special purpose entity provisions of the loan documents; (iii) the lender receives written confirmation from Fitch, KBRA and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2014-C24 Certificates; (iv) the lender has received an assumption agreement in form and substance acceptable to the lender, evidencing such transferee’s agreement to abide and be bound by the terms of the loan documents, together with such legal opinions and title insurance endorsements as may be reasonably requested by the lender; and (v) the identity, experience, financial condition and creditworthiness of the transferee borrower and the replacement guarantors and indemnitors are satisfactory to the lender.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 260 Peachtree Street Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BEND RIVER PROMENADE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BEND RIVER PROMENADE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BEND RIVER PROMENADE

Bend River Promenade
3188 North Highway 97
Bend, OR 97701
Portland 165 miles
Tumalo Rd
Tumalo
Redmond Hwy
Old Bend
McKenzie-Bend Hwy
The Dalles-California Hwy
Tumalo State Park
Johnson Rd
Cooley Rd
Cascade Village Shopping Center
NE 18th St
Deschutes River
O.B. Riley Rd
Bend Pkwy
Empire Rd
Cascade Indoor Sports
Pine Nursery Park
NE Butler Market Rd
NE 27th St
Hamby Rd
Dickey Rd
Powell Butte Rd
Bend Municipal Airport
Rivers Edge Golf Course
Central Oregon Community College
Shevlin Park
BEND
St. Charles Medical Center
NE Neff Rd
Newport Ave
Mirror Pond
Tower Theatre
Orchard District
Pilot Butte Neighborhood Park
Drake Park
Juniper Park
Des Chutes Historical Ctr.
Downtown
Central Oregon Hwy
NW Mt. Washington Dr
Les Schwab Amphitheater
Old Mill District
SE 9th St
Broken Top Club
Deschutes Brewery
Skyliners Park
Genna Stadium
Southern Crossing
SE Reed Market Rd
SE 15th St
SE 27th St
Orion Greens Golf Course
DESCHUTES COUNTY
DESCHUTES NATIONAL FOREST
Cascade Lakes Natl. Scenic Byway
Brookswood Blvd
Bend Factory Outlet Stores
Old Farm District
Bend Golf and Country Club
Knott Rd
Widgi Creek Golf Club
Mountain High Golf Course
Deschutes River Woods
China Hat Rd
Lost Tracks Golf Club
NEWBERRY NATL. VOLCANIC MONUMENT
Richland
Pasco
Kennewick
Astoria
Longview
WASHINGTON
St. Helens
Vancouver
Hermiston
Tillamook
Beaverton
PORTLAND
The Dalles
Pendleton
Pacific City
McMinnville
Pacific Ocean
Lincoln City
Keizer
SALEM
Albany
Warm Springs
Madras
Waldport
Corvallis
Lebanon
John Day
Redmond
OREGON
Springfield
Bend
EUGENE
Reedsport
Oakridge
Coos Bay
Sutherlin
Burns
Roseburg
Bandon
Myrtle Point
Tri-City
Grants Pass
Medford
Klamath Falls
Lakeview
Crescent City
CALIFORNIA
NEVADA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – Bend River Promenade

Loan Information				Property Information
Mortgage Loan Seller:		Rialto Mortgage Finance, LLC		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):		NR/NR/NR		Property Type:	Retail

Original Principal Balance:		$26,100,000		Specific Property Type:	Anchored
Cut-off Date Principal Balance:		$26,100,000		Location:	Bend, OR
% of Initial Pool Balance:		2.4%		Size:	252,147 SF
Loan Purpose:		Refinance		Cut-off Date Principal Balance Per SF:	$103.51
Borrower Name:		RPP Bend I, LLC		Year Built/Renovated:	1979/2006
Sponsor:		Rubin Pachulski Properties 36, LLC		Title Vesting:	Fee
Mortgage Rate:		4.530%		Property Manager:	Self-managed
Note Date:		October 14, 2014		3rd Most Recent Occupancy (As of):	94.2% (12/31/2011)
Anticipated Repayment Date:		NAP		2nd Most Recent Occupancy (As of):	95.8% (12/31/2012)
Maturity Date:		November 6, 2024		Most Recent Occupancy (As of):	95.2% (12/31/2013)
IO Period:		60 months		Current Occupancy (As of)(2):	95.1% (7/17/2014)
Loan Term (Original):		120 months
Seasoning:		0 months		Underwriting and Financial Information:
Amortization Term (Original):		360 months
Loan Amortization Type:		Interest-only, Amortizing Balloon		3rd Most Recent NOI (As of):	$1,926,526 (12/31/2012)
Interest Accrual Method:		Actual/360		2nd Most Recent NOI (As of):	$1,954,200 (12/31/2013)
Call Protection:		L(24),D(92),O(4)		Most Recent NOI (As of)(3):	$1,725,421 (TTM 8/31/2014)
Lockbox Type:		Hard/Springing Cash Management
Additional Debt:		None		U/W Revenues:	$3,333,996
Additional Debt Type:		NAP		U/W Expenses:	$996,083
				U/W NOI(3):	$2,337,914
				U/W NCF:	$2,190,841
Escrows and Reserves(1):				U/W NOI DSCR:	1.47x
				U/W NCF DSCR:	1.38x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.0%
Taxes	$287,524	$23,960	NAP	U/W NCF Debt Yield:	8.4%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$34,800,000
Replacement Reserves	$0	$3,152	NAP	As-Is Appraisal Valuation Date:	August 14, 2014
TI/LC Reserve	$0	$9,104	NAP	Cut-off Date LTV Ratio:	75.0%
Hobby Lobby Free Rent and TI/LC Reserve(2)	$1,174,335	$0	NAP	LTV Ratio at Maturity or ARD:	68.7%

(1)	See “Escrows” section.
(2)
Current occupancy includes 63,210 square feet for Hobby Lobby (25.1% of net rentable area), which accepted delivery of its space under a new 11-year NNN lease in August 2014 and is expected to take occupancy and commence rental payments in January 2015. A TI/LC reserve in the amount of $979,335 and a free rent reserve in the amount of $195,000 were taken at loan closing to cover all Hobby Lobby-related obligations.

(3)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Bend River Promenade Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail property located in Bend, Oregon (the “Bend River Promenade Property”).  The Bend River Promenade Mortgage Loan was originated on October 14, 2014 by Rialto Mortgage Finance, LLC.  The Bend River Promenade Mortgage Loan had an original principal balance of $26,100,000, has an outstanding principal balance as of the Cut-off Date of $26,100,000 and accrues interest at an interest rate of 4.530% per annum.  The Bend River Promenade Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Bend River Promenade Mortgage Loan matures on November 6, 2024.

Following the lockout period, the borrower has the right to defease the Bend River Promenade Mortgage Loan in whole, but not in part, on any date before August 6, 2024.  In addition, the Bend River Promenade Mortgage Loan is prepayable without penalty on or after August 6, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BEND RIVER PROMENADE

Sources and Uses

Sources			Uses
Original loan amount	$26,100,000	94.8%	Loan payoff	$25,857,328	93.9%
Borrower Equity	1,436,965	5.2	Closing costs	217,778	0.8
			Reserves	287,524	1.0
			Hobby Lobby reserves	1,174,335	4.3
Total Sources	$27,536,965	100.0%	Total Uses	$27,536,965	100.0%

The Property.  The Bend River Promenade Property is an anchored retail center located in Bend, Oregon that contains approximately 252,147 square feet.  Built in 1979 and last renovated in 2006, the Bend River Promenade Property consists of six single-story buildings situated on a 20.9-acre parcel.  The Bend River Promenade Property is anchored by Macy’s, Hobby Lobby, and TJ Maxx in addition to in-line space, which include national tenants such as Verizon Wireless, The Battery Source, Inc., and Sterling Jewelers, Inc.  Parking is provided by 1,318 surface parking spaces, resulting in a parking ratio of 5.2 spaces per 1,000 square feet of rentable area.  As of July 17, 2014, the Bend River Promenade Property was 95.1% leased by 15 tenants.

The following table presents certain information relating to the tenancies at the Bend River Promenade Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenant – Collateral
Macy’s Northwest, Inc.	BBB/Baa2/BBB+	101,128	40.1%	$6.60	$667,116	25.8%	$158	6.3%	Various(4)
Total Anchor Tenant – Collateral		101,128	40.1%	$6.60	$667,116	25.8%

Major Tenants – Collateral
Hobby Lobby	NR/NR/NR	63,210	25.1%	$10.25	$647,903	25.0%	NAV	NAV	1/28/2026(5)
TJMAXX	NR/A3/A+	28,250	11.2%	$12.25	$346,062	13.4%	$279	5.2%	5/31/2016(6)
Vitamin Cottage Natural Food Markets	NR/NR/NR	18,048	7.2%	$14.10	$254,477	9.8%	NAV	NAV	5/31/2027(7)
Total Major Tenants – Collateral		109,508	43.4%	$11.40	$1,248,442	48.2%

Non-Major Tenants – Collateral(8)		29,095	11.5%	$23.18	$674,444	26.0%

Occupied Collateral Total(8)		239,731	95.1%	$10.80	$2,590,001	100.0%

Vacant Space		12,416	4.9%

Collateral Total		252,147	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Unless otherwise noted, Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent escalations through September 2015.
(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending December 31, 2013. Hobby Lobby and Vitamin Cottage Natural Food Markets are not required to report annual sales.
(4)	Macy’s Northwest, Inc. has 59,988 square feet expiring December 31, 2018 and 41,140 square feet expiring January 31, 2019. Both leases include four, 5-year extension options.
(5)	Hobby Lobby, with a lease commencement date of January 2015, has two, 5-year extension options.
(6)	TJMAXX has five, 5-year extension options.
(7)	Vitamin Cottage Natural Food Markets has four, 5-year extension options.
(8)
Batteries Plus, Izzy’s Pizza, McGrath’s, Shari’s Restaurant and Verizon Wireless lease pad sites. The Annual U/W Base Rent PSF for Non-Major Tenants – Collateral and Occupied Collateral Total include the Annual U/W Base Rent associated with these pad sites.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BEND RIVER PROMENADE

The following table presents certain information relating to the historical sales at the Bend River Promenade Property:

Historical Sales (PSF) & Occupancy Costs(1)

Tenant Name	2011	2012	2013
Macy’s Northwest, Inc.	$145	$153	$158
TJMAXX	$234	$257	$279

Total In-line (<10,000 square feet)	$332	$348	$355
Occupancy Costs(2)	7.1%	6.7%	6.4%

(1)	Historical Sales (PSF) are based on historical statements provided by the borrower.
(2)	Represents the eight tenants, comprising approximately 148,286 square feet (58.8% of net rentable area) that reported at least three full prior years of comparable sales.

The following table presents certain information relating to the lease rollover schedule at the Bend River Promenade Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative% of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	1	5,706	2.3%	5,706	2.3%	$94,306	$16.53
2015	4	5,619	2.2%	11,325	4.5%	$134,237	$23.89
2016	2	33,248	13.2%	44,573	17.7%	$470,062	$14.14
2017	2	5,087	2.0%	49,660	19.7%	$147,883	$29.07
2018	2	61,717	24.5%	111,377	44.2%	$394,869	$6.40
2019	1	41,140	16.3%	152,517	60.5%	$302,505	$7.35
2020	0	0	0.0%	152,517	60.5%	$0	$0.00
2021	1	3,660	1.5%	156,177	61.9%	$100,000	$27.32
2022	1	2,296	0.9%	158,473	62.8%	$43,760	$19.06
2023	0	0	0.0%	158,473	62.8%	$0	$0.00
2024	0	0	0.0%	158,473	62.8%	$0	$0.00
Thereafter	2	81,258	32.2%	239,731	95.1%	$902,380	$11.11
Vacant	0	12,416	4.9%	252,147	100.0%	$0	$0.00
Total/Weighted Average	16(4)	252,147	100.0%			$2,590,001	$10.80

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Macy’s Northwest, Inc. has two leases at the Bend River Promenade Property for a total of 101,128 square feet.

The following table presents historical occupancy percentages at the Bend River Promenade Property:

Historical Occupancy
12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	7/17/2014(2)
94.2%	95.8%	95.2%	95.1%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BEND RIVER PROMENADE

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Bend River Promenade Property:

Cash Flow Analysis

	2012	2013	TTM 8/1/2014	U/W(1)		U/W $ per SF
Base Rent	$2,120,430	$2,233,690	$2,109,910	$2,565,599		$10.18
Rent Steps	0	0	0	24,402		0.10
Grossed Up Vacant Space	0	0	0	247,799		0.98
Percentage Rent	60,086	42,419	24,871	24,871
Total Reimbursables	644,165	603,099	572,450	761,116		3.02
Other Income	0	0	0	0		0.00
Less Vacancy & Credit Loss	0	0	0	(289,791)	(2)	(1.15)
Effective Gross Income	$2,824,680	$2,879,208	$2,707,232	$3,333,996		$13.22

Total Operating Expenses	$898,155	$925,007	$981,811	$996,083		$3.95

Net Operating Income	$1,926,526	$1,954,200	$1,725,421	$2,337,914		$9.27
TI/LC	0	0	0	109,250		0.43
Capital Expenditures	0	0	0	37,822		0.15
Net Cash Flow	$1,926,526	$1,954,200	$1,725,421	$2,190,841		$8.69

NOI DSCR	1.21x	1.23x	1.08x	1.47x
NCF DSCR	1.21x	1.23x	1.08x	1.38x
NOI DY	7.4%	7.5%	6.6%	9.0%
NCF DY	7.4%	7.5%	6.6%	8.4%

(1)
The increase in Net Operating Income and Net Cash Flow from TTM 8/31/2014 to the U/W is primarily due to the execution of the new Hobby Lobby lease ($647,903 annual base rent) with a lease commencement date of January 2015 and the Vitamin Cottage Natural Food Markets lease ($254,477 annual base rent) with a lease commencement date of October 2013.

(2)	The underwritten economic vacancy is 8.0%. The Bend River Promenade Property was 95.1% leased and 70.0% physically occupied as of July 17, 2014.

Appraisal.  As of the appraisal valuation date of August 14, 2014, the Bend River Promenade Property had an “as-is” appraised value of $34,800,000.

Environmental Matters.  The Phase I environmental assessment dated August 15, 2014 reported that in July 2014 hydraulic lifts were removed from the former Sears Auto Center space and contaminated soil was identified and removed. The assessment did not recommend any further investigation or action. For additional information on the environmental assessment, see “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Assessments” in the Free Writing Prospectus.

Market Overview and Competition.  The Bend River Promenade Property is located in Bend, Oregon, which is central Oregon’s largest city.  The Bend River Promenade Property is located approximately 165 miles southeast of Portland, Oregon.  The Bend River Promenade Property has exposure to both Northeast Division Avenue and North Highway 97. Northeast Division Avenue is a secondary road connecting the Bend River Promenade Property to district Highway 97 and has a daily traffic count of approximately 36,125 vehicles. North Highway 97 is a north/south highway that links the area to the Canadian border and British Columbia Highway 97 to the north and Interstate 5 to the south and has a daily traffic count of approximately 38,421 vehicles.  According to a third party market research report, in 2014 the estimated population within a one-mile, three-mile and five-mile radii of the Bend River Promenade Property was 6,000, 55,485, and 83,441, respectively.  The estimated average household income within the same one-mile, three-mile and five-mile radii was $64,373, $62,465 and $64,029, respectively.

The following table presents certain information relating to comparable retail properties for the Bend River Promenade Property:

Competitive Set(1)

	Bend River Promenade (Subject)	Bend River Plaza	Cascade Village	Golden Triangle Retail	The Forum	The Shops at the Old Mill
Location	Bend, OR	Bend, OR	Bend, OR	Bend, OR	Bend, OR	Bend, OR
Distance from Subject	--	0.1 miles	1.5 miles	1.6 miles	3.5 miles	3.5 miles
Property Type	Regional Center	Neighborhood Center	Lifestyle Center	Big Box	Power Center	Lifestyle Center
Anchors	Macy’s, Natural Grocers, Hobby Lobby, TJMAXX	ShopKo, Dollar Tree	JCPenney, Food 4 Less Dick's, Best Buy	Lowe’s, Home Depot, Target, Sportsman’s Warehouse	Costco, Safeway, Whole Foods, Barnes & Noble	Regal Cinemas, REI
Year Built/Renovated	1979/2006	1989/NAP	1978/2005	1995-2005/NAP	1993/2000	2001/NAP
Total GLA	252,147 SF	138,858	367,829	350,000+	374,679	268,000
Total Occupancy	95%	96%	98%	100%	96%	95%

(1)	Information obtained from the appraisal dated August 14, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BEND RIVER PROMENADE

The Borrower.  The borrower is RPP Bend I, LLC, a single purpose Delaware limited liability company with one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bend River Promenade Mortgage Loan.  Rubin Pachulski Properties 36, LLC is the guarantor of the nonrecourse carveouts under the Bend River Promenade Mortgage Loan. Rubin Pachulski Properties 36, LLC is also the guarantor of the nonrecourse carveouts under the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as Orlando Plaza Retail Center, which mortgage loan had an original principal balance of $19,800,000, has an outstanding principal balance of $19,800,000 and accrues interest at an interest rate of 4.950%.  Rubin Pachulski Properties 36, LLC is affiliated with L&R Investment Company the guarantor of the nonrecourse carveouts under the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as WallyPark-Philadelphia, which mortgage loan had an original principal balance of $22,100,000, has an outstanding principal balance of $22,100,000 and accrues interest at an interest rate of 4.170%.

The Sponsor.  The sponsor, Rubin Pachulski Properties 36, LLC and its principals, operating as RP Realty Partners, LLC, has been in operation for 20 years and has invested in real estate transactions ranging in total cost from $10.0 million to $100.0 million, with a focus on the repositioning of retail and mixed-use properties ranging from 100,000 to 600,000 square feet. RP Realty Partners, LLC’s current portfolio consists of properties located in California, Oregon, Washington, Kansas, Florida, North Carolina, New York and Massachusetts.

Escrows.  The loan documents provide for upfront escrows in the amount of $979,335 for tenant improvements and leasing commissions as well as $195,000 for rental credits owed under the Hobby Lobby lease and $287,524 for real estate taxes. The loan documents provide for monthly escrows in the amount of $23,960 for real estate taxes, $3,152 for replacement reserves, and $9,104 for TI/LCs.  In the event the Bend River Promenade Property is not subject to an acceptable blanket insurance policy, the loan documents provide for monthly escrows in an amount equal to one twelfth of the amount of the annual insurance premiums.

Lockbox and Cash Management.  The Bend River Promenade Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenants to pay their rents directly to such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Management Trigger Event (as defined below), funds in the account will be released to the borrower.  From and after a Cash Management Trigger Event, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account each business day (the “Cash Management Account”). In the absence of any Cash Sweep Event (as defined below), all excess cash flow will be released to the borrower. Upon the occurrence and during the continuation of any Cash Sweep Event, the remaining cash flow will be held by the lender as additional collateral for the Bend River Promenade Mortgage Loan.

A “Cash Management Trigger Event” will commence (i) upon the occurrence and continuance of an event of default; (ii) upon the bankruptcy or insolvency of the guarantor, sponsor or property manager; (iii) upon the amortizing net cash flow debt service coverage ratio  falling below 1.15x; or (iv) a Critical Tenant Trigger Event (as defined below). A Cash Management Trigger Event will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the date such bankruptcy petition has been discharged, stayed, or dismissed among other conditions; with respect to clause (iii), upon the date that the amortizing net cash flow debt service coverage ratio is greater than 1.15x for two consecutive calendar quarters; and with respect to clause (iv), upon a Critical Tenant Trigger Event Cure (as defined below).

A “Cash Sweep Event” will commence (i) upon the occurrence and continuance of an event of default; (ii) upon the bankruptcy or insolvency of the guarantor, sponsor or property manager; (iii) upon the amortizing net cash flow debt service coverage ratio falling below 1.10x; or (iv) a Critical Tenant Trigger Event. A Cash Sweep Event will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the date such bankruptcy petition has been discharged, stayed, or dismissed among other conditions; with respect to clause (iii), upon the date that the amortizing debt service coverage ratio is greater than 1.10x for two consecutive calendar quarters; and with respect to clause (iv), upon a Critical Tenant Trigger Event Cure.

A “Critical Tenant Trigger Event” means the occurrence of any of the following (i) a Critical Tenant (as defined below) gives notice of its intention not to extend or renew any of its leases, (ii) (x) with respect to Hobby Lobby Stores, Inc., on or prior to six months prior to the then applicable expiration date under its lease, Hobby Lobby Stores, Inc. fails to give notice of its election to renew its lease or (y) with respect to Macy’s Department Stores, Inc., on or prior to 12-months prior to the then applicable expiration date under either of its leases, Macy’s Department Stores, Inc. fails to give notice of its election to renew either such lease, (iii) on or prior to the date by which a Critical Tenant is required under any of its leases to notify the borrower of its election to renew any such lease, such Critical Tenant fails to give such notice, (iv) an event of default under a Critical Tenant lease which continues for more than 30 days, (v) a bankruptcy action of a Critical  Tenant, or (vi) if a Critical Tenant discontinues its normal business operations at any of its leased premises (other than a temporary cessation of business operations for permitted renovations or necessary repairs); provided, however, a Critical Tenant Trigger Event will not be deemed to have occurred with respect to either Macy’s lease if the borrower elects to deliver to the lender a letter of credit in an amount reasonably determined by the lender to be swept by the lender into the cash collateral account during such Critical Tenant Trigger Event.

A “Critical Tenant Trigger Event Cure” means (a) in the event of a Critical Tenant Trigger Event described in clause (i), (ii) or (iii) above, the date that (1) a Critical Tenant lease extension is duly executed and delivered by the borrower and the related Critical Tenant and all tenant improvement costs, leasing commissions and other material costs and expenses related thereto have been satisfied or an amount sufficient to cover any such costs and expenses as reasonably determined by the lender have been deposited into the Critical Tenant tenant improvement and leasing commission account, or (2) a Critical Tenant Space Re-tenanting Event (as defined below) has occurred, (b) in the event of a Critical Tenant Trigger Event described in clause (iv) above, a cure of the applicable event of default under a Critical Tenant lease as determined by the lender in its reasonable discretion, (c) in the event of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BEND RIVER PROMENADE

a Critical Tenant Trigger Event described in clause (v) above, the affirmation of a Critical Tenant lease in the applicable bankruptcy proceeding, provided that the Critical Tenant is actually paying all rents and other amounts due under its lease, or (d) in the event of a Critical Tenant Trigger Event described in clause (vi) above, a Critical Tenant re-commences its normal business operations at all of its leased premises or a Critical Tenant Space Re-tenanting Event has occurred.

A “Critical Tenant” means, individually and/or collectively, as the context may require, Hobby Lobby and Macy’s Northwest, Inc.

A “Critical Tenant Space Re-tenanting Event” means the date upon which all of the following conditions have been satisfied: (i) the Critical Tenant Space (as defined below) has been leased to one or more replacement tenants for a term of at least five years and otherwise on terms and conditions reasonably acceptable to the lender, (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the Critical Tenant Space have been paid in full, and (iii) the related tenant(s) is conducting normal business operations at the Critical Tenant Space.

A “Critical Tenant Space” means (i) with respect to Hobby Lobby, the space occupied under the Hobby Lobby lease and (ii) with respect to Macy’s Northwest, Inc., the aggregate space occupied under the Macy’s leases.

Property Management.  The Bend River Promenade Property is managed by an affiliate of the borrower.

Assumption.  The borrower has a right to transfer the Bend River Promenade Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, a rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to any of the Series 2014-C24 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Bend River Promenade Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a twelve-month extended period of indemnity.

Earthquake Insurance.  The loan documents do not require earthquake insurance.  The seismic report indicated a probable maximum loss of 5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CRYSTAL LAKE APARTMENTS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CRYSTAL LAKE APARTMENTS

Crystal Lake Apartments
2545 NW 207th Street
Miami Gardens, FL 33056
FORT LAUDERDALE
Fort Lauderdale/ Hollywood Intl. Airport
John U. Lloyd Beach State Park
Florida's Turnpike
Griffin Rd.
Seminole Casino Hollywood
FT. LAUDERDALE/ HOLLYWOOD AIRPORT
Stirling Rd.
Dania Beach
West Lake Park
Topeekeegee Yugnee Park
SHERIDAN ST.
Sheridan St.
N. Ocean Dr.
SW 56th Ave.
Memorial Regional Hospital
TRI RAIL
Federal Hwy.
BROWARD COUNTY
HOLLYWOOD
Hollywood Blvd.
Pembroke Lakes Mall
Pines Blvd.
The Shops at Pembroke Gardens
Broward Comm. Coll. South Campus
Hollybrook Golf and Tennis Club
North Perry Airport
Pembroke Rd.
Orange Brook Golf Course
NW 11th St.
Hollywood Dog Track
NW 8th Ave.
Hallandale Beach
Gulfstream Park Race Track
Miramar
Miramar Pkwy.
University Dr.
Atlantic Ocean
Florida's Tpke. Homestead Ext.
Calder Race Course
Promenade Shops
Turnberry Isle Resort and Club
Ives Dairy Rd.
SunLife Stadium
NW 199th St.
Williams Island Country Club
Biscayne Blvd.
Aventura Mall
Aventura
Miami Gardens
Florida's Tpke.
NW 183rd St.
MIAMI-DADE COUNTY
North Miami Beach
Collins Ave.
NW 57th Ave.
NW 37th Ave.
Palmetto Expwy.
NE 163rd St.
Intracoastal Mall
Mall at 163rd Street
GOLDEN GLADES
Golden Glades
Oleta River State Recr. Area
Florida Memorial College
St. Thomas University
W. Dixie Hwy.
Florida International University-Biscayne Bay Campus
Opa-Locka Airport
Opa-Locka
OPA-LOCKA
North Miami
NW 135th St.
NW 7th Ave.
Bal Harbour
Johnson & Wales Univ.
Broad Causeway
Bal Harbour Shops
Amelia Earhart Park
Westview Country Club
NW 119th St.
Museum of Contemporary Art
Barry University
NE 6th Ave.
Indian Creek Golf Course
Surfside
NW 111th St.
Miami Dade College-North Campus
NE 103rd St.
NW 103rd St.
Biscayne Point
MIAMI BEACH
Miami Shores
HIALEAH
NW 95th St.
Normandy Shores Golf Club
North Shore Medical Ctr.
Biscayne Blvd.
Red Rd.
E. 4th Ave.
NW 32nd Ave.
NW 27th Ave.
NW 22nd Ave.
Hialeah Race Track
Hialeah Hospital
METRORAIL TRANSFER
JFK Causeway
Normandy Isle
NE 79th St.
North Beach
METRORAIL
TRI-RAIL
NORTHSIDE
Biscayne Bay
OKEECHOBEE
HIALEAH
La Gorce Golf Course
Miami Intl. Airport 9 miles
MIAMI
DR MLK JR
Coral Springs
Tamarac
Pompano Beach
Alligator Alley
Sunrise
Plantation
BROWARD COUNTY
Weston
Davie
Hollywood
Pembroke Pines
Miramar
Hallandale
Aventura
North Miami Beach
North Miami
Miami Lakes
Miami Gardens
Opa-Locka
MIAMI-DADE COUNTY
Medley
Hialeah Gardens
Hialeah
MIAMI
Atlantic Ocean
Doral
Miami Beach
Tamiami Trail
Westchester
Kendale Lakes
South Miami
Coral Gables
EVERGLADES NATIONAL PARK
Kendall
Pinecrest
Biscayne Bay
Richmond Heights
Palmetto Bay
South Miami Heights
Cutler Bay
Princeton

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Crystal Lake Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$25,500,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$25,500,000			Location:	Miami Gardens, FL
% of Initial Pool Balance:	2.3%			Size:	490 Units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit:	$52,041
Borrower Name:	491 Units Miami Gardens Investment, LLC			Year Built/Renovated:	1970-1979/2013-2014
Sponsor:	Yamal Yidios Char			Title Vesting:	Fee
Mortgage Rate:	4.890%			Property Manager:	The Lynd Company
Note Date:	October 10, 2014			3rd Most Recent Occupancy(2):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	38.0% (12/31/2012)
Maturity Date:	October 6, 2024			Most Recent Occupancy (As of):	80.0% (12/31/2013)
IO Period:	60 months			Current Occupancy (As of):	93.9% (9/22/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI(2):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,991,622 (12/31/2013)
Call Protection:	L(24),GRTR 1% or YM(89),O(7)			Most Recent NOI (As of):	$2,473,779 (TTM 8/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$4,479,017
Additional Debt Type:	NAP			U/W Expenses:	$2,175,369
				U/W NOI:	$2,303,648
				U/W NCF:	$2,205,648
				U/W NOI DSCR:	1.42x
Escrows and Reserves(1):				U/W NCF DSCR:	1.36x
				U/W NOI Debt Yield:	9.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.6%
Taxes	$474,136	$50,173	NAP	As-Is Appraised Value:	$34,920,000
Insurance	$196,020	$31,114	NAP	As-Is Appraisal Valuation Date:	September 2, 2014
Replacement Reserves	$0	$12,250	$588,000	Cut-off Date LTV Ratio:	73.0%
Deferred Maintenance	$98,705	NAP	NAP	LTV Ratio at Maturity or ARD:	67.2%

(1)	See “Escrows” section.
(2)
The sponsor acquired the Crystal Lake Apartments Property in November 2012 and information was not provided by the seller.  Since its acquisition, the sponsor has performed extensive redevelopment at the property, investing approximately $14.6 million in capital expenditures for renovations.

The Mortgage Loan. The mortgage loan (the “Crystal Lake Apartments Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 22 building, class B, garden-style multifamily property located in Miami Gardens, Florida (the “Crystal Lake Apartments Property”). The Crystal Lake Apartments Mortgage Loan was originated on October 10, 2014 by Rialto Mortgage Finance, LLC. The Crystal Lake Apartments Mortgage Loan had an original principal balance of $25,500,000, has an outstanding principal balance as of the Cut-off Date of $25,500,000 and accrues interest at an interest rate of 4.890% per annum. The Crystal Lake Apartments Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Crystal Lake Apartments Mortgage Loan matures on October 6, 2024.

Following the lockout period, the borrower has the right to voluntarily prepay the Crystal Lake Apartments Mortgage Loan in whole, but not in part, on any date before April 6, 2024 provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the then outstanding principal balance. In addition, the Crystal Lake Apartments Mortgage Loan is prepayable without penalty on or after April 6, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$25,500,000	100.0%	Loan payoff	$19,163,706	75.2%
			Closing costs	1,578,225	6.2
			Reserves	768,861	3.0
			Return of equity	3,989,209	15.6
Total Sources	$25,500,000	100.0%	Total Uses	$25,500,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CRYSTAL LAKE APARTMENTS

The Property. The Crystal Lake Apartments Property is a class B, garden-style multifamily property located in Miami Gardens, Florida and situated on approximately 24.6 acres and comprised of 490 units in 22 buildings. The improvements were built in stages between 1970 and 1979, were recently renovated in 2013/2014. Since the acquisition of the Crystal Lake Apartments Property, the borrower has reportedly invested approximately $14.6 million in capital expenditures. Common area amenities include on-site management, security patrol, playground and swimming pool, a 679 square feet laundry facility/maintenance room and 33,792 square feet of common area/non-leasable space. The Crystal Lake Apartments Property contains 713 parking spaces, reflecting an overall parking ratio of 1.5 spaces per unit. As of September 22, 2014, the Crystal Lake Apartments Property was 93.9% occupied.

The following table presents certain information relating to the unit mix of the Crystal Lake Apartments Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average In- place Monthly Rent per Unit
Studio	148	30.2%	450	$695
1 Bedroom	225	45.9%	625	$775
2 Bedroom	86	17.6%	987	$948
3 Bedroom	31	6.3%	1,127	$1,150
Total/Weighted Average	490	100.0%	667	$805

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Crystal Lake Apartments Property:

Historical Occupancy
12/31/2011(1)	12/31/2012(2)	12/31/2013(2)	9/22/2014(3)
NAV	38.0%	80.0%	93.9%

(1)	The sponsor acquired the Crystal Lake Apartments Property in November 2012 and information was not provided by the seller.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Crystal Lake Apartments Property:

Cash Flow Analysis

	2013	TTM 8/30/2014	U/W	U/W $ per Unit(1)
Base Rent	$4,735,020	$4,735,020	$4,440,900	$9,063
Grossed Up Vacant Space	0	0	294,420	601
Concessions	(13,555)	(15,955)	(15,955)	(33)
Other Income	79,447	100,051	101,081	206
Less Vacancy & Credit Loss	(1,112,340)	(700,040)	(341,429)(1)	(697)

Effective Gross Income	$3,688,572	$4,119,076	$4,479,017	$9,141

Total Operating Expenses	$1,696,950	$1,645,297	$2,175,369	$4,440

Net Operating Income	$1,991,622	$2,473,779	$2,303,648	$4,701
Capital Expenditures	0	0	98,000	200
Net Cash Flow	$1,991,622	$2,473,779	$2,205,648	$4,501

NOI DSCR	1.23x	1.52x	1.42x
NCF DSCR	1.23x	1.52x	1.36x
NOI DY	7.8%	9.7%	9.0%
NCF DY	7.8%	9.7%	8.6%

(1)	The underwritten economic vacancy is 7.5%. The Crystal Lake Apartments Property was 93.9% physically occupied as of September 22, 2014.

Appraisal. As of the appraisal valuation date of September 2, 2014, the Crystal Lake Apartments Property had an “as-is” appraised value of $34,920,000.

Environmental Matters. According to a Phase I environmental assessment dated September 12, 2014, there was no evidence of any recognized environmental conditions at the Crystal Lake Apartments Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CRYSTAL LAKE APARTMENTS

Market Overview and Competition. The Crystal Lake Apartments Property is located in Miami Gardens, Florida, which is included in the Miami-Fort Lauderdale metropolitan statistical area, the most populous metropolitan statistical area in the Southeastern United States and the eighth-most populous metropolitan statistical area in the United States. Regional access to the local area is provided by Interstate Highway 75, a major north/south freeway system within the Great Lake and Southeastern United States and Interstate Highway 95 which parallels the eastern seaboard, both of which run from the Canadian border in the north to the city of Miami. The 2014 estimated population within a one-, three- and five-mile radii of the Crystal Lake Apartments Property was 13,907, 177,936 and 497,715, respectively. The average household income within the same one-, three- and five-mile radii was $49,985, $51,437 and $53,779, respectively. The appraisal identified a competitive set of five multifamily properties, which exhibit a 5.6% average vacancy rate and average asking rents of $1,002 per month for one-bedroom units and $1,231 per month for two-bedroom units.

The following table presents certain information relating to some comparable multifamily properties for the Crystal Lake Apartments Property:

Competitive Set(1)

	Crystal Lake Apartments Property	Advenir at Presidential House Property	Park Plaza Property	Horizons North Property	Oak Grove Property	The Arbors at Greynold Park Property
Location	Miami Gardens	N. Miami Beach	Miami	Miami	Miami	Miami
Distance to Subject	0	4.8 miles	2.9 miles	3.5 miles	4.9 miles	6.0 miles
Property Type	Garden Style	Walk-Up	Walk-Up	Walk-Up	Mid-Rise	Garden Style
Number of Units	490	203	234	268	369	156
Average Rent (per unit)	$805	$1,195	$983	$1,283	$739	$1,344
1 Bedroom	$743	$1,126	$855	$1,080	$691	$1,080
2 Bedroom	$950	$1,460	$1,065	$1,280	$827	$1,608
3 Bedroom	N/A	N/A	$1,315	$1,417	N/A	N/A
Utilities	Not Incl.	Not Incl.	Some Incl.	Not Incl.	Not Incl.	Not Incl.
Total Occupancy	94%	90%	98%	94%	96%	94%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is 491 Units Miami Gardens Investment, LLC, a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Crystal Lake Apartments Mortgage Loan. Yamal Yidios Char is the guarantor of certain nonrecourse carveouts under the Crystal Lake Apartments Mortgage Loan.

The Sponsor. The sponsor, Yamal Yidios Char, is the founder and CEO of Ytech International (“Ytech”). Ytech owns and operates a real estate portfolio in South Florida and Texas valued at over $300.0 million, which is comprised of approximately 3,000 multifamily apartments; single family home subdivisions; three retail assets totaling more than 200,000 square feet; an ownership interest in a 10,000-acre master planned community and 500,000 square feet of class A and B office space. Over the past seven years, Ytech has purchased, managed and sold approximately 5,000 affordable housing apartment units.

Escrows. The loan documents provide for upfront escrows in the amount of $474,136 for real estate taxes, $196,020 for insurance and $98,705 for deferred maintenance. The loan documents also provide for ongoing monthly reserves in the amount of $50,173 for taxes, $31,114 for insurance and $12,250 for replacement reserves (subject to a cap of $588,000).

Lockbox and Cash Management. Upon the occurrence of a Cash Management Trigger Event (as defined below), the Crystal Lake Apartments Mortgage Loan requires the borrower to (i) establish a lender-controlled lockbox account and (ii) direct the manager to deliver all receipts payable (and other amounts received) with respect to the Crystal Lake Apartments Property directly into the lockbox account within two business days of receipt.

In the absence of any Cash Sweep Event (as defined below), all funds in the Cash Management Account, as defined in the loan documents, will be applied by the lender to payments of debt service, required reserves, approved operating expenses and other items required under the loan documents and the remaining cash flow (the “Remaining Cash Flow”) will be released to the borrower. Upon the occurrence and during the continuation of any Cash Sweep Event (other than an event of default), the Remaining Cash Flow will be held by the lender as additional collateral for the Crystal Lake Apartments Mortgage Loan.

A “Cash Management Trigger Event” will commence (i) upon the occurrence and continuance of an event of default; (ii) upon the bankruptcy or insolvency of the borrower, guarantor or property manager; or (iii) upon the amortizing debt service coverage ratio falling below 1.20x. A Cash Management Trigger Event will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the date such bankruptcy petition has been discharged, stayed, or dismissed among other conditions; and with respect to clause (iii), upon the date that the amortizing debt service coverage ratio is greater than 1.30x for two consecutive quarters.

A “Cash Sweep Event” will commence (i) upon the occurrence and continuance of an event of default; (ii) upon the bankruptcy or insolvency of borrower, guarantor or property manager; or (iii) upon the amortizing debt service coverage ratio falling below 1.15x. A Cash Sweep Event will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the date such bankruptcy petition has been discharged, stayed, or dismissed among other conditions; and with respect to clause (iii), upon the date that the amortizing debt service coverage ratio is greater than 1.20x for two consecutive quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CRYSTAL LAKE APARTMENTS

Property Management. The Crystal Lake Apartments Property is managed by The Lynd Company.

Assumption. The borrower has a right to transfer the Crystal Lake Apartments Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, a rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C24 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Crystal Lake Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a twelve month extended period of indemnity.

Windstorm Insurance: The loan documents require windstorm insurance covering the full replacement cost of the Crystal Lake Apartments Property during the loan term. At the time of loan closing, the Crystal Lake Apartments Property had insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WPC SELF STORAGE PORTFOLIO V

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WPC SELF STORAGE PORTFOLIO V

WPC Self Storage Portfolio V
1 Desert Gateway Self Storage Palm Desert, CA
2 Kaloko Self Storage Kailua Kona, HI
3 Big Island Self Storage Kailua Kona, HI
4 Monster Self Storage Columbia, SC
5 Doral Self Storage Miami, FL
6 Corpus Christi Self Storage Corpus Christi, TX
PALM SPRINGS
Cathedral City
Thousand Palms
COACHELLA VALLEY
Rancho Mirage
Palm Desert
Indian Wells
AGUA CALIENTE INDIAN RESERVATION
SANTA ROSA-SAN JACINTO MOUNTAINS
Blythewood
Elgin
Irmo
Northeast Arcadia Lakes
Dentsville
St. Andrews
Seven Oaks
Woodfield
Arcadia Lakes
COLUMBIA
Forest Acres
Fort Jackson Military Reservation
Lexington
Oak Grove
West Columbia
Springdale
Cayce
Red Bank
Pine Ridge
Hopkins
Kalaoa
HAWAII COUNTY
Island of Hawaii
KAILUA-KONA
Pacific Ocean
Holualoa
Kahaluu-Keauhou
Miramar
Miami Lakes
Miami Gardens
Golden Glades
North Miami Beach
Aventura
Opa-Locka
North Miami
Bal Harbour
Medley
Hialeah
Hialeah Gardens
Doral
MIAMI
MIAMI BEACH
Atlantic Ocean
Westchester
West Miami
Coral Gables
South Miami
Coconut Grove
Key Biscayne
Biscayne Bay
Kendall
Pinecrest
Richmond Heights
Palmetto Bay
Sinton
Taft
Odem
Gregory
Portland
Ingleside
Robstown
CORPUS CHRISTI
Corpus Christi Bay
NUECES COUNTY
SAN PATRICIO COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – WPC Self Storage Portfolio V

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Self Storage
Original Principal Balance:	$23,000,000	Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$23,000,000	Location:	Various – See Table
% of Initial Pool Balance:	2.1%	Size:	407,626 SF
Loan Purpose:	Acquisition	Cut-off Date Principal Balance Per SF:	$56.42
Borrower Names(1):	Various	Year Built/Renovated:	Various – See Table
Sponsor:	Corporate Property Associates 18 – Global Incorporated	Title Vesting:	Fee
Mortgage Rate:	4.400%	Property Manager:	Extra Space Management, Inc.
Note Date:	October 9, 2014	3rd Most Recent Occupancy (As of)(3):	NAV
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	64.8% (12/31/2012)
Maturity Date:	October 11, 2024	Most Recent Occupancy (As of):	77.9% (12/31/2013)
IO Period:	60 months	Current Occupancy (As of):	85.1% (7/31/2014)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of)(4):	$1,440,858 (Various)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of)(4):	$1,956,990 (Various)
Call Protection:	L(25),D(91),O(4)	Most Recent NOI (As of):	$2,024,870 (TTM 7/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP
U/W Revenues:	$3,924,079
U/W Expenses:	$1,816,117
U/W NOI:	$2,107,963
U/W NCF:	$2,046,819
U/W NOI DSCR:	1.53x
U/W NCF DSCR:	1.48x
Escrows and Reserves(2):	U/W NOI Debt Yield:	9.2%
U/W NCF Debt Yield:	8.9%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$35,680,000
Taxes	$0	Springing	NAP	As-Is Appraisal Valuation Date:	Various
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	64.5%
Replacement Reserves	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	58.9%

(1)	See “Borrowers” section.
(2)	See “Escrows” section.
(3)	See “Historical Occupancy” section.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “WPC Self Storage Portfolio V Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering six self storage properties totaling 407,626 square feet which are located in five states (the “WPC Self Storage Portfolio V Properties”). The WPC Self Storage Portfolio V Mortgage Loan was originated on October 9, 2014 by Wells Fargo Bank, National Association. The WPC Self Storage Portfolio V Mortgage Loan had an original principal balance of $23,000,000, has an outstanding principal balance as of the Cut-off Date of $23,000,000 and accrues interest at an interest rate of 4.400% per annum. The WPC Self Storage Portfolio V Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date, and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest payments based on a 30-year amortization schedule.  The WPC Self Storage Portfolio V Mortgage Loan matures on October 11, 2024.

Following the lockout period, the borrower has the right to defease the WPC Self Storage Portfolio V Mortgage Loan in whole, or in part (see “Partial Release” section), on any date before July 11, 2024. In addition, the WPC Self Storage Portfolio V Mortgage Loan is prepayable without penalty on or after July 11, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WPC SELF STORAGE PORTFOLIO V

Sources and Uses

Sources			Uses
Original loan amount	$23,000,000	63.2%	Purchase price(1)	$36,063,141	99.0%
Sponsor’s new cash contribution	$13,413,794	36.8	Closing costs	350,653	1.0
Total Sources	$36,413,794	100.0%	Total Uses	$36,413,794	100.0%

(1)	The WPC Self Storage Portfolio V Properties were acquired from July through October 2014.

The Properties.  The WPC Self Storage Portfolio V Properties comprise six self storage properties totaling 407,626 square feet and located in five states (see table below).  The WPC Self Storage Portfolio V Properties were constructed between 1986 and 2006, and one property was renovated in 2009.  As of July 31, 2014, the WPC Self Storage Portfolio V Properties were 85.1% occupied.

The following table presents certain information relating to the WPC Self Storage Portfolio V Properties:

Property Name – Location	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Desert Gateway Self Storage – Palm Desert, CA	$6,890,000	30.0%	93.2%	2006/NAP	93,100	$10,700,000
Kaloko Self Storage – Kailua Kona, HI	$3,770,000	16.4%	89.9%	1991/NAP	38,153	$5,230,000
Big Island Self Storage – Kailua Kona, HI	$3,525,000	15.3%	77.5%	2004/NAP	56,403	$5,900,000
Monster Self Storage – Columbia, SC	$3,056,000	13.3%	87.5%	1988/2009	63,820	$4,800,000
Doral Self Storage – Miami, FL	$3,034,000	13.2%	95.7%	1986/NAP	57,253	$4,750,000
Corpus Christi Self Storage – Corpus Christi, TX	$2,725,000	11.8%	72.3%	1998/NAP	98,897	$4,300,000
Total/Weighted Average	$23,000,000	100.0%	85.1%		407,626	$35,680,000

The following table presents historical occupancy percentages at the WPC Self Storage Portfolio V Properties:

Historical Occupancy

12/31/2011(1)	12/31/2012(2)	12/31/2013(2)	7/31/2014(3)

NAV	64.8%	77.9%	85.1%

(1)	The WPC Self Storage Portfolio V Properties were acquired between July and October 2014, the 2011 historical occupancy is not available.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the WPC Self Storage Portfolio V Properties:

Cash Flow Analysis

	2012(1)	2013(1)	TTM 7/31/2014	U/W	U/W $ per SF
Base Rent	$2,897,782	$3,590,720(2)	$3,773,353	$4,078,266	$10.00
Grossed Up Vacant Space	0	0	0	744,096	1.83
Other Income	150,356	192,254	223,526	233,541	0.57
Less Vacancy & Collection Loss	(166,362)	(159,400)	(157,547)	(1,131,824)(3)	(2.78)
Effective Gross Income	$2,881,775	$3,623,574	$3,839,331	$3,924,079	$9.63

Total Operating Expenses	$1,440,918	$1,666,584	$1,814,462	$1,816,117	$4.46

Net Operating Income	$1,440,858	$1,956,990(1)	$2,024,870	$2,107,963	$5.17

Capital Expenditures	0	0	0	61,144	0.15
Net Cash Flow	$1,440,858	$1,956,990	$2,024,870	$2,046,819	$5.02

NOI DSCR	1.04x	1.42x	1.47x	1.53x
NCF DSCR	1.04x	1.42x	1.47x	1.48x
NOI DY	6.3%	8.5%	8.8%	9.2%
NCF DY	6.3%	8.5%	8.8%	8.9%

(1)	The Big Island Self Storage property cash flows reflect the trailing 12-month period ending February 28, 2013 and the trailing 12-month period ending February 28, 2014.
(2)	The increase in Base Rent and Net Operating Income from 2012 to 2013 is due to the occupancy increasing from 64.8% to 77.9% over the same time period.
(3)	The underwritten economic vacancy is 23.5%. The WPC Self Storage Portfolio V Properties were 85.1% physically occupied as of July 31, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WPC SELF STORAGE PORTFOLIO V

Appraisal.  As of the appraisal valuation dates ranging from July 8, 2014 to September 11, 2014, the WPC Self Storage Portfolio V Properties had an “as-is” appraised value of $35,680,000.

Environmental Matters.  According to the Phase I environmental reports dated June through September 2014, there was no evidence of any recognized environmental conditions at the WPC Self Storage Portfolio V Properties.

The Borrowers.  The borrowers are Kaloko Storage 18 (HI) LLC, Miami Storage 18 (FL) LLC, IH37 Storage 18 (TX) LLC, Desert Storage 18 (CA) LP, Hulikoa Kona Storage 18 (HI) LLC and Two Notch Storage 18 (SC) LLC, each of which is a single purpose entity with at least one independent director.  Corporate Property Associates 18 – Global Incorporated (“CPA 18”) is the guarantor of certain nonrecourse carveouts under the WPC Self Storage Portfolio V Properties Mortgage Loan.

The Sponsor.  The sponsor is CPA 18, a publicly held, non-traded real estate investment trust that is sponsored by W.P. Carey.  As of June 30, 2014, W.P. Carey owned and/or managed more than 1,000 commercial properties worldwide that were valued in excess of $15.0 billion.

Escrows.  The loan documents provide for ongoing monthly deposits of $5,095 for replacement reserves upon the occurrence of an event of default.  Ongoing monthly reserves for real estate taxes are not required as long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with timely proof of payment. Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums; and (iii) the WPC Self Storage Portfolio V Properties are covered by an acceptable blanket insurance policy.

Lockbox and Cash Management.  Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account into which the borrower is required to deposit all rents and other income within one business day of receipt and the tenants are required to deposit rent directly.  During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow subaccount.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; or (ii) the amortizing net cash flow debt service coverage ratio being less than 1.30x.  A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default, provided a Cash Trap Event Period has not occurred and is continuing pursuant to clause (ii); with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters, provided that no event of default has occurred and is continuing.

Property Management.  The WPC Self Storage Portfolio V Properties are managed by Extra Space Management, Inc.

Assumption.  The borrower has a two-time right to transfer the WPC Self Storage Portfolio V Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender's reasonable determination that the proposed transferee and guarantor satisfy the lender's credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C24 Certificates.

The WPC Self Storage Portfolio V Mortgage Loan also has the right to transfer any of the individual WPC Self Storage Portfolio V Properties and cause a severance of the WPC Self Storage Portfolio V Mortgage Loan into two loans, one secured by the transferred property and the other secured by the remaining properties (“Partial Assumption”), provided no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) through (iii) above, as well as, (iv) the loan-to-value ratio with respect to the transfer property as well as the remaining WPC Self Storage Portfolio V Properties will be no greater than 64.5%; and (v) the amortizing net cash flow debt service coverage ratio with respect to each of the transfer property and the remaining WPC Self Storage Portfolio V Properties will be no less than 1.45x; and (vi) the portion of the loan relating to the transfer property will no longer be cross-collateralized and/or cross-defaulted with the remaining portion of the loan.

Partial Release.  Following the second anniversary of the issuance of the Series 2014-C24 Certificates, the borrower is permitted to partially release any of the individual WPC Self Storage Portfolio V Properties in connection with a partial defeasance, subject to certain conditions including (i) the principal balance is reduced by 115% of the released property’s allocated loan amount; (ii) the amortizing net cash flow debt service coverage ratio with respect to the remaining WPC Self Storage Portfolio V Properties will be no less than the greater of (x) the amortizing net cash flow debt service coverage ratio of the WPC Self Storage Portfolio V Properties prior to the release and (y) the amortizing net cash flow debt service coverage ratio at loan closing; and (iii) the loan-to-value ratio with respect to the remaining WPC Self Storage Portfolio V Properties will be equal to or less than the lower of (a) the loan-to-value ratio of the WPC Self Storage Portfolio V Properties prior to the release and (b) 64.5%.

Real Estate Substitution.  The borrower is permitted to release any of the individual WPC Self Storage Portfolio V Properties from the lien of the mortgage in connection with a substitution of a different property subject to the satisfaction of certain conditions, including without limitation (i) no event of default has occurred and is continuing; (ii) the aggregate loan-to-value ratio of the WPC Self Storage Portfolio V Properties following the substitution will be equal to or less than the lower of (x) the WPC Self Storage Portfolio V Properties prior to the substitution and (y) 64.5%; (iii) the amortizing net cash flow debt service coverage ratio following the substitution will be no less than the greater of (a) the amortizing net cash flow debt service coverage ratio of the WPC Self Storage Portfolio V Properties prior to the substitution and (b) the amortizing net cash flow debt service coverage ratio at loan closing; (iv) substitute property shall be equal or superior to that of the release property as to physical condition, building use and quality, lease terms and market attributes as determined by lender in accordance with prudent lending standards; and (v) the lender received a legal opinion that the substitution satisfies REMIC requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WPC SELF STORAGE PORTFOLIO V

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the WPC Self Storage Portfolio V Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance.  The loan documents do not require earthquake insurance.  The seismic report for the WPC Self Storage Portfolio V Properties located in California and Hawaii indicated probable maximum losses ranging from 8% to 12%.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the WPC Self Storage Portfolio V Properties that are located in Hawaii and Florida. At the time of loan closing, the WPC Self Storage Portfolio V Properties located in Hawaii and Florida had insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 – WallyPark-Philadelphia

Loan Information	Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Other
Original Principal Balance:	$22,100,000	Specific Property Type:	Surface Parking Facility
Cut-off Date Principal Balance:	$22,100,000	Location:	Tinicum Township, PA
% of Initial Pool Balance:	2.0%	Size:	1,440 spaces
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Space:	$15,347.22
Borrower Name:	Philly International Parking LP	Year Built/Renovated:	1996/NAP
Sponsor(1):	L&R Investment Company	Title Vesting:	Fee
Mortgage Rate:	4.170%	Property Manager:	Self-managed
Note Date:	October 1, 2014	3rd Most Recent Occupancy (As of):	62.0% (12/31/2011)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	67.0% (12/31/2012)
Maturity Date:	October 6, 2024	Most Recent Occupancy (As of):	72.0% (12/31/2013)
IO Period:	120 months	Current Occupancy (As of):	68.9% (7/31/2014)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon	3rd Most Recent NOI (As of):	$2,701,508 (12/31/2012)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$2,958,894 (12/31/2013)
Call Protection:	L(25),D(91),O(4)	Most Recent NOI (As of):	$3,018,244 (TTM 7/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None	U/W Revenues:	$4,884,369
Additional Debt Type:	NAP	U/W Expenses:	$1,967,061
U/W NOI:	$2,917,308
U/W NCF:	$2,902,908
U/W NOI DSCR:	3.12x
U/W NCF DSCR:	3.11x
U/W NOI Debt Yield:	13.2%
Escrows and Reserves:	U/W NCF Debt Yield:	13.1%
As-Is Appraised Value:	$45,300,000
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraisal Valuation Date:	August 12, 2014
Taxes	$10,864	$5,432	NAP	Cut-off Date LTV Ratio:	48.8%
Deferred Maintenance	$578,973	$0	NAP	LTV Ratio at Maturity or ARD:	48.8%

(1)
L&R Investment Company is affiliated with Rubin Pachulski Properties 36, LLC, the guarantor of the nonrecourse carveouts under two mortgage loans identified on Annex A-1 to the Free Writing Prospectus as Bend River Promenade and Orlando Plaza Retail Center.  Bend River Promenade had an original principal balance of $26,100,000, has an outstanding principal balance of $26,100,000 and accrues interest at an interest rate of 4.530%.  Orlando Plaza Retail Center had an original principal balance of $19,800,000, has an outstanding principal balance of $19,800,000 and accrues interest at an interest rate of 4.950%.

The WallyPark-Philadelphia mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering an airport parking facility property located in Tinicum Township, Pennsylvania (the “WallyPark-Philadelphia Property”). The WallyPark-Philadelphia Property is situated on approximately 14.8 acres and is comprised of 1,440 parking spaces in two surface parking lots (the west lot and the east lot). The west lot has 704 parking spaces and the east lot has 736. Both facilities feature valet assisted parking and self-parking. The WallyPark-Philadelphia Property, less than one mile from the Philadelphia International Airport (“PHL”), is the closest privately operated parking facility to the PHL domestic departure terminal. A shuttle departs every five minutes from the parking lots and provides transportation to and from the terminals at PHL. PHL is located approximately 9.1 miles southwest of the Philadelphia central business district and serves the fifth largest metropolitan area in the United States. There are a total of seven terminals at PHL, all of which are new or recently upgraded, with Terminal F, dedicated to smaller regional aircraft, completed earlier in 2014. In 2013, PHL handled approximately 30.5 million passengers, 15.3 million of which were departures, ranking it 19th in the United States in that statistical category. Departures have remained fairly stable since reaching a peak of 15.8 million in 2008. As of July 31, 2014, the WallyPark-Philadelphia Property was 68.9% occupied (based on an average daily occupancy for the trailing 12-month period).

The City of Philadelphia, in partnership with the Federal Aviation Administration, has proposed a plan to expand the airport by adding a fifth runway, which expansion plans could impact the WallyPark-Philadelphia Property. If the expansion plan is approved and it impacts the WallyPark-Philadelphia Property, the City of Philadelphia (or another governmental agency) would acquire the WallyPark-Philadelphia Property directly or through condemnation proceedings. For additional information, see “Description of the Mortgage Pool—Other Matters” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALLYPARK-PHILADELPHIA

Sources and Uses

Sources			Uses
Original loan amount	$22,100,000	100.0%	Loan payoff	$20,278,570	91.8%
			Reserves	589,836	2.7
			Closing costs	257,549	1.2
			Return of equity	974,045	4.4
Total Sources	$22,100,000	100.0%	Total Uses	$22,100,000	100.0%

The following table presents historical occupancy percentages at the WallyPark-Philadelphia Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	7/31/2014(2)
62.0%	67.0%	72.0%	68.9%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the WallyPark-Philadelphia Property:

Cash Flow Analysis

	2012	2013	TTM 7/31/2014	U/W	U/W $ per Space
Base Rent	$4,705,724	$4,878,242	$4,849,882	$4,849,882	$3,368
Grossed Up Vacant Space	0	0	0	0	0
Other Income(1)	0	21,000	34,487	34,487	24
Less Vacancy & Credit Loss	0	0	0	0	0

Effective Gross Income	$4,705,724	$4,899,242	$4,884,369	$4,884,369	$3,392

Total Operating Expenses	$2,004,216	$1,940,348	$1,866,125	$1,967,061	$1,366

Net Operating Income	$2,701,508	$2,958,894	$3,018,244	$2,917,308	$2,026
Capital Expenditures	0	0	0	14,400	10
Net Cash Flow	$2,701,508	$2,958,894	$3,018,244	$2,902,908	$2,016

NOI DSCR	2.89x	3.17x	3.23x	3.12x
NCF DSCR	2.89x	3.17x	3.23x	3.11x
NOI DY	12.2%	13.4%	13.7%	13.2%
NCF DY	12.2%	13.4%	13.7%	13.1%

(1)
A small portion of the east lot of the WallyPark-Philadelphia Property is leased to Clean Energy, which operates a self-service compressed natural gas (CNG) station on the site. Clean Energy leases the space under a 10-year ground lease that expires in June 2021. The lease generates $18,000 of fixed annual rent plus royalty income based on sales at $0.175 per gallon. Clean Energy has automatic renewals every five years at the same rental rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 – Greenwich Center

Loan Information				Property Information
Mortgage Loan Seller:		Rialto Mortgage Finance, LLC		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):		NR/NR/NR		Property Type:	Retail
Original Principal Balance:		$20,000,000		Specific Property Type:	Anchored
Cut-off Date Principal Balance:		$20,000,000		Location:	Greenwich Township, NJ
% of Initial Pool Balance:		1.8%		Size:	182,583 SF
Loan Purpose:		Acquisition		Cut-off Date Principal Balance Per Unit/SF:	$109.54
Borrower Name:		Phillipsburg Greenwich LLC		Year Built/Renovated(1):	2002/NAP
Sponsor:		Aaron Berger		Title Vesting:	Fee
Mortgage Rate:		4.590%		Property Manager:	Madison Properties L.L.C.
Note Date:		October 3, 2014		3rd Most Recent Occupancy(2):	NAV
Anticipated Repayment Date:		NAP		2nd Most Recent Occupancy(2):	NAV
Maturity Date:		October 6, 2024		Most Recent Occupancy(2):	NAV
IO Period:		60 months		Current Occupancy (As of):	93.2% (8/1/2014)
Loan Term (Original):		120 months
Seasoning:		1 month		Underwriting and Financial Information:
Amortization Term (Original):		360 months
Loan Amortization Type:		Interest-only, Amortizing Balloon		3rd Most Recent NOI (As of):	$1,862,060 (12/31/2012)
Interest Accrual Method:		Actual/360		2nd Most Recent NOI (As of):	$2,094,508 (12/31/2013)
Call Protection:		L(25),D(91),O(4)		Most Recent NOI (As of):	$1,919,758 (Ann. T6 6/30/2014)
Lockbox Type:		Hard/Springing Cash Management
Additional Debt:		None		U/W Revenues:	$2,985,940
Additional Debt Type:		NAP		U/W Expenses:	$1,081,845
				U/W NOI:	$1,904,095
				U/W NCF:	$1,730,641
Escrows and Reserves:				U/W NOI DSCR:	1.55x
				U/W NCF DSCR:	1.41x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.5%
Taxes	$57,513	$49,750	NAP	U/W NCF Debt Yield:	8.7%
Insurance	$12,560	$3,987	NAP	As-Is Appraised Value:	$27,000,000
Replacement Reserves	$0	$2,282	$109,550	As-Is Appraisal Valuation Date:	July 26, 2014
TI/LC Reserve	$0	$12,172	$438,199	Cut-off Date LTV Ratio:	74.1%
Deferred Maintenance	$270,619	$0	NAP	LTV Ratio at Maturity or ARD:	67.9%

(1)	The collateral was built in two phases. The first phase was completed in 2002, and the second phase completed in 2006.
(2)	Historical occupancy was not provided to the borrower by the seller prior to loan closing.

The Greenwich Center mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail property located in Greenwich Township, New Jersey (the “Greenwich Center Property”). Built in 2002 and 2006, the Greenwich Center Property consists of two one-story buildings situated on a 50.0-acre parcel. The Greenwich Center Property has frontage on New Brunswick Avenue, east of Route 22 and 0.3 miles north of Interstate 78. Regional access is provided primarily by Interstate 78, which connects to Newark, New Jersey to the east and Allentown, Pennsylvania to the west. Adjacent to the Greenwich Center Property, Route 22 has a traffic count of 39,000 vehicles per day. The Greenwich Center Property is shadow anchored by Target and Lowe’s Home Improvement (neither of which is part of the collateral). All of the tenants at the Greenwich Center Property are nationally-recognized, with five of the current tenants (33.0% of net rentable area) in occupancy since construction of each tenant’s respective space in 2002 or 2006. Parking is provided by 1,413 surface spaces, resulting in a parking ratio of 7.7 spaces per 1,000 square feet of rentable area. The Greenwich Center Property and the shadow anchor, Target, are part of a six-unit retail condominium. Five of the units (61.1% membership interest) are owned by the borrower and one unit (38.9% membership interest) is owned by Target. For additional information, see “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Condominium Structures” in the Free Writing Prospectus.  As of August 1, 2014, the Greenwich Center Property was 93.2% occupied by 10 tenants.

Sources and Uses

Sources			Uses
Original loan amount	$20,000,000	77.3%	Purchase price	$25,000,000	96.6%
Sponsor’s new cash contribution	5,885,682	22.7	Reserves	340,692	1.3
			Closing costs	544,990	2.1
Total Sources	$25,885,682	100.0%	Total Uses	$25,885,682	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GREENWICH CENTER

The following table presents certain information relating to the tenancy at the Greenwich Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants – Not Part of Collateral
Target	A-/A2/A	125,471	ANCHOR-OWNED – NOT PART OF THE COLLATERAL
Lowe’s	NR/A3/A-	165,000	ANCHOR-OWNED – NOT PART OF THE COLLATERAL

Anchor Tenant – Collateral
Best Buy	BB/Baa2/BB	32,819	18.0%	$12.50	$410,238	18.4%	NAV	NAV	1/31/2020(4)
Ashley Furniture	NR/NR/NR	32,670	17.9%	$9.50	$310,365	13.9%	$185	8.0%	5/31/2020(5)
Staples	BBB-/Baa2/BBB-	20,388	11.2%	$14.52	$296,034	13.3%	NAV	NAV	1/31/2018(6)
Dollar Tree	NR/NR/NR	16,075	8.8%	$12.50	$200,938	9.0%	NAV	NAV	7/31/2017(7)
Michaels	NR/NR/B	20,626	11.3%	$8.50	$175,321	7.9%	NAV	NAV	3/31/2018(8)
Total Anchor Tenant – Collateral		122,578	67.1%	$11.36	$1,392,896	62.4%

Major Tenants – Collateral
Petco	NR/B3/B	15,000	8.2%	$18.15	$272,250	12.2%	NAV	NAV	6/30/2016
Pier 1 Imports	NR/B1/B	10,674	5.8%	$17.00	$181,458	8.1%	NAV	NAV	5/31/2016
Total Major Tenants – Collateral		25,674	14.1%	$17.67	$453,708	20.3%

Non-Major Tenants – Collateral		22,001	12.0%	$17.52	$385,397	17.3%

Occupied Collateral Total		170,253	93.2%	$13.11	$2,232,001	100.0%

Vacant Space		12,330	6.8%

Collateral Total		182,583	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent escalations through September 2015.
(3)	Ashley Furniture Sales PSF and Occupancy Costs are for the trailing 12-month period ending March 31, 2014. All other Anchor and Major Tenants are not required to report sales.
(4)	Best Buy has four, 5-year extension options.
(5)	Ashley Furniture has two, 5-year extension options.
(6)	Staples has four, 5-year extension options.
(7)	Dollar Tree has three, 5-year extension options.
(8)	Michaels has one, 2-year and three, 5-year extension options.

The following table presents certain information relating to the lease rollover schedule at the Greenwich Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative% of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	3	32,606	17.9%	32,606	17.9%	$578,484	$17.74
2017	2	23,275	12.7%	55,881	30.6%	$347,458	$14.93
2018	2	41,014	22.5%	96,895	53.1%	$471,355	$11.49
2019	0	0	0.0%	96,895	53.1%	$0	$0.00
2020	2	65,489	35.9%	162,384	88.9%	$720,603	$11.00
2021	1	7,869	4.3%	170,253	93.2%	$114,101	$14.50
2022	0	0	0.0%	170,253	93.2%	$0	$0.00
2023	0	0	0.0%	170,253	93.2%	$0	$0.00
2024	0	0	0.0%	170,253	93.2%	$0	$0.00
Thereafter	0	0	0.0%	170,253	93.2%	$0	$0.00
Vacant	0	12,330	6.8%	182,583	100.0%	$0	$0.00
Total/Weighted Average	10	182,583	100.0%			$2,232,001	$13.11

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GREENWICH CENTER

The following table presents historical occupancy percentages at the Greenwich Center Property:

Historical Occupancy

2011(1)	2012(1)	2013(1)	8/1/2014(2)
NAV	NAV	NAV	93.2%

(1)	Historical occupancy was not provided to the borrower by the seller prior to loan closing.
(2)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Greenwich Center Property:

Cash Flow Analysis

	2012	2013	Annualized 6 months 6/30/2014	U/W	U/W $ per SF
Base Rent	$2,175,188	$2,287,210	$2,145,959	$2,145,960	$11.75
Rent Steps	0	0	0	86,041	0.47
Grossed Up Vacant Space	0	0	0	172,620	0.95
Total Reimbursables	813,759	700,817	985,825	816,366	4.47
Other Income	0	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	(235,047)(1)	(1.29)
Effective Gross Income	$2,988,947	$2,988,027	$3,131,784	$2,985,940	$16.35

Total Operating Expenses	$1,126,887	$893,519	$1,212,025	$1,081,845	$5.93

Net Operating Income	$1,862,060	$2,094,508	$1,919,758	$1,904,095	$10.43
TI/LC	0	0	0	146,066	0.80
Capital Expenditures	0	0	0	27,387	0.15
Net Cash Flow	$1,862,060	$2,094,508	$1,919,758	$1,730,641	$9.48

NOI DSCR	1.52x	1.70x	1.56x	1.55x
NCF DSCR	1.52x	1.70x	1.56x	1.41x
NOI DY	9.3%	10.5%	9.6%	9.5%
NCF DY	9.3%	10.5%	9.6%	8.7%

(1)	The underwritten economic vacancy is 7.3%. The Greenwich Center Property was 93.2% physically occupied as of August 1, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 – Orlando Plaza Retail Center

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$19,800,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$19,800,000			Location:	Orlando, Florida
% of Initial Pool Balance:	1.8%			Size:	101,330 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$195.40
Borrower Name:	RP Plaza Retail and Theatre LLC			Year Built/Renovated:	2007/NAP
Sponsor(1):	Rubin Pachulski Properties 36, LLC			Title Vesting:	Fee
Mortgage Rate:	4.950%			Property Manager:	Self-managed
Note Date:	October 9, 2014			3rd Most Recent Occupancy (As of):	86.1% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	88.0% (12/31/2012)
Maturity Date:	November 6, 2024			Most Recent Occupancy (As of):	92.7% (12/31/2013)
IO Period:	36 months			Current Occupancy (As of):	93.2% (9/12/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,271,037 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,582,482 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$1,710,007 (TTM 8/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$2,738,676
Additional Debt Type:	NAP			U/W Expenses:	$950,529
				U/W NOI:	$1,788,147
				U/W NCF:	$1,690,409
Escrows and Reserves:				U/W NOI DSCR:	1.41x
				U/W NCF DSCR:	1.33x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.0%
Ad Valorem Taxes(2)	$214,394	$26,799	NAP	U/W NCF Debt Yield:	8.5%
Non-Ad Valorem Taxes(2)	$90,081	$9,448	NAP	As-Is Appraised Value:	$26,500,000
Insurance(3)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	July 14, 2014
Replacement Reserves	$0	$844	NAP	Cut-off Date LTV Ratio:	74.7%
TI/LC Reserve	$0	$7,300	NAP	LTV Ratio at Maturity or ARD:	66.1%
(1)
Rubin Pachulski Properties 36, LLC is also the guarantor of the nonrecourse carveouts under the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as Bend River Promenade, which mortgage loan had an original principal balance of $26,100,000, has an outstanding principal balance of $26,100,000 and accrues interest at an interest rate of 4.530%.  Rubin Pachulski Properties 36, LLC is affiliated with L&R Investment Company the guarantor of the nonrecourse carveouts under the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as WallyPark-Philadelphia, which mortgage loan had an original principal balance of $22,100,000, has an outstanding principal balance of $22,100,000 and accrues interest at an interest rate of 4.170%.

(2)
At loan closing, a tax escrow in the amount of $304,476 was collected for 8 months of anticipated taxes on the Orlando Plaza Retail Center Property which included a portion of the Non-Ad Valorem loan repayment to the City of Orlando. The annual underwritten real estate taxes collected will be $321,588 with the Non-Ad Valorem portion being $113,376. Pro-rata allocations of the monthly tax reserve required payment amount of $36,247 for Ad Valorem Taxes and Non- Ad Valorem Taxes are $26,799 and $9,448, respectively.

(3)
Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Orlando Plaza Retail Center Property is covered by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance.

The Orlando Plaza Retail Center mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering two multi-tenant retail condominium units consisting of a retail unit and a theater unit located in Orlando, Florida (the “Orlando Plaza Retail Center Property”). The Orlando Plaza Retail Center Property is part of The Plaza, a mixed-use project built in 2007 on a 2.3-acre parcel which also includes two office condominium towers, a residential condominium tower and a parking garage, none of which is part of the collateral. The retail unit of the Orlando Plaza Retail Center Property is located in the open courtyard area of the ground floor section of The Plaza complex and contains 44,330 square feet of retail space and the theater unit is located on the second floor and contains 57,000 square feet of theater space. For additional information on the condominium structure, see “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Condominium Structures” in the Free Writing Prospectus.

In 2008, the City of Orlando provided economic incentives to the sponsors of the Orlando Plaza Retail Center Property including the advance of a $6.0 million loan to be used by the sponsors to complete the movie theater tenant improvements. The City of Orlando allocated a $2.5 million loan to the retail unit (the “Retail Unit Loan”) and a $3.5 million grant to the parking unit at The Plaza. The Retail Unit Loan, an obligation of the borrower, requires annual payments of principal and interest at a rate of Libor + 2.0% with a floor rate of 4.0% and a maximum rate of 8.0%. The Retail Unit Loan is amortized in equal principal installments over a 15-year

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ORLANDO PLAZA RETAIL CENTER

period with the remaining balance due in full in the event of a sale. The principal and interest payments due under the Retail Unit Loan are billed with Ad Valorem real estate tax bills and are indicated on each real estate tax statement as a Non-Ad Valorem Tax. The current balance of the Retail Unit Loan is $1,666,665. The borrower posted a letter of credit with the lender at the mortgage loan closing as collateral for the remaining balance of the Retail Unit Loan. For additional information, see “Description of the Mortgage Pool—Other Matters” in the Free Writing Prospectus.

The Orlando Plaza Retail Center Property is located in the Orlando central business district, 12 miles northwest of the Orlando International Airport. The Orlando Plaza Retail Center Property is located on South Orange Avenue which is a north/south commercial corridor in the middle of the Orlando central business district with a daily traffic count of approximately 17,400 vehicles at the Orlando Plaza Retail Center Property. The Orlando Plaza Retail Center Property is one quarter of a mile east of Interstate 4 and one half mile north of State Road 408, the east/west connector road that runs through Orlando and sees a combined traffic count of 256,000 cars per day. The Orlando Plaza Retail Center Property theater unit is occupied by Cobb Theaters and the retail unit is occupied by national tenants such as JPMorgan Chase Bank, 7-Eleven, and The Hertz Corporation, among others.  Parking at the Orlando Plaza Retail Center Property is provided by 1,181 garage parking spaces, resulting in a parking ratio of 11.7 spaces per 1,000 square feet of rentable area.  As of September, 12, 2014, the Orlando Plaza Retail Center Property was 93.2% leased to 13 tenants.

Sources and Uses

Sources			Uses
Original loan amount	$19,800,000	91.7%	Loan payoff	$19,086,308	88.4%
Borrower contribution(1)	$1,801,025	8.3	Closing costs	543,576	2.5
			Letter of credit	1,666,665	7.7
			Reserves	304,476	1.4
Total Sources	$21,601,025	100.0%	Total Uses	$21,601,025	100.0%

(1)	Borrower contribution includes $1.67 million letter of credit representing Non-Ad Valorem tax balance due on sale to the City of Orlando.

The following table presents certain information relating to the tenancies at the Orlando Plaza Retail Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Sales PSF	Occupancy Cost(2)	Lease Expiration Date
Anchor Tenant – Collateral
Cobb Theatres IV, LLC	NR/NR/NR	57,000	56.3%	$15.47	$882,000	39.9%	(3)	24.4%	12/31/2025(4)
Total Anchor Tenant – Collateral		57,000	56.3%	$15.47	$882,000	39.9%

Major Tenants – Collateral
KASA Orlando, LLC dba Kasa	NR/NR/NR	6,176	6.1%	$32.48	$200,597	9.1%	NAV	NAV	3/31/2020(5)
Corona Cigar Company, Inc.	NR/NR/NR	5,374	5.3%	$35.66	$191,640	8.7%	NAV	NAV	2/28/2018(6)
JPMorgan Chase Bank, National Association	A+/A3/A	4,204	4.1%	$42.70	$179,525	8.1%	NAV	NAV	11/6/2022(7)
Magellan Restaurants dba Artisan's Table	NR/NR/NR	4,500	4.4%	$30.21	$135,960	6.1%	NAV	NAV	2/14/2019(8)
Total Major Tenants – Collateral		20,254	20.0%	$34.94	$707,721	32.0%

Non-Major Tenants – Collateral		17,212	17.0%	$36.09	$621,147	28.1%

Occupied Collateral Total		94,466	93.2%	$23.40	$2,210,869	100.0%

Vacant Space		6,864	6.8%

Collateral Total		101,330	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent escalations through October 2015.
(2)	Sales and Occupancy Costs are for the trailing 12-month period ending December 31, 2013.
(3)	Cobb Theatres IV, LLC generated gross sales of $3,608,582 ($300,715 per screen) for the trailing 12-month period ending December 31, 2013.
(4)	Cobb Theaters IV, LLC has one, 10-year extension option and one, 5-year extension option.
(5)	KASA Orlando, LLC dba Kasa has two, 3-year extension options.
(6)	Corona Cigar Company, Inc. has two, 5-year extension options.
(7)	JPMorgan Chase Bank, National Association has one, 2-year extension option and four, 5-year extension options and also has a one-time right to terminate on November 30, 2019 with six months’ notice.
(8)	Magellan Restaurants dba Artisan's Table has three, 3-year extension options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ORLANDO PLAZA RETAIL CENTER

The following table presents certain information relating to the lease rollover schedule at the Orlando Plaza Retail Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	1	1,056	1.0%	1,056	1.0%	$32,400	$30.68
2016	0	0	0.0%	1,056	1.0%	$0	$0.00
2017	1	1,536	1.5%	2,592	2.6%	$35,597	$23.18
2018	4	13,647	13.5%	16,239	16.0%	$436,708	$32.00
2019	4	8,060	8.0%	24,299	24.0%	$345,129	$42.82
2020	1	6,176	6.1%	30,475	30.1%	$200,597	$32.48
2021	0	0	0.0%	30,475	30.1%	$0	$0.00
2022	4	6,991	6.9%	37,466	37.0%	$278,439	$39.83
2023	0	0	0.0%	37,466	37.0%	$0	$0.00
2024	0	0	0.0%	37,466	37.0%	$0	$0.00
Thereafter	1	57,000	56.3%	94,466	93.2%	$882,000	$15.47
Vacant	0	6,864	6.8%	101,330	100.0%	$0	$0.00
Total/Weighted Average	16(4)	101,330	100.0%			$2,210,869	$23.40

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	There are 13 tenants with leased space, with JPMorgan Chase Bank, National Association having two leases. Additionally, there are two leases for signage.

The following table presents historical occupancy percentages at the Orlando Plaza Retail Center Property:

Historical Occupancy
12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	9/12/2014(2)
86.1%	88.0%	92.7%	93.2%

(1)	Information obtained from the borrower.
(2)	Information obtained from underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Orlando Plaza Retail Center Property:

Cash Flow Analysis

	2012	2013	TTM 8/31/2014	U/W	U/W $ per SF
Base Rent	$1,647,980	$1,894,431	$1,930,438	$2,009,198	$19.83
Rent Steps	0	0	0	51,671	0.51
Grossed Up Vacant Space	0	0	0	174,084	1.72
Total Reimbursables	320,329	293,822	385,004	390,422	3.85
Other Income	16,665	259,891	287,380	355,146	3.50
Less Vacancy & Credit Loss	0	0	0	(241,844)(1)	(2.39)
Effective Gross Income	$1,984,974	$2,448,145	$2,602,822	$2,738,676	$26.79

Total Operating Expenses	$713,937	$865,663	$892,815	$950,529	$9.38

Net Operating Income	$1,271,037	$1,582,482	$1,710,007	$1,788,147	$17.65
TI/LC	0	0	0	87,606	0.86
Capital Expenditures	0	0	0	10,133	0.10
Net Cash Flow	$1,271,037	$1,582,482	$1,710,007	$1,690,409	$16.68

NOI DSCR	1.00x	1.25x	1.35x	1.41x
NCF DSCR	1.00x	1.25x	1.35x	1.33x
NOI DY	6.4%	8.0%	8.6%	9.0%
NCF DY	6.4%	8.0%	8.6%	8.5%

(1)	The underwritten economic vacancy is 9.2%. The Orlando Plaza Retail Center Property was 93.2% physically occupied as of September 12, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 – Topanga & Victory Office

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Office
Original Principal Balance:	$19,300,000	Specific Property Type:	Medical
Cut-off Date Principal Balance:	$19,300,000	Location:	Woodland Hills, CA
% of Initial Pool Balance:	1.8%	Size:	164,328 SF
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per SF:	$117.45
Borrower Name:	Topanga & Victory Partners, L.P.	Year Built/Renovated:	1966/2005
Sponsors(1)(2):	Various	Title Vesting:	Fee
Mortgage Rate:	4.200%	Property Manager:	Self-managed
Note Date:	September 11, 2014	3rd Most Recent Occupancy (As of):	91.7% (12/31/2011)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	90.5% (12/31/2012)
Maturity Date:	September 11, 2024	Most Recent Occupancy (As of):	92.8% (12/31/2013)
IO Period:	120 months	Current Occupancy (As of):	94.0% (9/8/2014)
Loan Term (Original):	120 months
Seasoning:	2 months	Underwriting and Financial Information:
Amortization Term (Original):	0 months
Loan Amortization Type:	Interest-only, Balloon	3rd Most Recent NOI (As of):	$2,352,699 (12/31/2012)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$2,421,424 (12/31/2013)
Call Protection:	L(26),D(90),O(4)	Most Recent NOI (As of):	$2,493,485 (TTM 6/30/2014)
Lockbox Type:	Springing(Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP	U/W Revenues:	$4,669,390
U/W Expenses:	$1,897,340
U/W NOI:	$2,772,050
U/W NCF:	$2,604,995
U/W NOI DSCR:	3.37x
Escrows and Reserves:	U/W NCF DSCR:	3.17x
U/W NOI Debt Yield:	14.4%
U/W NCF Debt Yield:	13.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$41,100,000
Taxes(3)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	July 25, 2014
Insurance(4)	$0	Springing	NAP	Cut-off Date LTV Ratio:	47.0%
Deferred Maintenance	$137,370	$0	NAP	LTV Ratio at Maturity or ARD:	47.0%

(1)	The sponsors are Harris Toibb and Linda Susan Toibb as individuals and as trustees of the Harris & Linda Toibb Trust.
(2)
The sponsors have a current outstanding state tax lien in the amount of $137,268 that was filed in 2013 and pertains to section 1031 taxable exchange treatment for prior year tax returns.  See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

(3)
Ongoing monthly reserves for real estate taxes are not required as long as (i) no event of default has occurred and is continuing; and (ii) the borrower provides the lender with timely proof of payment of real estate taxes.

(4)
Ongoing monthly reserves for insurance are not required as long as (i) no event of default of event has occurred and is continuing; (ii) the Topanga  & Victory Office Property is covered by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of insurance policies and timely proof of payment of insurance premiums.

The Topanga & Victory Office mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering two, five-story, adjacent office buildings, a two-level parking structure and two ground level restaurants totaling 164,328 square feet located in Woodland Hills, California (the “Topanga & Victory Office Property”).  The Topanga & Victory Office Property was built in 1966 and last renovated in 2005.  The property located at 6325 Topanga Canyon Boulevard is a multitenant, medical office building that contains a ground floor pharmacy and MRI business.   The property located at 6355 Topanga Canyon Boulevard is a multitenant, general office building that includes two ground floor restaurants. The restaurants are Roy’s Hawaiian Fusion and Flemings Steakhouse. The Topanga & Victory Office Property is located at the intersection of Victory and Topanga Canyon Boulevards, approximately one mile north of Highway 101 along Topanga Canyon Boulevard, which is a major thoroughfare in the trade area.  The Topanga & Victory Office Property is located approximately one-half mile south of the Westfield Topanga regional mall that is anchored by Neiman Marcus, Macy’s, Nordstrom and Target.

The Topanga & Victory Office Property provides 517 parking spaces, resulting in a parking ratio of 3.2 spaces per 1,000 square feet of net rentable area. According to the appraisal, the estimated population as of year-end 2014, within a one-, three- and five-mile radii of the Topanga & Victory Office Property, will be 28,261, 200,734 and 383,200, respectively.  As of September 8, 2014, the Topanga & Victory Office Property was 94.0% occupied by 92 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOPANGA & VICTORY OFFICE

Sources and Uses

Sources			Uses
Original loan amount	$19,300,000	100.0%	Loan payoff(1)	$16,073,210	83.3%
			Reserves	137,370	0.7
			Closing Costs	670,044	3.5
			Return of equity	2,419,376	12.5
Total Sources	$19,300,000	100.0%	Total Uses	$19,300,000	100.0%

(1)	The Topanga & Victory Office Property was previously securitized in WBCMT 2005-C18

The following table presents certain information relating to the tenancy at the Topanga & Victory Office Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
Roy’s Hawaiian Fusion	NR/NR/NR	6,899	4.2%	$35.68	$246,176	5.5%	9/30/2019
Fleming’s Prime Steakhouse	NR/NR/NR	7,040	4.3%	$33.11	$233,122	5.2%	8/31/2024
Christopher Todd, Incorporated	NR/NR/NR	7,225	4.4%	$26.52	$191,607	4.3%	1/31/2016
Allan Kurtz, MD	NR/NR/NR	3,269	2.0%	$30.27	$98,941	2.2%	3/31/2021
Kenneth P. Roberts	NR/NR/NR	3,647	2.2%	$24.38	$88,912	2.0%	6/30/2015(1)
Total Major Tenants		28,080	17.1%	$30.58	$858,759	19.2%

Non-Major Tenants		126,327	76.9%	$26.90	$3,397,932	79.8%

Occupied Collateral Total		154,407	94.0%	$27.57	$4,256,691	100.0%

Vacant Space		9,921	6.0%

Collateral Total		164,328	100.0%

(1)	Kenneth P. Roberts has the right to terminate on the last day of any month with at least six months written notice.

The following table presents certain information relating to the lease rollover schedule at the Topanga & Victory Office Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	7	9,711	5.9%	9,711	5.9%	$164,632	$16.95
2014	3	5,903	3.6%	15,614	9.5%	$140,025	$23.72
2015	16	23,283	14.2%	38,897	23.7%	$680,265	$29.22
2016	14	25,414	15.5%	64,311	39.1%	$640,424	$25.20
2017	16	19,869	12.1%	84,180	51.2%	$560,428	$28.21
2018	10	17,544	10.7%	101,724	61.9%	$472,984	$26.96
2019	14	27,586	16.8%	129,310	78.7%	$809,526	$29.35
2020	4	6,176	3.8%	135,486	82.4%	$182,322	$29.52
2021	2	4,512	2.7%	139,998	85.2%	$138,189	$30.63
2022	3	4,235	2.6%	144,233	87.8%	$133,564	$31.54
2023	1	1,261	0.8%	145,494	88.5%	$40,524	$32.14
2024	2	8,913	5.4%	154,407	94.0%	$293,808	$32.96
Thereafter	0	0	0.0%	154,407	94.0%	$0	$0.00
Vacant	0	9,921	6.0%	164,328	100.0%	$0	$0.00
Total/Weighted Average	92	164,328	100.0%			$4,256,691	$27.57

(1)	Information was obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	MTM Expiring NRSF includes 3,298 square feet used as a management office and no Annual U/W Base Rent was attributed to the square footage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TOPANGA & VICTORY OFFICE

The following table presents historical occupancy percentages at the Topanga & Victory Office Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	9/8/2014(2)
91.7%	90.5%	92.8%	94.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Topanga & Victory Office Property:

Cash Flow Analysis

	2012	2013	TTM 6/30/2014	U/W	U/W $ per SF
Base Rent	$3,763,824	$3,817,987	$3,882,303	$4,256,691	$25.90
Grossed Up Vacant Space	0	0	0	243,271	1.48
Total Reimbursables	44,729	34,770	33,057	35,843	0.22
Other Income	428,868	445,213	455,375	455,375	2.77
Less Vacancy & Credit Loss	0	0	0	(321,790)(1)	(1.96)
Effective Gross Income	$4,237,420	$4,297,970	$4,370,735	$4,669,390	$28.42

Total Operating Expenses	$1,884,721	$1,876,546	$1,877,251	$1,897,340	$11.55

Net Operating Income	$2,352699	$2,421,424	$2,493,485	$2,772,050	$16.87
TI/LC	0	0	0	129,460	0.79
Capital Expenditures	0	0	0	37,595	0.23
Net Cash Flow	$2,352,699	$2,421,424	$2,493,485	$2,604,995	$15.85

NOI DSCR	2.86x	2.95x	3.03x	3.37x
NCF DSCR	2.86x	2.95x	3.03x	3.17x
NOI DY	12.2%	12.5%	12.9%	14.4%
NCF DY	12.2%	12.5%	12.9%	13.5%

(1)	The underwritten economic vacancy is 7.2%. The Topanga & Victory Office Property was 94.0% physically occupied as of September 8, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 – Embassy Suites DFW South

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$19,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$19,000,000			Location:	Irving, TX
% of Initial Pool Balance:	1.7%			Size:	305 rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$62,295
Borrower Name:	ESD DFW South 2011 L.P.			Year Built/Renovated:	1985/2013
Sponsor:	Sunstone (No. 4) Limited Partnership			Title Vesting:	Fee
Mortgage Rate:	5.250%			Property Manager:	TRED Management LLC
Note Date:	October 10, 2014			3rd Most Recent Occupancy (As of):	75.9% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	67.5% (12/31/2012)
Maturity Date:	October 11, 2024			Most Recent Occupancy (As of):	74.1% (12/31/2013)
IO Period:	60 months			Current Occupancy (As of):	75.7% (7/31/2014)
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-Only, Amortizing Balloon
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$1,961,301 (12/31/2012)
Call Protection:	L(25),D(91),O(4)			2nd Most Recent NOI (As of) (3):	$2,611,992 (12/31/2013)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of)(3):	$2,968,910 (TTM 7/31/2014)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$11,647,571
				U/W Expenses:	$8,882,596
				U/W NOI:	$2,764,975
				U/W NCF:	$2,299,072
Escrows and Reserves:				U/W NOI DSCR:	2.20x
				U/W NCF DSCR:	1.83x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	14.6%
Taxes	$1,028,934	$109,129	NAP	U/W NCF Debt Yield:	12.1%
Insurance(1)	$0	Springing	NAP	As-Is Appraised Value:	$32,000,000
FF&E Reserve	$0	$38,825	NAP	As-Is Appraisal Valuation Date:	August 29, 2014
ADA Compliance	$14,313	$0	NAP	Cut-off Date LTV Ratio:	59.4%
Condemnation Reserve(2)	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	55.0%

(1)
Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred or is continuing; (ii) the  Embassy Suites DFW South Property is covered by an acceptable blanket insurance policy; and (iii) the borrowers provides the lender with timely proof of payment of insurance premiums.

(2)
The Texas Department of Transportation (“DOT”) will be widening the road by adding a right turning lane to northbound Valley View Lane, resulting in a reduction of the Embassy Suites DFW South Property. The road widening will cut 2,165 square feet into the northwest corner of the Embassy Suites DFW South but will not affect any current structure or parking surface of the Embassy Suites DFW South Property. As of September 3, 2013, the State of Texas deposited approximately $162,656 into an account held by a trust to compensate the sponsor for potential damages to the Embassy Suites DFW South. Upon disbursement by the applicable court jurisdiction, the sponsor will deposit approximately $162,656 into the Condemnation Reserve Fund established by the lender. Once the DOT has taken possession of the condemned parcel and an engineer confirms that no further work is required to be completed by the DOT, the lender shall disburse the Condemnation Reserve back to the borrower.

(3)	See “Cash Flow Analysis” section.

The Embassy Suites DFW South mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 305-room, full service hotel located in Irving, Texas (the “Embassy Suites DFW South Property”).  The Embassy Suites DFW South Property was constructed in 1985 and consists of a ten-story building situated on 6.6 acres. In 2012, the Embassy Suites DFW South Property underwent a $6.8 million property improvement plan (“PIP”) and features 170 king bed two-room suites, 126 two-double bed two-room suites, and nine ADA accessible two-room suites. In-room amenities include flat-screen televisions, wireless high-speed internet access, full sized desk and large living area with suite furnishings including amenities such as a wet-bar with a microwave and small refrigerator. Amenities at the Embassy Suites DFW South Property include a restaurant and lounge, seven meeting rooms totaling approximately 8,309 square feet of meeting space including a grand ballroom with capacity for 450 people, business center, indoor pool and whirlpool, fitness facilities, and airport shuttle services.  Additionally, the 2012 and 2013 PIP renovation updated the suites with upgrades to the case goods, beddings, bathroom/showers, carpet, furniture and entertainment as well as extensive renovations to the swimming pool, fitness facilities, restaurant and lounge, and common areas. The Embassy Suites DFW South Property is located along Highway 183 approximately two miles south of the Dallas/Fort Worth International Airport. The Embassy Suites franchise agreement expires in July 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EMBASSY SUITES DFW SOUTH

Sources and Uses

Sources			Uses
Original loan amount	$19,000,000	97.5%	Loan payoff	18,294,048	93.9%
Sponsor’s new cash contribution	480,937	2.5	Reserves	1,043,247	5.4
			Closing costs	143,642	0.7
Total Sources	$19,480,937	100.0%	Total Uses	$19,480,937	100.0%

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Embassy Suites DFW South			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
7/31/2014 TTM	71.3%	$125.38	$89.46	75.7%	$134.28	$101.62	106.1%	107.1%	113.6%
7/31/2013 TTM	68.6%	$119.41	$81.92	69.6%	$128.20	$89.22	101.5%	107.4%	108.9%
7/31/2012 TTM	67.5%	$114.76	$77.43	70.9%	$117.60	$83.34	105.0%	102.5%	107.6%

(1)
Information obtained from a third party hospitality report. The competitive set includes the following hotels: Sheraton Hotel DFW Airport, Hyatt Regency DFW Airport, Marriott DFW Airport North, Marriott DFW Airport South, and Hilton Garden Inn DFW Airport South.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Embassy Suites DFW South:

Cash Flow Analysis

	2012	2013	TTM 7/31/2014	U/W	U/W $ per Room
Occupancy	67.5%(1)	74.1%	75.7%	75.7%
ADR	$120.99	$129.11(2)	$134.27(2)	$134.27
RevPAR	$81.68	$95.73	$101.63	$101.64

Total Revenue	$9,406,479	$10,965,807	$11,646,462	$11,647,571	$38,189
Total Department Expenses	2,732,281	2,835,181	2,965,837	2,967,904	9,731
Gross Operating Profit	$6,674,198	$8,130,626	$8,680,625	$8,679,667	$28,458

Total Undistributed Expenses	3,731,040	4,438,022	4,712,144	4,711,960	15,449
Profit Before Fixed Charges	$2,943,158	$3,692,604	$3,968,481	$3,967,707	$13,009

Total Fixed Charges	981,857	1,080,612	999,571	1,202,732	3,943

Net Operating Income	$1,961,301(1)	$2,611,992	$2,968,910	$2,764,975	$9,065
FF&E	0	0	0	465,903	1,528
Net Cash Flow	$1,961,301	$2,611,992	$2,968,910	$2,299,072	$7,538

NOI DSCR	1.56x	2.07x	2.36X	2.20x
NCF DSCR	1.56x	2.07x	2.36x	1.83x
NOI DY	10.3%	13.7%	15.6%	14.6%
NCF DY	10.3%	13.7%	15.6%	12.1%

(1)
The Embassy Suites DFW South Property underwent a $6.8 million ($22,399 per key) PIP renovation in 2012 and 2013, which resulted in an approximate loss of 13.0% in total room nights for 2012 compared to 2011.

(2)	The increase in ADR from $129.11 in 2013 to $134.27 during the TTM ending July 31, 2014 can be attributed to the 2012 and 2013 PIP renovation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C24	Transaction Contact Information

VI.           Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC		RBS Securities Inc.

Brigid Mattingly	Tel. (312) 269-3062	Todd Jaeger - Trading	Tel. (203) 897-2900
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613	Adam Ansaldi	Tel. (203) 897-0881
	Fax (212) 214-8970		Fax (203) 873-3542

Alex Wong	Tel. (212) 214-5615	Jim Barnard	Tel. (203) 897-4417
	Fax (212) 214-8970		Fax (203) 873-4310

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.